UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14 INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant ☒      Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under § 240.14a-12

Fluence Energy, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒    No fee required
☐    Fee paid previously with preliminary materials
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

FLUENCE®

A Siemens and AES Company

PROXY STATEMENT

2023

Fluence Energy, Inc.
4601 Fairfax Drive, Suite 600
Arlington, Virginia 22203

January 26, 2024

To our Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the 2024 annual meeting of stockholders (the “Annual Meeting”) of Fluence Energy, Inc., which will be held on Wednesday, March 20, 2024, beginning at 10:00 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.

In accordance with the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet, we have sent holders of record of our common stock (composed of Class A common stock, Class B-1 common stock, and Class B-2 common stock) at the close of business on Tuesday, January 23, 2024 a Notice of Internet Availability of Proxy Materials.

Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the Annual Meeting. The Notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the Notice, as well as in the attached Proxy Statement.

Your vote is important to us regardless of the number of shares that you hold. Please act as soon as possible to vote your shares. It is important that your shares be represented at the meeting whether or not you plan to attend the Annual Meeting via the Internet. Please vote electronically over the Internet, by telephone or, if you receive a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. You may also vote your shares online during the Annual Meeting. Instructions on how to vote while participating at the meeting live via the Internet are posted at www.virtualshareholdermeeting.com/FLNC2024.

On behalf of the Fluence Board of Directors and management, it is my pleasure to express our sincere appreciation for your continued support.

Herman Bulls
Chairperson of the Board of Directors

Fluence Energy, Inc.
4601 Fairfax Drive, Suite 600
Arlington, Virginia 22203

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date March 20, 2024	Time 10:00 a.m. ET	Location www.virtualshareholdermeeting.com/FLNC2024	Record Date January 23, 2024
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Fluence Energy, Inc., a Delaware corporation (the “Company”), will be held on March 20, 2024, at 10:00 a.m., Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/FLNC2024. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “Questions and Answers About the Annual Meeting, Proxy Materials and Voting — How can I attend and vote at the Annual Meeting?”
The Annual Meeting is being held:

1
to elect the following twelve (12) directors to hold office until the Company’s 2025 annual meeting of stockholders and until their respective successors have been duly elected and qualified: Cynthia Arnold, Herman Bulls, Emma Falck, Ricardo Falu, Elizabeth Fessenden, Harald von Heynitz, Barbara Humpton, Axel Meier, Tish Mendoza, Julian Nebreda, John Christopher Shelton, and Simon James Smith;

2	to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for our fiscal year ending September 30, 2024;
3	to approve, on an advisory, non-binding basis, the frequency of future advisory votes on the compensation of the Company's named executive officers;
4	to approve, on an advisory, non-binding basis, the compensation of the Company's named executive officers;
5	to transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.
These items of business are described in the Proxy Statement that follows this notice. Holders of record of the Company's common stock as of the close of business on January 23, 2024 are entitled to notice of and to vote at the Annual Meeting or any continuation, postponement, or adjournment thereof. A complete list of such stockholders will be open to the examination of any stockholder for a purpose germane to the meeting for a period of ten days before the Annual Meeting at the Company’s principal place of business, located at 4601 Fairfax Drive, Suite 600, Arlington, Virginia 22203. The list of these stockholders will also be available during the Annual Meeting after entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of the Company's proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

Francis A. Fuselier
Senior Vice President, General Counsel and Secretary
Arlington, Virginia
January 26, 2024

This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about January 26, 2024.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting:
This Proxy Statement and the Company's Annual Report are available free of charge at www.proxyvote.com.

Communications with the Board	25
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	26
Appointment of Independent Registered Public Accounting Firm	26
Recommendation of the Board of Directors	26
AUDIT MATTERS	26
Audit, Audit-Related, Tax and All Other Fees	26
Pre-Approval Policies and Procedures	27
REPORT OF THE AUDIT COMMITTEE	27
PROPOSAL NO. 3 APPROVAL, ON AN ADVISORY NON-BINDING BASIS OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	29
Recommendation of the Board of Directors	29
PROPOSAL NO. 4 APPROVAL, ON AN ADVISORY NON-BINDING BASIS ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	30
Recommendation of the Board of Directors	30
EXECUTIVE OFFICERS	31
EXECUTIVE COMPENSATION	32
Compensation Discussion and Analysis	32
Compensation and Human Resources Committee Report	49
Compensation Committee Interlocks and Insider Participation	50
Executive Compensation Tables and Related Disclosures	50
Pay Versus Performance	59
EQUITY COMPENSATION PLAN INFORMATION	63
STOCK OWNERSHIP	64
Security Ownership of Certain Beneficial Owners and Management	64
Delinquent Section 16(a) Reports	66
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	67
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS	76
OTHER MATTERS	76
SOLICITATION OF PROXIES	76
HOUSEHOLDING	76
2023 ANNUAL REPORT	77
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	77
INCORPORATION BY REFERENCE	77

Fluence Energy, Inc.
4601 Fairfax Drive, Suite 600
Arlington, Virginia 22203
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 20, 2024
This proxy statement (the “Proxy Statement”) and our annual report for the fiscal year ended September 30, 2023 (the “Annual Report” and, together with this Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the board of directors (the “Board” or “Board of Directors”) of Fluence Energy, Inc. (the “Company,” “Fluence,” “we,” “us,” or “our”), in connection with our 2024 annual meeting of stockholders (the “Annual Meeting”). The Notice of Annual Meeting and this Proxy Statement are first being distributed or made available, as the case may be, on or about January 26, 2024.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MARCH 20, 2024
On or about January 26, 2024, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice and Access Card"), containing instructions on how to access our Proxy Statement and our Annual Report. The Notice and Access Card provides instructions on how to vote via the Internet, by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The Proxy Statement and Annual Report can be accessed directly at the following Internet address: www.proxyvote.com. You will be asked to enter the 16-digit control number located on your Notice and Access Card or proxy card.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING, PROXY MATERIALS AND VOTING
When and where will the Annual Meeting be held?
The Annual Meeting will be held on March 20, 2024 at 10:00 a.m., Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/FLNC2024 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the close of business on January 23, 2024 (the “Record Date”).
What are the purposes of the Annual Meeting?
The purpose of the Annual Meeting is to vote on the following items described in this Proxy Statement:
•Proposal No. 1: Election of the twelve (12) director nominees listed in this Proxy Statement.
•Proposal No. 2: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2024.
•Proposal No. 3: Approval, on an advisory, non-binding basis, of the frequency of future advisory votes on the compensation of our named executive officers.
•Proposal No. 4: Approval, on an advisory, non-binding basis, of the compensation of our named executive officers.
Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?
We know of no other matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the meeting or any continuation, adjournment, or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?
We are pleased to take advantage of the U.S. Securities and Exchange Commission (“SEC”) rules that permit public companies to furnish proxy materials to stockholders over the Internet. The rules of the SEC permit us to furnish proxy materials, including this Proxy Statement and the Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice and Access Card provides instructions on how to access and review on the Internet all of the proxy materials. On or about January 26, 2024, we will begin mailing the Notice and Access Card and making available to stockholders these proxy materials and the proxy card. The Notice and Access Card also instructs you as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials described in the Notice and Access Card.
What does it mean if I receive more than one Notice and Access Card or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice and Access Card or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
Can I vote my shares by filling out and returning the Notice and Access Card?
No. The Notice and Access Card identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and Access Card and returning it. If you would like a paper proxy card, you should follow the instructions in the Notice and Access Card. The paper proxy card you receive will also provide instructions as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. Alternatively, you can mark the paper proxy card with how you would like your shares voted, sign and date the proxy card, and return it in the envelope provided.
Who is entitled to vote at the Annual Meeting?
Holders of record of shares of our common stock as of the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment thereof. At the close of business on the Record Date, there were 126,729,231 shares of our Class A common stock and 51,499,195 shares of Class B-1 common stock issued and outstanding and entitled to vote. As of the Record Date, there were no shares of our Class B-2 common stock issued and outstanding and entitled to vote. We refer to the Class A common stock, Class B-1 common stock, and Class B-2 common stock together as our “Common Stock.” Each share of Class A common stock is entitled to one vote, each share of Class B-1 common stock is entitled to five votes, and each share of Class B-2 common stock is entitled to one vote. Each outstanding share of Class B-1 common stock will convert into one share of Class B-2 common stock at the option of such holder of Class B-1 common stock or automatically upon certain events described in our amended and restated certificate of incorporation, as may be further amended (the "Certificate of Incorporation"). Holders of shares of our Class B-1 common stock and Class B-2 common stock vote together with holders of our Class A common stock as a single class on all matters presented to our stockholders for their vote or approval, except for certain amendments to our Certificate of Incorporation or as otherwise required by applicable law or our Certificate of Incorporation.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card, or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 10:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m., Eastern Time, and you should allow ample time for the check-in procedures.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder (also called a “registered holder”) holds shares in his or her name. Shares held in “street name” means that shares are held in the name of a bank, broker, or other nominee on the holder’s behalf.
What do I do if my shares are held in “street name”?
If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The Notice and Access Card or the proxy materials, if you elected to receive a hard copy, has been forwarded to you by your broker, bank, or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker, or other nominee on how to submit your voting instructions.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority of the voting power of the issued and outstanding shares of capital stock entitled to vote present in person or by remote communication, if applicable, or represented by proxy, constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.
Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.
What are “broker non-votes”?
A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion. Proposals No. 1, 3 and 4 are not considered a routine matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal. Proposal No. 2 is considered a routine matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or electronically, if applicable, or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.
How do I vote my shares without attending the Annual Meeting?
We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically. If you are a stockholder of record, there are three ways to vote by proxy:
•by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice and Access Card or proxy card;
•by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the Notice and Access Card or proxy card; or
•by Mail—You can vote by mail by signing, dating, and mailing the proxy card, which you may have received by mail.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on March 19, 2024.
If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions on how to vote from the bank, broker, or holder of record. You must follow the instructions of such bank, broker, or holder of record in order for your shares to be voted.
How can I attend and vote at the Annual Meeting?
We will be hosting the Annual Meeting exclusively via live audio webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/FLNC2024. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card, or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date. We encourage you to access the virtual meeting website prior to the start time. Online check-in will begin at 9:45 a.m. Eastern Time, and you should allow ample time to ensure your ability to access the meeting. You may vote your shares electronically at the Annual Meeting by using the 16-digit control number on and following the instructions at www.virtualshareholdermeeting.com/FLNC2024. If you have already voted previously by telephone or internet, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote. Stockholders may submit questions while attending the Annual Meeting via the Internet.
Will there be a question and answer session during the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted online during or prior to the meeting that are pertinent to the Company and the meeting matters, for 15 minutes after the completion of the Annual Meeting. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How can I attend and vote at the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•irrelevant to the business of the Company or to the business of the Annual Meeting;
•related to material non-public information of the Company, including the status or results of our business since our most recent public disclosure;
•related to any pending, threatened, or ongoing litigation;
•related to personal grievances;
•derogatory references to individuals or that are otherwise in bad taste;
•substantially repetitious of questions already made by another stockholder;
•in excess of the two question limit;
•in furtherance of the stockholder’s personal or business interests; or
•out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chairperson or Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located at www.virtualshareholdermeeting.com/FLNC2024 on the date of the Annual Meeting.
How does the Board recommend that I vote?
The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board recommends that you vote:
•FOR the nominees to the Board set forth in this Proxy Statement.
•FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2024.

•FOR "ONE YEAR" of the non-binding frequency of future say on pay votes.
•FOR the approval, on an advisory, non-binding basis, of the compensation of our named executive officers.
How many votes are required to approve each proposal?
The table below summarizes the proposals that will be voted on, the vote required to approve each item, and how votes are counted:

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the twelve nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	“FOR ALL” “WITHHOLD ALL” “FOR ALL EXCEPT”	None(1)	No(2)

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter.	“FOR” “AGAINST” “ABSTAIN”	None(3)	Yes(4)

Proposal No. 3: Approval, on an advisory, non-binding basis, of the frequency of say on pay votes	The affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) will be the frequency recommended by stockholders. If no frequency receives the majority of the votes cast, then we will consider the frequency option that receives the highest number of votes cast to be the frequency recommended by stockholders.	"ONE YEAR" "TWO YEARS" "THREE YEARS" "ABSTAIN"	None(3)	No(2)

Proposal No. 4: Approval, on an advisory, non-binding basis, of the compensation of the named executive officers	The affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter.	“FOR” “AGAINST” “ABSTAIN”	None(3)	No(2)

(1)	Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.
(2)	As this proposal is not considered a routine matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.
(3)	A vote marked as an “Abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.
(4)	As this proposal is considered a routine matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal, and we do not expect any broker non-votes on this matter.

What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated in the question above titled "How does the Board recommend that I vote?", as well as with the description of each proposal in this Proxy Statement.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

As the independent inspector of election, Broadridge will determine whether a quorum is present at the Annual Meeting. Broadridge will treat instructions to withhold authority, abstentions, and broker non-votes as present for purposes of determining the presence of a quorum.
Can I revoke or change my vote after I submit my proxy?
Yes. Whether you have voted by Internet, telephone, or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:
•sending a written statement to that effect to the attention of our Corporate Secretary at our corporate offices, provided such statement is received no later than 6:00 p.m., Eastern Time on Tuesday, March 19, 2024;
•voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on Tuesday, March 19, 2024;
•submitting a properly signed proxy card with a later date that is received no later than 6:00 p.m., Eastern Time on Tuesday, March 19, 2024; or
•voting online at the Annual Meeting.
If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker, or other nominee. You may also change your vote or revoke your proxy online at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank, or other nominee) giving you the right to vote the shares.
Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote online at the Annual Meeting.
Who will pay for the cost of this proxy solicitation?
Fluence will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers, or employees (for no additional compensation) in person or by telephone, electronic transmission, and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.
Why hold a virtual meeting?
We want to use the latest technology to provide expanded access, improved communication, and cost savings for our stockholders and the Company while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. We believe that hosting a virtual meeting is in the best interest of the Company and its stockholders and a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. It also reduces the environmental impact of our Annual Meeting.
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC within the prescribed timing after the Annual Meeting.

PROPOSAL NO. 1 ELECTION OF DIRECTORS
Our Board is currently composed of twelve members, each serving a one-year term. The Board, upon the recommendation of the Nominating and Corporate Governance Committee and pursuant to the director appointment rights of each of the Continuing Equity Owners (as defined herein) under the terms of the Stockholders Agreement (as defined herein), has nominated the following twelve (12) director nominees (together, the "Director Nominees") to stand for election to the Board to serve for a one-year term: Cynthia Arnold, Herman Bulls, Emma Falck, Ricardo Falu, Elizabeth Fessenden, Harald von Heynitz, Barbara Humpton, Axel Meier, Tish Mendoza, Julian Nebreda, John Christopher Shelton, and Simon James Smith. Each of the Director Nominees is a current director of the Company. If elected by the stockholders at the Annual Meeting, each of the Director Nominees will serve for a term expiring at our annual meeting of stockholders to be held in 2025 (the “2025 Annual Meeting”) and the election and qualification of his or her successor or until his or her earlier death, disqualification, resignation, or removal.
Each Director Nominee has agreed to serve if elected, and management has no reason to believe that any Director Nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board should learn that any Director Nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this Director Nominee will be voted for a substitute nominee as selected by the Board, subject to the terms of the Stockholders Agreement. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve.
When considering whether directors have the experience, qualifications, attributes, or skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth below. We believe that our directors provide an appropriate mix of experience; an appropriate level of understanding of our business and its industry and other industries relevant to our business; skills relevant to the size and nature of our business; broad-based business acumen; personal and professional integrity; the ability and willingness to devote adequate time to the work of our Board and its committees, as applicable. The information presented below regarding each Director Nominee also sets forth specific experience, qualifications, attributes, and skills that led our Board to the conclusion that such individual should serve as a director in light of our business and structure.
The Board unanimously recommends a vote FOR the election of each of the Director Nominees to the Board to hold office until the 2025 Annual Meeting and until his or her successor has been duly elected and qualified or until his or her earlier death, disqualification, resignation, or removal.

Board of Directors

Information About Director Nominees
The following pages contain certain biographical information as of January 23, 2024 for each Director Nominee, each of whom is a current director of the Company, including all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the Director Nominee currently serves as a director or has served as a director during the past five years.

Name		Age	Current Position(s)
Cynthia Arnold		66	Director, Chairperson of Compensation and Human Resources Committee and Member of Audit Committee and Nominating and Corporate Governance Committee
Herman Bulls		67	Chairperson of the Board of Directors, Chairperson of Nominating and Corporate Governance Committee and Member of Audit Committee and Finance and Investment Committee
Emma Falck		46	Director
Ricardo Falu		44	Director, Member of Finance and Investment Committee
Elizabeth Fessenden		68	Director, Member of Audit Committee and Compensation and Human Resources Committee
Harald von Heynitz		63	Director, Chairperson of Audit Committee, Member of Compensation and Human Resources Committee and Nominating and Corporate Governance Committee
Barbara Humpton		63	Director, Member of Compensation and Human Resources Committee
Axel Meier		60	Director, Member of Nominating and Corporate Governance Committee and Finance and Investment Committee
Tish Mendoza		48	Director, Member of Compensation and Human Resources Committee and Nominating and Corporate Governance Committee
Julian Nebreda	J	57	President, Chief Executive Officer, and Director
John Christopher Shelton		52	Director
Simon James Smith		50	Director, Chairperson of Finance and Investment Committee

Cynthia Arnold has served as a member of our Board since October 2021. She previously served as the Chief Technology Officer for Valspar Corporation from 2011 to 2017, leading its global technology activities, and a Senior Vice President for Sherwin Williams, from 2011 to 2017. Dr. Arnold was previously with Sun Chemical Corporation where she served as Chief Technology Officer from 2004 to 2011. Prior to Sun Chemical, she served as Vice President, Technology, Coatings Adhesives and Specialties, for Eastman Chemical Company from 2003 to 2004 and in R&D and business leadership positions with General Electric from 1994 to 2003. Dr. Arnold was a Sloan Executive Science and Engineering Fellow in the White House Office of Science and Technology Policy from 1992 to 1994.
She has served on the board of Cabot Corporation since January 2018, Milliken & Company since April 2019, and Citrine Informatics since January 2019. Dr. Arnold previously sat on the Supervisory Board of Avantium NL, a Dutch leading technology company in renewable chemistry, from September 2020 to May 2022 and as a consultant for Carbon 3D from November 2017 through May 2023. Dr. Arnold holds a Doctorate in Materials Science and Engineering from Virginia Polytechnic Institute and State University, and a Master of Business Administration and Management and a Bachelor of Science degree in Chemical Engineering from the University of California, Berkeley.
We believe Dr. Arnold is qualified to serve on our Board of Directors due to her leadership experience and her expertise and dedication to renewable energy, sustainability, innovation, and growth strategies for new technologies.

Herman Bulls has served as the Chairperson of our Board since October 2021. He has spent over thirty years at Jones Lang LaSalle (JLL), currently serving as Vice Chairman, Americas, and International Director and founder of JLL’s Public Institutions business unit, which specializes in delivering comprehensive real estate solutions to nonprofit organizations, higher education institutions, and governments at the federal, state, and local levels. A thought leader and strategic advisor, Mr. Bulls guides the firm and senior executive clients on issues related to real estate occupancy, the environment, corporate governance, and social trends. Additionally, Mr. Bulls previously co-founded and served as President and Chief Executive Officer of Bulls Capital Partners, a multi-family financing company, and founded Bulls Advisory Group, LLC, a management and real estate advisory firm. Prior to joining JLL, Mr. Bulls completed nearly twelve years of active-duty service with the United States Army. He retired as a Colonel in the U.S. Army Reserves in 2008 and received the Legion of Merit award for his leadership and strategic thinking skills. In November 2021, Mr. Bulls was appointed by the United States Department of Defense to the Defense Policy Board, which provides the Secretary of Defense and the Deputy Secretary of Defense advice and opinions concerning matters of defense policy.
Mr. Bulls has served on the board of directors for Host Hotels and Resorts, Inc. since June 2021, USAA since 2010, Comfort Systems USA, Inc. since 2001, Collegis Education since September 2020, American Red Cross since September 2016, New York State Teachers' Retirement System since May 2000, and the West Point Association of Graduates since 1996. He served on the board of American Campus Communities, Inc. from January 2021 through August 2022. He holds a Master of Business Administration from Harvard Business School and a Bachelor’s degree in Engineering from the United States Military Academy at West Point.
We believe Mr. Bulls is qualified to serve on our Board of Directors due to his leadership and board oversight experience, financial expertise, and dedication to sustainability.

Emma Falck has served as a member of our Board since September 2021. Ms. Falck has served as the Senior Vice President and Head of Business Segment Connected Devices at Siemens since April 2023. Ms. Falck previously served as Head of Strategy of Smart Infrastructure at Siemens from September 2020 through March 2023. She also served as a Managing Director and Partner at the Boston Consulting Group from May 2017 to August 2020 and Vice President, Greater China Area New Equipment, and China Frontline Product Strategy and Marketing for the KONE Corporation from 2015 to April 2017. At KONE, Ms. Falck also served as Director, Greater China Area New Equipment, and China Frontline Product Strategy and Marketing from 2014 to 2015 and Director of Strategy Development from 2012 to 2014. She holds a Master of Science degree in Engineering Physics and a Doctor of Science degree in Computational Physics from Aalto University.
Ms. Falck is qualified to serve on our Board of Directors due to her extensive experience in leading operations globally at both Siemens and KONE, and her expertise and dedication to smart infrastructure, the energy industry, emerging markets, and product strategy.

Ricardo Falu has served as a member of our Board since September 2022. He has served as Senior Vice President, Chief Operating Officer and President of New Energy Technologies at The AES Corporation ("AES") since August 2023. He previously served as Senior Vice President and Chief Strategy and Commercial Officer for AES from August 2022 through August 2023. Previously, he served as the SBU President of AES Andes from January 2022 through August 2022, as Chief Executive Officer of AES Andes from April 2018 through August 2022 and as Chief Financial Officer of AES Andes from November 2014 through April 2018. Mr. Falu joined AES in 2003, and since that time, he also served as Chief Financial Officer for AES businesses in the Andes and in Mexico, Central America and the Caribbean regions.

He currently sits on the board of AES Andes, a public company in Chile and has served on the board of AES Colombia since March 2015. In addition, Mr. Falu has served on the board of directors of IPALCO Enterprises, Inc. and The Dayton Power & Light Company since August 2023. Mr. Falu is a National Public Accountant as certified by the Universidad Nacional de Salta in Argentina and graduated summa cum laude with an Executive MBA from IAE Business School. He continued his education through executive financial, business, and administration programs at Darden Business School, The Wharton School, and Harvard Business School.

Mr. Falu is qualified to serve on our Board due to his substantial executive experience in leading long term strategy on energy transitions in his various roles at AES and a broad knowledge of corporate finance, strategic planning, operations, and investor relations; he also has knowledge of and experience with complex financial and accounting functions and internal controls.

Elizabeth Fessenden has served as a member of our Board since October 2021. Ms. Fessenden is a strategic leader with demonstrated success in profit and loss management from over twenty-five years as a senior executive with Fortune 100 global industrial manufacturing company, Alcoa Inc., and private equity firm American Capital. At American Capital, Ms. Fessenden served as Principal, Operations Team from 2005 to 2007. At Alcoa Inc., Ms. Fessenden served as President, Flexible Packaging, from 2002 to 2005, President, Primary Metals Allied Businesses from 2000 to 2002, Director, Executive Staffing and Leadership Development from 1998 to 2000, and Smelting Plant Manager from 1994 to 1998. Ms. Fessenden also founded Fessenden Associates, LLC, a business consulting company, in 2008.
Ms. Fessenden has extensive experience as a board director and leader for public and private companies including experience as chair of Compensation, Governance, Audit, and CEO Search committees. She has served as a member of the board of directors at Alpha Metallugical Resources since February 2021, Ampco-Pittsburgh Corporation since August 2017, and Plan International USA since November 2017. She previously served on the board of directors of Meritor, Inc. from June 2021 through August 2022. She also currently serves as an emeritus trustee for the Clarkson University Board of Trustees. She holds a Master of Business Administration, Master’s degree in Systems Engineering, and Bachelor’s degree in Electrical Engineering from Clarkson University.
We believe Ms. Fessenden is qualified to serve on our Board due to her leadership and public board experience, her financial and operations acumen, and her commitment to clean energy technology.

Harald von Heynitz has served as a member of our Board since October 2021. Mr. von Heynitz is a senior accountant and auditor certified in Germany and the United States with extensive experience in accounting, auditing, financial, and business advisory. He has been registered in his own practice since January 2020, and started as a member of management of WTS Advisory Steuerberatungsgesellschaft mbH in March 2020. Mr. von Heynitz worked for KPMG International Limited ("KPMG") in Munich and New York for thirty-three years beginning in January 1987 and ending in December 2019. He became a partner in 1999 and served as Audit Lead Partner and/or Global Client Lead Partner at large publicly listed companies. During the last fifteen years of his time with KPMG, he held different leadership positions within KPMG, including serving as the Partner in charge of the Audit function for Southern Germany from 2004 to 2007 and member of the KPMG Europe LLP Board from 2007 until 2012.
Mr. von Heynitz served as a director for Siemens Gamesa Renewable Energy SA from February 2020 through February 2023. He graduated with a degree in Business Administration from the University of Munich and has been certified as a tax consultant and certified public accountant in Germany for more than twenty-five years. He has been a member of the AICPA since 1997.
We believe Mr. von Heynitz is qualified to serve on our Board of Directors due to his leadership experience and financial expertise.

Barbara Humpton has served as a member of our Board since September 2021. She has served as President and Chief Executive Officer of Siemens Corporation, the largest subsidiary of Siemens AG, since June 2018, where she leads strategy, operations, and services in the United States in the areas of electrification, automation, and digitalization. Previously, Ms. Humpton spent 2015 to 2018 as President and Chief Executive Officer of Siemens Government Technologies, Inc. ("SGT") and spent 2011 to 2015 as Senior Vice President and Chief Operating Officer of SGT. Prior to joining Siemens in 2011, she served as a Vice President at Booz Allen Hamilton where she was responsible for program performance and new business development for technology consulting in the U.S. Department of Justice and U.S. Department of Homeland Security. She also previously served as Vice President at Lockheed Martin Corporation from 2008 to 2010, where she was responsible for biometrics programs, border and transportation security, and critical infrastructure protection.
Ms. Humpton has sat on the board of directors of Triumph Group, Inc. since September 2019. Ms. Humpton also currently sits on the boards of the Center for Strategic and Budgetary Assessments, Economic Club of Washington, DC, and Chief Executives for Corporate Purpose. Ms. Humpton holds a Bachelor of Science degree in Mathematics from Wake Forest University.
We believe Ms. Humpton is qualified to serve on our Board of Directors due to her experience leading and managing large and complex businesses and her expertise in the energy industry, including innovative product, technologies, and services programs.

Axel Meier is a member of our Board and had served as a member of the board of directors of Fluence Energy, LLC since January 2020. Since April 2019, Mr. Meier has served as Chief Financial Officer of Siemens Smart Infrastructure. From 2015 until starting his current role, Mr. Meier was the Chief Financial Officer of Siemens Building Technologies. He started his career at Siemens Germany in 1988 with increasing responsibilities in businesses pertaining to communications, industry, and infrastructure.
He currently sits on the board of directors of Siemens Government Technologies, Inc. Mr. Meier graduated from the University of Siegen in Germany with a degree in Financial Business Management.
We believe Mr. Meier is qualified to serve on our Board of Directors due to his financial acumen and extensive international experience creating value for businesses and shareholders.

Tish Mendoza has served as a member of our Board since August 2022. She has served as Executive Vice President and Chief Human Resources Officer at AES since February 2021. Prior to assuming her current position, Ms. Mendoza was Senior Vice President, Global Human Resources and Internal Communications and Chief Human Resources Officer at AES from 2015 to 2021, Vice President of Human Resources, Global Utilities from 2011 to 2012 and Vice President of Global Compensation, Benefits and HRIS, including Executive Compensation, from 2008 to 2011, and acted in the same capacity as the Director of the function from 2006 to 2008. Prior to joining AES, Ms. Mendoza was Vice President of Human Resources for a product company in the Treasury Services division of JP Morgan Chase and Vice President of Human Resources and Compensation and Benefits at Vastera, Inc, a former technology and managed services company.
Ms. Mendoza currently sits on the board of IPALCO Enterprises, Inc. and The Dayton Power & Light Company. Ms. Mendoza studied management, leadership, organizational development and human resources through programs at Villanova University, Strayer University, University of Maryland University College and University of Virginia’s Darden School of Business. She has earned various certificates in business management, leadership and a Bachelor’s degree in Business Administration and Human Resources.
We believe that Ms. Mendoza is qualified to sit on our Board due to her track record of holistic transformations on companies' cultures, communication strategies, and talent development programs.

Julian Nebreda has served as President and Chief Executive Officer of Fluence since September 1, 2022 and as a member of our Board since September 2021. Prior to joining Fluence as Chief Executive Officer and President, Mr. Nebreda served as Executive Vice President and President of US & Global Business Lines for AES from January 2022 through August 2022. In this role, Mr. Nebreda was responsible for AES’ renewables’ growth in the US through its clean energy business, which included development and implementation of robust supply chain strategies. He previously served as President of AES' South America Strategic Business Unit (SBU) from October 2018 to January 2022. From April 2016 to October 2018, Mr. Nebreda served as President of AES' Brazil SBU and President of the AES Europe SBU from 2009 to April 2016. Prior to that, Mr. Nebreda held several senior positions with AES beginning in 2005.
Mr. Nebreda also previously served as Chairman of the Board of AES Andes and AES Brasil, publicly listed companies in Chile and Brazil, respectively. He also previously served on the board of directors for IPALCO Enterprises, Inc. from February 2018 to April 2019 and on the board of directors for The Dayton Power & Light Company from March 2018 through May 2019. Mr. Nebreda earned a law degree from Universidad Católica Andrés Bello in Caracas, Venezuela. He also earned a Master of Laws in common law with a Fulbright fellowship and a Master of Laws in Securities and Financial Regulations, both from Georgetown University.
We believe Mr. Nebreda is qualified to serve on our Board due to his years of senior leadership experience in the energy sector, his experience in driving transformational change, and extensive knowledge and background in renewables growth. In addition, as the only management representative on our Board, Mr. Nebreda provides a unique perspective in Board discussions about the business and strategic direction of the Company.

John Christopher Shelton is a member of our Board and had served as a member of the board of directors of Fluence Energy, LLC since January 2018. Mr. Shelton currently serves as Senior Vice President and Chief Product Officer of AES and President of AES Next, the strategic venture arm of AES. He began his tenure at AES in 1994, previously serving as President of AES Energy Storage, Vice President of New Energy Solutions, and as Chief Technology Innovation Officer.
Mr. Shelton currently serves on the board of directors of Uplight, Inc., a privately held software-as-service customer platform for utilities, AES Next Operations, LLC, AES Next Solar, LLC, AES Next, LLC, 5B Holdings Pty Ltd., and AES Energy Storage, LLC. Mr. Shelton served as Chairman of the Board of the Electricity Storage Association from 2011 to 2013. Mr. Shelton is listed as an inventor on numerous patents, some of which are grid energy storage related. Mr. Shelton holds a B.S. from Indiana University of Pennsylvania and executive certificates in Strategy and Innovation from The Sloan School of Management at MIT and Organizational Leadership from The McDonough School of Business at Georgetown University.
We believe Mr. Shelton is qualified to serve on our Board of Directors due to his experience in inventing, commercializing, and scaling lithium-ion battery solutions for the electric grid and his broader experience in commercializing renewable energy and digital innovations.

Simon James Smith is a member of our Board and had served as a member of the board of directors of Fluence Energy, LLC since June 2021. Mr. Smith has worked for Qatar Investment Authority, the Sovereign Wealth Fund of Qatar, since 2012. He is an Industrials Director covering a global portfolio of public and private investments. Prior to joining Qatar Investment Authority, Mr. Smith worked in equity research, as the sector head of European Capital Goods at Credit Suisse, and at Citigroup covering the Capital Goods and Transportation sectors. He additionally worked for a number of investment firms in London at the beginning of his career.
Mr. Smith graduated from the University of Bristol with a BSc in Mathematics and has a Masters in Finance with distinction from London Business School.
We believe Mr. Smith is qualified to serve on our Board of Directors due to his experience investing in high growth companies across the spectrum of ‘green’ technology and his experience working with the management and boards of public and private companies.

Director Skills

In fiscal year 2023, the Nominating and Corporate Governance Committee reviewed and evaluated the key skills, qualifications, and attributes of current and future potential Board members. The below table depict a snapshot of such skills, qualifications, and attributes, in no particular order.

2023 Board Skills Snapshot
•Global Citizenship	•Global Experience
•Emerging GreenTech	•Financial Expertise
•Public Company Governance	•Disruption & Innovation
•Data Analytics	•Public Board Experience
•M&A Transactions & M&A Integration	•Operational Business Experience
•Strategic Human Capital	•Business Transformation
•Global Supply Chain	•High Growth
Board Diversity Matrix as of January 26, 2024
The Board believes that diversity and inclusion are important considerations in board composition. In considering any potential director nominees, our Nominating and Corporate Governance Committee considers a number of factors including, but not limited to, personal and professional integrity, ethics and values; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with self-identifying as female, as a underrepresented minority or LGBTQ+, race, place of residence and specialized experience. The matrix below, as required by Nasdaq rules, sets forth the self-identified gender identity and demographic diversity attributes of each of our directors as of January 26, 2024. Please see “Information About Director Nominees” above, for biographical information on each of our directors.

Total Number of Directors	12
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	5	7	—	—
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	1	2	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	4	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—
Board Size and Structure
Our business and affairs are managed under the direction of our Board, which currently consists of twelve (12) members. Our Certificate of Incorporation provides that, subject to the rights of the holders of preferred stock, the number of directors on our Board shall be fixed exclusively by resolution adopted by our Board (provided that such number shall not be less than the aggregate number of directors that the parties to the Stockholders Agreement are entitled to nominate from time to time). Subject to the terms of, and pursuant to the director appointment rights of certain stockholders under the Stockholders' Agreement, dated October 27, 2021, by and among the Company, Fluence Energy, LLC, AES Grid Stability, LLC ("AES Grid Stability"), Siemens Industry, Inc. ("Siemens Industry"), and Qatar Holding LLC ("QIA") (as may be amended or modified from time to time, the "Stockholders Agreement" and which is discussed more fully below), our Certificate of Incorporation and our amended and restated bylaws (the "Bylaws"), each member of our Board will serve as a director following election for a term expiring at the Company's next annual meeting of stockholders and until his or her respective successor is duly elected and qualified or his or her earlier death, disqualification, resignation, or removal.
In connection with our initial public offering (the "IPO"), which was consummated on November 1, 2021, and certain related reorganizational transactions (the “Transactions”), we entered into our Stockholders Agreement. We refer to AES Grid Stability, Siemens Industry, and QIA, together with their respective Permitted Transferees under the Stockholders Agreement as of the date of this Proxy Statement, as the “Continuing Equity Owners.”
Currently, pursuant to the Stockholders Agreement, each of the AES Related Parties and the Siemens Related Parties (each as defined in the Stockholders Agreement) has the right to nominate three (3) of our directors, which shall be reduced to two (2) directors for as long as each of the AES Related Parties and the Siemens Related Parties directly or indirectly, beneficially own less than 20% but 10% or more of our Class A common stock (assuming that all outstanding common units of Fluence Energy, LLC (the "LLC Interests") (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis), and which shall further be reduced to one (1) director for as long as they directly or indirectly, beneficially own less than 10% but 5% or more of our Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis), and which shall further be reduced to no directors if they directly or indirectly, beneficially own less than 5% of our Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis). In addition, the QIA Related Parties (as defined in the Stockholders Agreement) have the right to nominate one (1) of our directors if they directly or indirectly, beneficially own, in the aggregate, at least 5% of our Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis).

Pursuant to the terms of the Stockholders Agreement, the AES Related Parties have designated Ricardo Falu, Tish Mendoza, and John Christopher Shelton to serve as members of our Board; the Siemens Related Parties have designated Axel Meier, Barbara Humpton, and Emma Falck to serve as members of our Board; the QIA Related Parties have designated Simon James Smith to serve as a member of our Board.
Pursuant to the terms of the Stockholders Agreement, each of the Continuing Equity Owners has agreed to vote, or cause to be voted, all of its outstanding shares of our Class A common stock, Class B-1 common stock, and Class B-2 common stock, as applicable, at any annual or special meeting of stockholders in which directors are elected, so as to cause the election of all of the directors that are nominated by the other Continuing Equity Owners. For a description of the terms of the Stockholders Agreement, see “Certain Relationships and Related Party Transactions—Stockholders Agreement” below. Please also see “Controlled Company Exemption” below.
As of the Record Date, AES Grid Stability directly or indirectly owns an aggregate of 51,499,195 shares of Class B-1 common stock, which represents approximately 67.0% of the combined voting power of all of the Company’s common stock, the Siemens Related Parties directly or indirectly own an aggregate of 51,499,195 shares of Class A common stock, which represents approximately 13.4% of the combined voting power of the Company's common stock, and the QIA Related Parties directly or indirectly own 14,668,275 shares of our Class A common stock, which represents approximately 3.8% of the combined voting power of all of the Company’s common stock. As a result of the Stockholders Agreement and the aggregate voting power of the parties to the Stockholders Agreement, we expect that the parties to the Stockholders Agreement acting in conjunction will control the election of directors of the Company. For more information on the beneficial ownership of our capital stock as of the Record Date, see “Stock Ownership.”
Compensation of Directors

Non-Employee Independent Director Compensation Policy
We adopted a Non-Employee Independent Director Compensation Policy in connection with our IPO in the fall of 2021. Following consultation with our independent compensation consultant and review of similar policies of peer companies, the Board amended the Non-Employee Independent Director Compensation Policy, effective October 1, 2022. The current Non-Employee Independent Director Compensation Policy provides for the following cash retainers, each earned on a quarterly basis and paid in arrears and pro-rated for any portion of a quarter that a director is not working on the Board or serving as a chairperson of the Board or one of the committees:
•An annual director fee of $60,000.
•An annual fee of $35,000 for service as the Board chairperson.
•An annual fee of $15,000 for service as the chairperson of the Audit Committee.
•An annual fee of $10,000 for service as the chairperson of the Compensation and Human Resources Committee.
•An annual fee of $10,000 for service as the chairperson of the Nominating and Corporate Governance Committee.
•The chairperson of the Finance and Investment Committee receives no fee for services as chairperson.
Upon election to the Board, a non-employee independent director is entitled to receive a restricted stock unit award with a grant date value of $170,000, prorated for the number of days such non-employee independent director serves on the Board during the initial year of service (the “Initial Award”). Under the policy, each non-employee independent director receives an annual equity award with a grant date value of $170,000 (the “Annual Award”), which is automatically granted on the date of any annual meeting of the Company's stockholders. The Initial Awards and the Annual Awards each vest in full on the first anniversary of the date of grant, subject to the non-employee independent director continuing in service through the applicable vesting date. All outstanding director equity awards are subject to accelerated vesting upon a change in control (as defined in the 2021 Incentive Award Plan).
Fiscal 2023 Director Compensation Table
The following table sets forth information regarding the total compensation earned for service on our Board by our non-employee independent directors during the fiscal year ended September 30, 2023. Mr. Nebreda did not receive any additional compensation for his service on the Board during the fiscal year ended September 30, 2023. Mr. Nebreda’s respective compensation for the fiscal year ended September 30, 2023 is set forth under the Summary Compensation Table below. The directors who were nominated by AES Related Parties, Siemens Related Parties, and QIA Related

Parties (all as defined in the Stockholders Agreement) did not receive any compensation with respect to the fiscal year ended September 30, 2023.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Cynthia Arnold	70,000	170,009	—	240,009
Herman Bulls	105,000	170,009	—	275,009
Elizabeth Fessenden	65,517	170,009	—	235,526
Harald von Heynitz	69,432	170,009	—	239,441
(1) The fees paid to Ms. Fessenden herein reflect actual fees paid during her tenure as Audit Committee chairperson October 1, 2022 through February 13, 2023 and the fees paid to Mr. von Heynitz reflect actual fees paid as the new Audit Committee chairperson effective February 13, 2023 through September 30, 2023.
(2) The amounts in this column reflects the grant date fair value of restricted stock units as determined in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). Assumptions used in the calculation of these amounts are included in the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for fiscal year ended September 30, 2023 filed with the SEC on November 29, 2023 (the "2023 Form 10-K"), see Note 17 to our audited consolidated financial statements for the year ended September 30, 2023 included in the 2023 Form 10-K. The number of restricted stock units granted to non-employee independent directors has been determined by reference to our closing stock price on the date of grant.

The table below shows the aggregate number of unvested restricted stock unit awards held as of September 30, 2023, by each non-employee independent director who was serving on our Board as of such date.

Name	Outstanding Stock Awards at Fiscal Year End
Cynthia Arnold	10,926
Herman Bulls	10,926
Elizabeth Fessenden	10,926
Harald von Heynitz	10,926

CORPORATE GOVERNANCE
Corporate Governance Guidelines
Our Board has adopted our Corporate Governance Guidelines, a copy of which can be found in the “Governance” section of the “Investor Relations” page of our website located at www.fluenceenergy.com, or by writing to our Secretary at our offices at 4601 Fairfax Drive, Suite 600, Arlington, Virginia 22203. The following topics are addressed in our Corporate Governance Guidelines:

•	Board independence and qualifications	•	Stock ownership
•	Executive sessions of non-management directors	•	Conflicts of interest
•	Executive sessions of independent directors	•	Board access to senior management
•	Selection of new directors	•	Board access to independent advisors
•	Director orientation and continuing education	•	Board self-evaluations
•	Limits on board service	•	Board meetings
•	Change of principal occupation	•	Meeting attendance by directors and non-directors
•	Term limits	•	Meeting materials
•	Director responsibilities	•	Board committees, responsibilities, and independence
•	Director compensation	•	Succession planning
Our Nominating and Corporate Governance Committee reviews these Corporate Governance Guidelines no less than annually and recommends any changes to the Board for its approval.
Board Leadership Structure
Our Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairperson of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company and its stockholders. If the Chairperson of the Board is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide for the appointment by the independent directors of a lead independent director. Currently, Herman Bulls, who is not a member of management and who qualifies as an “independent director” under applicable Nasdaq Stock Market LLC (“Nasdaq”) rules (the “Nasdaq rules”), serves as the Chairperson of our Board. The Board believes that having a separate Chairperson and Chief Executive Officer is in the best interests of the Company and its stockholders at the current time as this structure aids in the Board’s oversight of management and allows Mr. Nebreda, Chief Executive Officer and President of the Company, to focus on the Company's strategy, business and day-to-day operations, while enabling Mr. Bulls to focus on Board matters and facilitate the regular flow of information to the Board. The Board believes that having an independent Chairperson helps to facilitate relations between the Board, the Chief Executive Officer and other senior management and assists the Board in reaching consensus on particular strategies and policies. The Board also believes that in light of the Company's current status as a controlled company, it is advisable to have an independent director serve as the Company's Chairperson.
As Chairperson of the Board, Mr. Bulls, among other things:
•consults with our President and Chief Executive Officer and senior management regarding Board meeting agendas, schedules and materials;
•communicates regularly with our President and Chief Executive Officer; and
•serves as the Board’s liaison for consultation and communication with stockholders as appropriate.
We recognize that different leadership structures may be appropriate for companies in different situations in different stages of development and believe that no one structure is suitable for all companies. Accordingly, the Board will continue to periodically review our leadership structure and make such changes in the future as it deems appropriate and in the best interests of the Company and its stockholders.
Director Independence
Under our Corporate Governance Guidelines and applicable Nasdaq rules, a director is not independent unless the Board affirmatively determines that he or she does not have a relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities as a director. In addition, the director must not be precluded from qualifying as independent under the per se bars set forth by the Nasdaq rules.
Our Board has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Our Board has affirmatively determined that Cynthia Arnold, Herman Bulls, Elizabeth Fessenden, and Harald von Heynitz are each an “independent director,” as defined under the Nasdaq rules. In making these determinations, our Board considered the current and prior relationships that each director has with the Company and all other facts and circumstances our Board deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each director, and the relationships of our non-employee directors with certain of our significant stockholders.
Controlled Company Exemption
AES Grid Stability, alone, and the Continuing Equity Owners, in the aggregate, currently hold more than 50% of the voting power for the election of directors. As a result, we are considered a “controlled company” within the meaning of the Nasdaq rules. We therefore qualify for, and rely on, exemptions from certain corporate governance standards, including that (1) a majority of our Board consists of “independent directors,” as defined under the Nasdaq rules; (2) our Board has a compensation committee that is comprised entirely of independent directors; and (3) our director nominations are made, or recommended to our full Board of Directors, by our independent directors or by a nominations committee that is comprised entirely of independent directors.
We currently rely on the foregoing exemptions provided to controlled companies under the Nasdaq rules. Accordingly, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. If at any time we cease to be a “controlled company” and our shares continue to be listed on Nasdaq, our Board intends to take all action necessary to comply with applicable Nasdaq rules.
Meetings of our Board of Directors
Under our Corporate Governance Guidelines, we expect our directors to regularly prepare for and attend meetings of the Board and all committees of which the director is a member. A director who is unable to attend a meeting is expected to notify the Chairperson of the Board or the Chairperson of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference. While we do not maintain a formal policy regarding director attendance at the Annual Meeting, absent compelling circumstances, we expect our directors to attend. In fiscal year 2023, our Board convened six times, our Compensation and Human Resources Committee convened nine times, our Audit Committee convened ten times, our Nominating and Corporate Governance Committee convened six times and our Finance and Investment Committee convened three times. During the fiscal year ended September 30, 2023, each director attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director. Seven of our twelve directors serving at the time of the 2023 Annual Meeting of Stockholders on March 20, 2023 attended the 2023 Annual Meeting of Stockholders.
Committees of Our Board of Directors
Our Board directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and its standing committees. Our Board has four standing committees: an Audit Committee, a Compensation and Human Resources Committee, a Nominating and Corporate Governance Committee, and a Finance and Investment Committee, each of which has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of our Board when necessary to address specific issues. Each of the Audit Committee, the Compensation and Human Resources Committee, the Nominating and Corporate Governance Committee, and the Finance and Investment Committee operates under a written charter. A copy of each of the Audit Committee, Compensation and Human Resources Committee, Nominating and Corporate Governance Committee, and Finance and Investment Committee Charters is available under the Governance section of the Investor Relations page of our website located at www.ir.fluenceenergy.com, or by writing to our Corporate Secretary at our offices at 4601 Fairfax Drive, Suite 600, Arlington, Virginia 22203. The information contained on or accessible through our corporate website is not deemed to be incorporated by reference in, and is not considered part of, this Proxy Statement.
The table below shows the directors who are currently members or chairpersons of each of the standing committees of the Board as of the Record Date.

	AUDIT	COMPENSATION & HUMAN RESOURCES	NOMINATING & CORPORATE GOVERNANCE	FINANCE & INVESTMENT COMMITTEE
Cynthia Arnold
Herman Bulls
Ricardo Falu
Elizabeth Fessenden
Harald von Heynitz
Barbara Humpton
Axel Meier
Tish Mendoza
Julian Nebreda
Simon James Smith

=	Chairperson of the Board	=	Member	=	Committee Chairperson
Audit Committee
Our Audit Committee is responsible for, among other things:
•appointing, approving the fees of, retaining, and overseeing our independent registered public accounting firm;
•assessing and discussing with our independent registered public accounting firm their independence from management;
•approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•discussing with our independent registered public accounting firm any audit problems or difficulties and management’s response;
•coordinating our Board’s oversight of our internal control over financial reporting, disclosure controls and procedures and Code of Conduct and Ethics;
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC, and related disclosures as well as critical accounting policies and practices used by us;
•overseeing the design, implementation, organization, and performance of the Company’s internal audit function;
•reviewing our policies on risk assessment and risk management;
•reviewing related person transactions; and
•establishing procedures for the confidential anonymous submission of complaints regarding questionable accounting, internal controls, or auditing matters.
Our Audit Committee currently consists of Cynthia Arnold, Herman Bulls, Elizabeth Fessenden, and Harald von Heynitz, with Mr. von Heynitz serving as chairperson. Our Board has affirmatively determined that Cynthia Arnold, Herman Bulls, Elizabeth Fessenden, and Harald von Heynitz each meet the definition of “independent director” for purposes of serving on the Audit Committee under the Nasdaq rules and the independence standards under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") applicable to audit committee members. Each member of our Audit Committee meets the financial literacy requirements of the Nasdaq rules. In addition, our Board has determined that each of Elizabeth Fessenden and Harald von Heynitz qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.
Compensation and Human Resources Committee
Our Compensation and Human Resources Committee is responsible for, among other things:
•reviewing and approving, or recommending that the Board approve, the compensation of our Chief Executive Officer and President and other officers;
•making recommendations to the Board regarding non-employee independent director compensation;
•reviewing and approving incentive compensation and equity-based plans and arrangements and making grants of cash-based and equity-based awards under such plans;
•reviewing and approving all employment arrangements, severance arrangements and post-termination arrangements for the Chief Executive Officer and President and other officers;
•participating in the oversight of succession plans for officers (other than the Chief Executive Officer), and advising on the recruitment, retention and operation of the senior executive team, as appropriate;
•preparing the annual compensation committee report required under the SEC rules, as applicable;
•to the extent a Compensation Discussion and Analysis (“CD&A”) is required, in the annual report on Form 10-K or annual proxy statement, reviewing and discussing with management the CD&A and considering whether it will recommend to our Board that the CD&A be included in the appropriate filing;
•reporting regularly to our Board regarding the activities of the Compensation and Human Resources Committee;
•appointing and overseeing any compensation consultants, legal counsel or other advisors that the Compensation and Human Resources Committee believes desirable or appropriate;
•overseeing the Company’s health and welfare benefits, defined benefit retirement, defined contribution retirement, and supplemental retirement and top hat plans for the Company’s employees; and
•overseeing the Company’s executive and non-executive workforce programs, including recruitment, retention, development, and elements of diversity and inclusion.
Our Compensation and Human Resources Committee currently consists of Cynthia Arnold, Elizabeth Fessenden, Harald von Heynitz, Barbara Humpton, and Tish Mendoza, with Dr. Arnold serving as chairperson. Our Board has determined that each of Cynthia Arnold, Elizabeth Fessenden, and Harald von Heynitz qualifies as “independent” under Nasdaq’s additional standards applicable to compensation committee members and is a “non-employee director” as defined in Section 16b-3 of the Exchange Act. We are availing ourselves of the “controlled company” exception under the Nasdaq rules, which exempts us from the requirement that we have a Compensation and Human Resources Committee composed entirely of independent directors. Barbara Humpton and Tish Mendoza do not qualify as “independent directors” under the Nasdaq rules.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible for, among other things:
•identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board as set forth in our Corporate Governance Guidelines and in accordance with the terms of the Stockholders Agreement;
•annually reviewing the committee structure of the Board and recommending to the Board the directors to serve as members of each committee, pursuant to the terms of the Stockholders Agreement;
•developing and recommending to our Board a set of Corporate Governance Guidelines, and from time to time, reviewing and reassessing the Corporate Governance Guidelines and recommending any proposed changes to our Board for approval;
•conducting self-evaluation of the Nominating and Corporate Governance Committee and overseeing the annual self-evaluations of our Board and its committees;

•making recommendations to our Board regarding governance matters, including, but not limited to, the Certificate of Incorporation, Bylaws, and the committee charters;
•overseeing the succession plans for the Chief Executive Officer; and
•overseeing the Company's environmental, social, and governance ("ESG") strategy, initiatives, and policies.
Our Nominating and Corporate Governance Committee currently consists of Cynthia Arnold, Herman Bulls, Harald von Heynitz, Tish Mendoza, and Axel Meier, with Mr. Bulls serving as chairperson. We are availing ourselves of the “controlled company” exception under the Nasdaq rules, which exempts us from the requirement that we have a Nominating and Corporate Governance Committee composed entirely of independent directors. Axel Meier and Tish Mendoza do not qualify as “independent directors” under the Nasdaq rules.
Finance and Investment Committee
Our Finance and Investment Committee is responsible for, among other things:
•reviewing and making recommendations to the Board regarding annual business plans presented by management;
•monitoring the Company’s financial and operational results including liquidity and financial condition, reviewing the Company’s financing activities and plans, and making recommendations to the Board with respect to any matter affecting the Company’s operational and financing activities and plans;
•overseeing and making recommendations to the full Board regarding any stock repurchase activities, including changes in parameters of repurchase programs such as number of shares authorized for repurchase;
•reviewing and making recommendations to the Board with respect to the Company’s capital structure, including the registration, issuance, and redemption of Company equity securities, and material changes thereto;
•reviewing and making recommendations to the full Board regarding any proposed dividends and dividend policies;
•reviewing and overseeing tax strategies; and
•reviewing the Company’s corporate insurance coverage.
Our Finance and Investment Committee currently consists of Simon James Smith, Axel Meier, Ricardo Falu, Julian Nebreda, and Herman Bulls, with Mr. Smith serving as chairperson.
Executive Sessions
Non-management directors will meet in executive sessions without the management director or other members of management present on a regularly scheduled basis. The Company will hold an executive session including only independent directors at least twice per year. Each executive session of the non-management directors or the independent directors will be presided over by the Chairperson of the Board, if the Chairperson of the Board qualifies as independent, or by the lead director, if any, if the Chairperson of the Board does not qualify as independent or a director designated by the independent directors.
Director Nominations Process
The Nominating and Corporate Governance Committee is responsible for recommending candidates to serve on the Board and its committees, subject to the terms of the Stockholders Agreement. In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the annual meeting of stockholders, the Nominating and Corporate Governance Committee considers the criteria set forth in our Corporate Governance Guidelines.
Subject to the terms and director appointment rights of the Continuing Equity Owners under the Stockholders Agreement, when evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including, but not limited to: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with self-identifying as female, as a underrepresented minority or LGBTQ+, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders, and other sources, including third party recommendations. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation, including any candidates recommended by stockholders.
Each of Cynthia Arnold, Herman Bulls, Elizabeth Fessenden, and Harald von Heynitz was nominated to serve as a member of the Board by our Board, upon the recommendation and nomination of our Nominating and Corporate Governance Committee, following evaluation of each candidate in accordance with our standard review process for director candidates in connection with their nomination for re-election at the Annual Meeting. When considering whether the directors and nominees have the experience, qualifications, attributes, and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Nominating and Corporate Governance Committee and Board focused primarily on the biographical information of each of Cynthia Arnold, Herman Bulls, Elizabeth Fessenden, and Harald von Heynitz set forth above and their respective performances on the Board and the standing committees on which they served over the course of fiscal year 2023. Pursuant to the terms of the Stockholders Agreement, the AES Related Parties, Siemens Related Parties, and QIA Related Parties, have the ability to designate for nomination by the Board three (3) directors, three (3) directors, and one (1) director, respectively. The AES Related Parties have designated Ricardo Falu, Tish Mendoza, and John Christopher Shelton to serve as members of our Board. The Siemens Related Parties have designated Axel Meier, Barbara Humpton, and Emma Falck to serve as members of our Board. The QIA Related Parties have designated Simon James Smith to serve as a member of our Board. We believe that our Director Nominees provide an appropriate mix of experience and skills relevant to the size and nature of our business.
As noted above, the Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected and must otherwise comply with the requirements under our Bylaws for stockholders to recommend director nominees. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary, Fluence Energy, Inc., 4601 Fairfax Drive, Suite 600, Arlington, Virginia 22203. All recommendations for director nominations received by the Secretary that satisfy our Bylaws' requirements relating to such director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent, and information requirements set forth in our Bylaws. These timing requirements are also described under the caption “Stockholder Proposals and Director Nominations.”
Board Role in Risk Oversight
Risk assessment and oversight are an integral part of our governance and management processes. Our Board is responsible for overseeing our risk management process, while management is responsible for addressing the day-to-day risks facing our Company. Our Board focuses on our general risk management policies and strategy and the most significant risks facing the Company, and oversees the implementation of risk mitigation strategies by management. Management apprises our Board of risk management matters when they arise in connection with other topics within the Board’s oversight. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. While the full Board has overall responsibility for risk oversight, it is supported in this function by its Audit

Committee, Compensation and Human Resources Committee, Nominating and Corporate Governance Committee, and Finance and Investment Committee.
The Audit Committee is specifically tasked with overseeing the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which our exposure to risk is handled. In doing so, the Audit Committee oversees the Company's enterprise risk management program, which identifies and monitors those primary risks to the Company’s business and management and select employees, including members of internal audit, will provide the Audit Committee with interim updates of such identified risks. The Company’s Internal Audit team assists management in identifying, evaluating and implementing risk management controls and methodologies to address identified risks. At each of its quarterly meetings, the Audit Committee meets privately with representatives from the Company’s independent registered public accounting firm, the head of Internal Audit and may meet with the Company’s General Counsel. The Company's Chief Compliance Officer also regularly updates the Audit Committee privately on the Company's compliance and ethics programs and any other compliance matter or concern. The Audit Committee provides reports to the Board which describe the current state of risk assessment and risk management of the Company. In addition to the above, our Audit Committee directly oversees the management of financial risks and cybersecurity risks pursuant to the terms of the Audit Committee Charter.
In addition, our Board and each of its committees, has an active role in overseeing management of the Company’s risks. Our Board regularly reviews information regarding our strategy and operations, as well as the risks associated with each. Our Compensation and Human Resources Committee is responsible for overseeing the management of risks relating to the Company’s compensation plans and arrangements, leadership succession planning, and the attraction and retention of key talent. See "Compensation Discussion and Analysis - Determination of Executive Compensation - Compensation Risk Assessment." Our Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. Our Finance and Investment Committee helps to manage risks associated with our credit, liquidity, and financing activities and plans as well as tax strategies and potential strategic transactions and opportunities. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. In addition, our Board receives periodic detailed operating performance reviews from management.
Code of Conduct and Ethics
We have adopted a Code of Conduct and Ethics (the “Code of Conduct”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Conduct is available under the Governance section of the Investor Relations page of our website located at www.ir.fluenceenergy.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq rules concerning any amendments to, or waivers of, any provisions of our Code of Conduct.
Anti-Hedging Policy
Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers, and employees. The policy prohibits our directors, officers, and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders. In addition, the policy prohibits pledging the Company’s equity securities as collateral to secure loans. This prohibition means, among other things, that these individuals may not hold Company securities in a “margin” account, which would allow the individual to borrow against their holdings to buy securities.
Stock Ownership Requirements
Non-Employee Independent Director Stock Ownership Policy
The Company encourages all members of the Board to own shares of the Company’s stock and the Board has adopted the Non-Employee Independent Director Stock Ownership Policy as the Company believes that non-employee independent directors are more aligned with stockholders' interests when they are stockholders themselves. This policy requires the non-employee independent directors to attain an ownership level of Class A common stock having a value at least equal to five times the amount of the annual cash retainer paid to non-employee independent directors. Shares of the Company’s Class A common stock that qualify toward attainment of the minimum holding requirements are (1) shares beneficially owned by the non-employee independent director, (2) shares beneficially owned by their spouse and minor children, and (3) vested, unexercised stock options and other vested forms of Company-granted equity such as restricted stock units. There is no minimum timeframe to attain the threshold requirements. As of the date of this Proxy Statement, each of our non-employee independent directors are in compliance with our Non-Employee Independent Director Stock Ownership Policy or are making progress towards minimum threshold requirements.
Executive Stock Ownership Policy
The Compensation and Human Resources Committee adopted an Executive Stock Ownership Policy that applies to the Chief Executive Officer, the officers that directly report to the Chief Executive Officer, and the Chief Accounting Officer. The Executive Stock Ownership Policy requires minimum holding level of five times the annual salary of the Chief Executive Officer, and three times the annual salary for all other officers of the Company. Shares of the Company’s Class A common stock that qualify toward attainment of the minimum holding requirements are (1) shares beneficially owned by the officer, (2) shares beneficially owned by their spouse and minor children, (3) vested, unexercised stock options and other vested forms of Company-granted equity such as restricted stock units, (4) shares held in the Company 401(k) program investments, and (5) shares held in any other Company sponsored program, as applicable. There is no minimum timeframe to attain the threshold requirements. In addition, the Executive Stock Ownership Policy provides that officers are prohibited from selling Company's securities other than (i) in connection with a vesting event of Company equity, to cover the exercise price and related tax liabilities arising from such exercise or vesting event and (ii) sales pursuant to a Rule 10b5-1 Plan, adopted in compliance with the Company's Insider Trading Compliance Policy. As of the date of this Proxy Statement, the Chief Executive Officer, the officers that directly report to the Chief Executive Officer, including each of our other NEOs, and the Chief Accounting Officer, are in compliance with our Executive Stock Ownership Policy or are making progress toward minimum threshold requirements.
Communications with the Board
Any stockholder or any other interested party who desires to communicate with our Board, our non-employee directors or any specific individual director, may do so by directing such correspondence to the attention of the Corporate Secretary at our offices at 4601 Fairfax Drive, Suite 600, Arlington, Virginia 22203. The Corporate Secretary will forward the communication to the appropriate director or directors as he considers appropriate. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Appointment of Independent Registered Public Accounting Firm
The Audit Committee appoints our independent registered public accounting firm. In this regard, the Audit Committee evaluates the qualifications, performance, and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the Audit Committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge, and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. Ernst & Young LLP has served as our independent registered public accounting firm since 2018. Neither Ernst & Young LLP nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit related services. Upon consideration of these and other factors, the Audit Committee has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2024.
Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and it is a good corporate governance practice. If our stockholders do not ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
A representative of Ernst & Young LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
The Board unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2024.
AUDIT MATTERS

Audit, Audit-Related, Tax and All Other Fees
The following table sets forth the fees of Ernst & Young LLP, our independent registered public accounting firm, billed and expected to billed to Fluence for services rendered in connection with each of the last two fiscal years.

	Fiscal Year Ended September 30,
	2023	2022
Audit Fees	$3,276,476	$2,217,981
Audit-Related Fees	—	21,284
Tax Fees	—	—
All Other Fees	—	—
Total	$3,276,476	$2,239,804
Audit Fees
Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements and local subsidiaries’ annual financial statements, reviews of the Company’s quarterly financial statements, and consents and other services related to SEC matters.
Audit-Related Fees
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or our consolidated financial statements and are not reported under “Audit Fees.” Audit-related fees for fiscal year 2022 related to consultation regarding international duties and tariffs.
Tax Fees
Tax fees consist of fees for professional services rendered for tax compliance, tax advice, or tax planning. Ernst & Young LLP did not provide any such products or services during fiscal years 2023 or 2022.

All Other Fees
All other fees consist of fees for products and services other than the services described in “Audit Fees”, “Audit-Related Fees”, or “Tax Fees.” Generally, this category would include permitted corporate finance assistance and permitted advisory services. Ernst & Young LLP did not provide any such products or services during fiscal years 2023 or 2022.
Pre-Approval Policies and Procedures
The charter for our Audit Committee requires that the Audit Committee pre-approve all audit services to be provided to us, whether provided by our independent registered public accounting firm or other firms, and all other services (review, attest and non-audit) to be provided to us by our independent registered public accounting firm, other than de minimis non-audit services approved in accordance with applicable SEC rules.
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. The Pre-Approval Policy generally provides that the Audit Committee will not engage an independent registered public accounting firm to render any audit, audit-related, tax, or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any member of the Audit Committee to whom the committee delegates authority to make pre-approval decisions must report any such pre-approval decisions to the Audit Committee at its next scheduled meeting. If circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the Audit Committee requires pre-approval for such additional services or such additional amounts. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence.
On an annual basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by our independent registered public accounting firm without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of “Corporate Governance—Audit Committee.” Under the Audit Committee charter, management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, the appropriateness of accounting principles and financial reporting policies and for establishing and maintaining our internal control over financial reporting. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the United States.
In the performance of its oversight function, the Audit Committee reviewed and discussed with management and Ernst & Young LLP, as the Company’s independent registered public accounting firm, the Company’s audited consolidated financial statements for the fiscal year ended September 30, 2023 and, with and without management present, reviewed and discussed the results of Ernst & Young LLP's examination of the financial statements. The Audit Committee also discussed with management, Ernst & Young LLP and our internal auditors, the quality and adequacy of our internal controls and the processes for assessing and monitoring risk. The Audit Committee reviewed with both Ernst & Young LLP and our internal auditor their audit plans, audit scope and identification of audit risks. The Audit Committee also discussed with the Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee received and reviewed the written disclosures and the letters from Ernst & Young LLP required by applicable requirements of the PCAOB, regarding Ernst & Young LLP's communications with the Audit Committee concerning independence, and discussed with Ernst & Young LLP their independence from the Company.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2023 filed with the SEC on November 29, 2023.
Submitted by the Audit Committee of the Company’s Board of Directors

Harald von Heynitz (Chairperson)
Cynthia Arnold
Herman Bulls
Elizabeth Fessenden
This Audit Committee Report is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

PROPOSAL NO. 3 APPROVAL, ON AN ADVISORY NON-BINDING BASIS OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") and Rule 14a-21 under the Exchange Act, we request that our stockholders cast a non-binding, advisory vote regarding the frequency with which we should include in future annual proxy statements a stockholder advisory vote (the "Say-on-Pay Vote") to approve the compensation of our named executive officers. By voting on this proposal, stockholders may indicate whether they would prefer that we provide for such a stockholder advisory vote at future annual meetings every one year, every two years, or every three years. Stockholders may also abstain from the vote. After careful consideration, our Board has determined that providing a stockholder advisory vote to approve the compensation of our named executive officers every year is the most appropriate alternative for us at this time. In formulating its recommendation, the Board determined that an annual advisory vote on named executive officer compensation will allow stockholders to provide their direct input on our compensation philosophy, policies, and practices as disclosed in this and future proxy statements on a more timely and consistent basis than if the vote were held less frequently. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking regular dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies, and practices. We understand that our stockholders may have different views as to what is the best approach for us, and we look forward to hearing from our stockholders on this proposal.
Our stockholders will have the opportunity to specify one of four choices for this proposal on the proxy card: (1) one year; (2) two years; (3) three years; or (4) abstain. Stockholders are not voting to approve or disapprove the Board's recommendation. Rather, stockholders are being asked to express their preference regarding the frequency of future advisory votes to approve executive compensation.
This "say on frequency" vote is advisory, and therefore not binding on the Company, the Board, or the Compensation and the Human Resources Committee. However, the Board and the Compensation and Human Resources Committee value the opinions of our stockholders and intend to consider our stockholders' views regarding how often they should have the opportunity to approve our executive compensation programs.
The Board unanimously recommends a vote for ONE YEAR as the frequency of future Say-on-Pay Votes.

PROPOSAL NO. 4 APPROVAL, ON AN ADVISORY NON-BINDING BASIS ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the Dodd-Frank Act and Rule 14a-21 under the Exchange Act, we request that our stockholders cast a non-binding, advisory vote to approve the compensation of our named executive officers identified in the section titled “Compensation Discussion and Analysis” set forth below in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement.
Accordingly, we ask our stockholders to vote "FOR" the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders hereby approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2024 annual meeting of stockholders pursuant to the compensation disclosure rules of the SEC, including the section titled “Compensation Discussion and Analysis,” the 2023 Summary Compensation Table and the other related tables and disclosures.”
We believe that our compensation programs and policies for the fiscal year ended September 30, 2023 were an effective incentive for the achievement of our goals, aligned with stockholders’ interest and worthy of stockholder support. Additional details concerning how we structure our compensation programs to meet the objectives of our compensation program are provided in the section titled “Compensation Discussion and Analysis” set forth below in this Proxy Statement.
This vote is merely advisory and will not be binding upon the Company, our Board, or our Compensation and Human Resources Committee, nor will it create or imply any change in the duties of the Company, our Board, or our Compensation and Human Resources Committee. The Compensation and Human Resources Committee and the Board will, however, take into account the outcome of the vote when considering future executive compensation decisions. The Compensation and Human Resources Committee and the Board value constructive dialogue on executive compensation and other significant governance topics with our stockholders and encourages all stockholders to vote their shares on this important matter.
The Board unanimously recommends a vote FOR the approval, on an advisory, non-binding basis, of the compensation of our named executive officers.

Executive Officers
The table below identifies and sets forth certain biographical and other information regarding our executive officers as of the date of this Proxy Statement. Our executive officers are appointed by, and serve at the discretion of, our Board. There are no family relationships among any of our executive officers or directors.

Executive Officer	Age	Position(s)
Julian Nebreda	57	President, Chief Executive Officer, and Director
Ahmed Pasha	55	Senior Vice President and Chief Financial Officer
Peter Williams	61	Senior Vice President and Supply Chain and Manufacturing Officer
Rebecca Boll	52	Senior Vice President and Chief Product Officer
John Zahurancik	52	Senior Vice President and President, Americas

Julian Nebreda See “Information About Director Nominees,” above for the biography of Julian Nebreda, our Chief Executive Officer and President.
Ahmed Pasha has served as the Company's Senior Vice President and Chief Financial Officer since January 1, 2024. Mr. Pasha was previously with AES in a variety of roles for over 25 years. Most recently, he served as the Chief Financial Officer, US Utilities and Conventional Generation from January 2022 through December 2023. Prior to that role, he served as Corporate Treasurer from January 2020 through December 2021 and as Vice President, Investor Relations from January 2012 through December 2021 with AES. Ms. Pasha also previously served as a director of DPL Inc. from July 2023 through January 1, 2024, as a director of AES Ohio from October 2022 through January 1, 2024 and as a director of IPALCO Enterprises from October 2022 through January 1, 2024. Mr. Pasha has his bachelor's degree in business/commerce from the University of Punjab.
Peter Williams has served as our Senior Vice President and Chief Supply Chain and Manufacturing Officer since July 2023. Mr. Williams is responsible for all aspects of the end-to-end supply chain including strategic sourcing, procurement, manufacturing, logistics, safety, planning, and quality assurance at Fluence. Prior to joining Fluence, Mr. Williams served as Senior Vice President, Global Operations and Supply Chain for Rogers Corporation from July 2019 through November 2022. Prior to that role, he served as Vice President of Global Operations for MKS Instruments from August 2007 through July 2019. Mr. Williams has also held senior management positions in operations at Photon Dynamics and Applied Materials. Early in his career, Mr. Williams was a Spacecraft Systems Engineer for Lockheed Martin Corporation. Mr. Williams earned his bachelor's degree in Mechanical Engineering from San Jose State University.
Rebecca Boll has served as our Senior Vice President and Chief Product Officer since June 2020. She is responsible for developing energy storage products and services that anticipate customer needs and ensure Fluence’s leadership position within the energy storage industry. Prior to joining Fluence, Ms. Boll was Chief Technology Officer for the Digital Buildings business at Schneider Electric from December 2018 through June 2020. She spent 13 years at General Electric serving as Chief Technology Officer for Licensing & Technology Ventures and previously in various leadership roles at GE Aviation, GE Global Research and GE Power. Ms. Boll’s career began in the United States Air Force, where she served for six years as an Electronic Combat Officer on a surveillance plane called AWACS (Airborne Warning & Controls System). She received her bachelor’s degree in applied mathematics from Boston University and master’s degree in human relations from the University of Oklahoma.
John Zahurancik was appointed by the Board as an executive officer in November 2023 but has served as our Senior Vice President and President, Americas since June 2021 and previously was Chief Operating Officer of Fluence Energy, LLC, when we were still a private joint venture, from January 2018 through June 2021. Prior to 2018, Mr. Zahurancik previously served in leadership roles with AES Energy Storage. He received his bachelor's degree in economics and social science at Florida State University and his master's in public policy from University of Michigan.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
In this Compensation Discussion and Analysis (“CD&A”), we provide an overview and analysis of the compensation awarded to or earned by our named executive officers during fiscal year 2023 (each a "NEO" and together, the "NEOs"). Our NEOs for the fiscal year ended September 30, 2023, which consist of our principal executive officer, our principal financial officer (who ceased employment in fiscal year 2024), our three most highly compensated executive officers as of the end of fiscal year 2023 (one of whom is expected to cease employment in fiscal year 2024), and one former executive officer (who ceased employment in fiscal year 2023), are:

Named Executive Officer	Title
Julian Nebreda	President and Chief Executive Officer
Manavendra Sial*	Former Senior Vice President and Chief Financial Officer
Peter Williams	Senior Vice President and Chief Supply Chain and Manufacturing Officer
Rebecca Boll	Senior Vice President and Chief Product Officer
Krishna Vanka**	Former Senior Vice President and Chief Digital Officer
Carol Couch***	Former Senior Vice President and Chief Supply Chain and Manufacturing Officer
* Mr. Sial served as our Senior Vice President and Chief Financial Officer through December 31, 2023. Mr. Pasha commenced serving as our Senior Vice President and Chief Financial Officer effective January 1, 2024.

** Mr. Vanka served as our Senior Vice President and Chief Digital Officer through November 28, 2023 and is expected to terminate service with the Company effective January 31, 2024.

*** Ms. Couch served as an executive officer through July 16, 2023 and terminated service with the Company effective July 31, 2023.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the currently planned programs summarized in this discussion.
Executive Summary
2023 Business Overview
Fiscal year 2023 at Fluence was one of transformation, highlighted by robust financial performance and significant advancement on our five strategic business objectives: (i) delivering profitable growth, (ii) developing products and solutions that our customers need, (iii) converting our supply chain into a competitive advantage, (iv) using Fluence Digital as a competitive differentiator and margin driver, and (v) working better. We believe that this past year’s performance serves as a foundation as we continue to work towards our mission of transforming the way we power our world. Our strong execution through fiscal year 2023 reaffirms our position as a leader in the energy storage industry. We remain focused on delivering value to both our customers and shareholders as we continue our journey. Our achievements for the year included, but were not limited, to the following:
•Financial Performance
◦Achieved record revenue of $2.2 billion in fiscal year 2023, exceeding the Company's 2023 annual revenue guidance.
◦Achieved gross profit of $141.0 million in fiscal year 2023 compared to gross (loss) profit of $(62.4) million in fiscal year 2022.
◦Achieved adjusted gross profit of $146.9 million in fiscal year 2023 compared to adjusted gross (loss) profit of $(53.9) million for fiscal year 2022. Adjusted Gross Profit is a non-GAAP financial measure and should not be considered in isolation or as a substitute for any of our financial measures reported under generally accepted accounting principles, or GAAP. For a discussion of Adjusted Gross Profit including a reconciliation to gross profit, its most directly comparable GAAP financial measure, see pages 60-61 of our 2023 Form 10-K.
◦Decreased our net loss to $(104.8) million in fiscal year 2023 from $(289.2) million in fiscal year 2022.

◦Increased our Adjusted EBITDA to $(61.4) million in fiscal year 2023 from $(235.3) million during fiscal year 2022. Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for any of our financial measures reported under GAAP. For a discussion of Adjusted EBITDA, including a reconciliation to net income, its most directly comparable GAAP financial measure, see pages 60-61 of our 2023 Form 10-K.
◦For more information about our Company and our fiscal year 2023 results, please see the “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our 2023 Form 10-K. The 2023 Form 10-K can be found in the Investor Relations section of our Company website at www.ir.fluenceenergy.com.
•New Products and Solutions that our Customers Need:
◦Launched Ultrastack™, our advanced energy storage product that’s designed to transform the way transmission and distribution networks operate.
•Supply Chain:
◦De-risked our supply chain and expanded supplier options for key components to provide adequate access to key components to assemble products for our operations in fiscal years 2024 and 2025.
•Environmental, Social and Governance ("ESG"):
◦Published our Inaugural Sustainability Report in fiscal year 2023.
◦Named as an Official UN Global Compact Signatory Member.
•Fluence Digital as a Competitive Differentiator and Margin Driver:
◦Expanded Fluence Mosaic™ intelligent bidding software into the Electric Reliability Council of Texas wholesale power market.
◦Expanded Fluence Nispera™ to optimize the performance of energy storage assets, marking its availability for storage and all categories of renewables.
•Expansion of Operations:
◦Opened our new global Innovation Center in Bangalore, India to support Fluence's projected growth while also increasing our global workforce to meet our growth needs.
2023 Company Performance Impact on Executive Incentive Compensation
Our executive compensation programs are designed to deliver pay for performance and provide consequences for underperformance by tying a significant portion of our NEOs’ compensation to our Company's long-term financial and strategic growth objectives, thereby aligning our NEOs’ interests with those of our stockholders. For each of our annual and long-term incentive programs, we believe that we establish aggressive, but achievable, performance goals and targets to appropriately incentivize our management team. We believe the results of our executive compensation program for fiscal year 2023 reflect the Company's strong financial and operational results and demonstrate alignment with our total rewards philosophy discussed in detail below.
2023 Annual Incentive Plan
For fiscal year 2023, under our Annual Incentive Plan (the "AIP"), the Company operational performance resulted in:
•A weighted payout of 190% of target for achievement of the financial and ESG objectives for each of our eligible NEOs (the 70% component).
•A weighted payout of 174% of target for the achievement of the individual KPIs portion of the 2023 AIP award for the Chief Executive Officer and an average weighted payout of approximately 151% of target for the achievement of the individual KPIs portion of the 2023 AIP award for the three other eligible NEOs (the 30% component).
•There was an opportunity for a 10% Adjusted EBITDA "incremental modifier" if the Company achieved breakeven or positive Adjusted EBITDA for full fiscal year 2023 but this was not achieved and no "incremental modifier" was implemented. Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial measures reported under GAAP. Please refer to pages 60-61 in our 2023 Form 10-K for more details on how the Company calculates Adjusted EBITDA from our audited consolidated financial statements.
•Our NEOs received above-target total AIP award payouts for fiscal year 2023, with Mr. Nebreda receiving a total AIP award payout equal to 185% of his target total AIP award. The three other eligible NEOs employed with the Company through fiscal year end (consisting of Messrs. Sial and Vanka and Ms. Boll) received an average total AIP award payout equal to 178% of target for their respective fiscal year 2023 AIP awards.
We believe that payment of above-target AIP awards to our eligible NEOs for fiscal year 2023 is consistent with the Company’s performance results during the fiscal year.
The actual AIP amounts awarded to each of our eligible NEOs are set forth below in the Summary Compensation Table in the "Non-Equity Incentive Plan Compensation" column.
2023 Long-Term Incentive
Our Compensation and Human Resources Committee views long-term incentive ("LTI") compensation as a key component of our total compensation program to create sustained stockholder value and an ownership culture among our employees. Prior to our IPO in 2021, the Company awarded equity-based LTI in the form of phantom units and/or non-qualified stock options ("NQSOs") to employees, including Mses. Boll and Couch. The grant date value of these awards was intended to align their incentives with those of the Company over a three-year time horizon and accordingly no additional LTI grants were made to Mses. Boll and Couch through the end of fiscal year 2023. Certain sign-on and new hire awards were made to Messrs. Nebreda, Sial, and Vanka in fiscal year 2022 and to Mr. Williams in fiscal year 2023, with the intent that their next LTI awards would occur in fiscal year 2024. Given the foregoing, other than Mr. Williams’ sign-on grant, no LTI awards were awarded to the NEOs in fiscal year 2023.
The Board approved annual LTI awards to our officers in fiscal year 2024, including Messrs. Nebreda and Williams and Ms. Boll, that will begin to vest in fiscal year 2025 (the "2024 LTI Awards"). The 2024 LTI Awards for Messrs. Nebreda and Williams and Ms. Boll, are comprised of 40% performance stock units (PSUs), 40% restricted stock units (RSUs) and 20% NQSOs, with the grant values for each executive officer guided by peer group market data provided to the Compensation and Human Resource Committee by their independent compensation consultant, Pay Governance LLC (“Pay Governance”).
See “Compensation Discussion and Analysis – Elements of Executive Compensation” for more details on such programs with respect to fiscal year 2023.
Commitment to Best Practices
We are committed to having strong governance standards with respect to our compensation programs, procedures, and practices. The chart below represents a brief summary of key compensation practices with respect to our NEOs that support this goal.

What We Do:	What We Do Not Do:
•Design performance metrics aligned with business strategy	•Provide income or other tax gross-ups on compensation or benefits
•Use a variety of incentive measures at both corporate and business unit levels	•Provide excessive severance benefits or severance benefits in excess of those provided under our severance policies
•Cap payouts under short-term cash incentive awards	•Allow employees, including our NEOs, to engage in hedging, pledging, or short-sales of Company stock
•Ensure a significant portion of pay is at risk	•Allow liberal share recycling or discounted options in the incentive award plan
•Provide double-trigger change-in-control executive severance and equity vesting	•Provide a supplemental executive retirement, non-qualified deferred compensation, or defined benefit pension plans
•Maintain clawback policy to recover incentive compensation under certain circumstances	•Award incentive payouts for below-threshold performance
•Use multi-year vesting on equity awards	•Offer material executive perquisites
•Conduct annual CEO and officer talent assessment and succession planning	•Reprice options or stock appreciation rights, without stockholder approval
•Conduct annual compensation risk assessment	•Provide "single trigger" change in control benefits
•Engage independent compensation consultant
•Conduct annual peer group review of total rewards programs, taking into account peer group and survey data, where appropriate
Total Rewards Philosophy
Our executive compensation program has been designed by our Compensation and Human Resources Committee to seek to achieve the following objectives:
•Align management incentives with stockholders: ensure the long-term interests of our NEOs align with those of our stockholders by setting a substantial portion of our NEOs' compensation as performance-based pay-at-risk in our short-term and long-term incentives, including equity-based compensation.
•Focus on Business Strategy and Operational Results: establish metrics that measure achievement of financial and strategic goals, and that provide for payment based on the achievement of results.
•Attract and Retain Talent: source and hire a diverse array of experienced executives who have the foresight, skill, and ability to noticeably contribute to the Company's short and long-term success.
The key objectives of the Company's total rewards philosophy (the "Total Rewards Philosophy") are delivered by remaining true to our philosophy's guiding principles as follows:
•Pay for Results: consistently recognize and reward competence and performance that impact achievement and create success, including a focus on how results are achieved. Above-target incentives and rewards are provided for above-target performance and below-target or no incentives or rewards are provided for performance that falls short of established target and threshold performance.
•Seek to Remain Market Competitive: ensure competitive positioning aligned with the external local market and our industry, taking into account peer group metrics and the applicable NEO's individual experience, performance, scope of position, competitive demand, and delivery of business results.
•Support Internal Fairness: reflect strategic job value consistent with functional job families and individual performance results, with program design and pay decisions that account for the diverse array of talent and contributions by employees across our global population.
•Be Fiscally Responsible: maintain sustainable employment costs consistent with our financial performance and long-term business success.
•Adhere to Strong Governance Principles: ensure equitable, transparent, compliant, high-quality, and high-integrity decisions that are consistent with internal policies and processes, and applicable law.

•Maintain Transparency: create and implement total rewards systems and tools that create line-of-sight, are user-friendly and streamlined.
Consistent with this philosophy, performance-based compensation represented a significant portion of our NEOs' target compensation for fiscal year 2023. In particular, 100% of the cash incentive awards paid to our NEOs under our AIP were tied to pre-established financial and ESG objectives and individual key performance indicators that were deliberately aligned with our operational and long-term strategic initiatives.
Role of the Board and Compensation and Human Resources Committee
The Compensation and Human Resources Committee is responsible for establishing, overseeing, and monitoring our executive compensation and benefit programs and for our overall Total Rewards Philosophy. This includes reviewing and determining annually the compensation to be provided to our executives, including our NEOs, other than our President and Chief Executive Officer. The Board is responsible for annually reviewing and determining the compensation to be provided to our President and Chief Executive Officer, following recommendation by the Compensation and Human Resources Committee. In some cases, members of senior management, including our President and Chief Executive Officer, consult with, or make recommendations regarding the compensation and benefits of our executives, including our NEOs. Such recommendations generally take into consideration advice from Pay Governance and/or publicly available market survey data.
In setting executive compensation, the Board and Compensation and Human Resources Committee, as applicable, consider a number of factors, including, but not limited to, the recommendations of our President and Chief Executive Officer (other than with respect to the President and Chief Executive Officer’s own compensation), recommendations from our human resources team, current and past total compensation, tally sheets, internal equity pay considerations, competitive market data and analysis provided by Pay Governance, Company performance and each of the executive officer’s (i) impact on performance, (ii) relative scope of responsibility and potential, and (iii) individual performance and demonstrated leadership. The Board and Compensation and Human Resources Committee retain discretion to provide compensation and benefits that are above or below market median based on an executive officer's individual experience, performance, scope of position, competitive demand, and delivery of business results that may warrant such compensation and benefits.
For more information regarding our Compensation and Human Resources Committee, see "Corporate Governance - Committees of our Board - Compensation and Human Resources Committee".
Role of Management
Management, in particular our President and Chief Executive Officer, consults with and makes recommendations regarding executive compensation matters to the Compensation and Human Resources Committee. Management considers Pay Governance’s advice and uses publicly available compensation and benefits survey market data and information when making its recommendations to the Compensation and Human Resources Committee. Management may retain other consultants to provide related competitive data and information to assist them in formulating such recommendations. Management's recommendations have historically focused on the Company’s broad-based compensation and benefit plans, the structure and performance measures for short and long-term incentives, and compensation and benefits matters related to the Company’s executive officers. Our President and Chief Executive Officer provides his recommendations regarding compensation and benefits matters pertaining to the other executive officers and provides individual evaluations of each of the other executive officers in connection with the Compensation and Human Resource's evaluation of such executive officers' achievement of personal objectives and such executive officers' target compensation for the following fiscal year. Members of our management team, including our President and Chief Executive Officer, may be invited to attend all or portions of the Compensation and Human Resources Committee's meetings.
Role of Compensation Consultant
Pursuant to our Compensation and Human Resources Committee’s charter, the Compensation and Human Resources Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel, and other advisors to assist in fulfilling its responsibilities. Before selecting any such consultant, counsel, or advisor, the Compensation and Human Resources Committee reviews and considers the independence of such consultant, counsel, or advisor in accordance with applicable Nasdaq rules. Pursuant to the terms of the Compensation and Human Resources Committee's charter, the Company shall provide appropriate funding for the payment of reasonable compensation to any advisor retained by the Compensation and Human Resources Committee. In accordance with this authority, our Compensation and Human Resources Committee engaged Pay Governance as its outside independent compensation consultant during fiscal year 2023. Pay Governance provided competitive data, analyses and guidance used by the

Compensation and Human Resources Committee when designing and assessing our overall executive compensation programs. The guidance and recommendations from Pay Governance for fiscal year 2023 included executive officer compensation, related governance matters and the design of our short and long-term incentive awards. Pay Governance also provided consultation to the Compensation and Human Resources Committee in fiscal year 2022 for the consideration and evaluation of cash and equity compensation for our non-employee independent board members for fiscal year 2023. All such compensation services provided by Pay Governance during fiscal year 2023 were conducted under the direction or authority of the Compensation and Human Resources Committee. Representatives of Pay Governance attended six of the nine Compensation and Human Resources Committee meetings during fiscal year 2023.
The Compensation and Human Resources Committee considered the advisor independence factors required under Nasdaq and SEC rules as they relate to Pay Governance and has determined that no conflicts of interest exist. Neither Pay Governance nor any of its affiliates maintained any other direct or indirect business relationships with our Company or any of our subsidiaries for fiscal year 2023. Additionally, during fiscal year 2023, Pay Governance did not provide any services to our Company other than services regarding executive, employee compensation and broad-based plans that do not discriminate in scope, terms, or operation, in favor of our officers, and that are available to all salaried employees.
Compensation Risk Assessment
We believe that the general design of our executive compensation program reflects a compensation mix that balances short and long-term performance objectives, cash and equity compensation, and risks and rewards associated with our executive officers’ roles. In fiscal year 2023, Pay Governance conducted a risk assessment of the Company's compensation programs and practices, including our executive compensation program, with the assistance of members of Company management. The Compensation and Human Resources Committee reviewed and discussed the results of Pay Governance's evaluation of the Company's compensation programs and practices and concluded that our employee compensation programs are not designed to reward excessive risk-taking and have appropriate risk-mitigating provisions. As a result, we believe the risks associated with our compensation programs are within the Company's ability to effectively monitor and manage, and are not reasonably likely to have a material adverse effect on the Company. In its risk assessment discussion, the Compensation and Human Resources Committee considered the features of our fiscal 2023 compensation program, with key elements summarized in the table below:

•Incentive arrangements incentivize long-term Company growth
•Annual incentive plan employs balanced measures with reasonable levels of upside and downside leverage
•Incentive arrangements include payout caps and the opportunity for the Compensation and Human Resources Committee to adjust final results to ensure the payouts are fair
•Incentive plan designs and changes are subject to annual review
•Performance goals reflect operating plans that are reviewed and approved by the Board
•Performance results are subject to multiple levels of review by senior management and the Compensation and Human Resources Committee
•Formal clawback policy is in place for incentive compensation
•Robust stock ownership policy in place for senior management
•Certain recipients of equity compensation are subject to insider trading restrictions and blackout periods
•Corporate scorecard measures in the annual incentive plan are the same for employees and executives, including our NEOs
•Change in control and severance provisions are generally aligned with market expectations
•Anti-hedging, anti-pledging and whistleblower policies are in place and communicated to all employees
Peer Group
The 2023 peer group (the “2023 Peer Group”) used for executive compensation decisions for fiscal year 2023 was first developed at the end of fiscal year 2021 by the Compensation and Human Resource Committee's prior independent compensation consultant, Willis Towers Watson (“WTW”), to be used for the 2022 peer group (the "2022 Peer Group"). This 2022 Peer Group was reassessed and recommended again by WTW at the end of fiscal year 2022 to be used as the 2023 Peer Group. When Pay Governance was selected by the Compensation and Human Resources Committee to serve as its independent compensation consultant for fiscal year 2023, Pay Governance reviewed the 2023 Peer Group assessment from WTW and concluded the findings were appropriate for use by the Compensation and Human Resources Committee for fiscal 2023 executive compensation planning. WTW did not provide consultation or any other services to the Compensation and Human Resources Committee during fiscal year 2023.
In recent years, there has been robust growth in the renewable energy and energy storage industries, adding many pre-commercial players in the market and leading to some challenges in the development of an appropriate peer group for our Company. For our 2023 Peer Group, WTW recommended, and Pay Governance subsequently concurred in recommending, consideration of companies that are approximately 0.5x to 3.0x the size of our Company in terms of revenue, on the basis that our Company may be subject to rapid growth, making selection of aspirational peers appropriate. We also look at company market valuation as a guide, however noting that market valuations for certain digital companies may be inflated or volatile.
The 2023 Peer Group companies were selected from the GIS industry classifications of electronic equipment and instruments, heavy electrical equipment, semi-conductor equipment, semi-conductors, electrical components and equipment, and renewable electricity. The 2023 Peer Group companies consisted of those in the following industries:
•Energy Storage: many pure-play energy storage companies are still in pre-commercial development stage.
•Renewable Solar Energy: while our Company does not operate in power generation, the renewable energy industry represents a viable market for executive talent, especially those companies focused on solar energy.
•Technology-based Energy Solutions: companies that create technology products supporting the renewable energy industry, such as solar tracking systems.
Based on these criteria, the Compensation and Human Resources Committee approved the 2023 Peer Group consisting of fifteen companies, in related industries, with a median revenue of $1.1 billion and a median market valuation of $4.6 billion as of August 15, 2022. The 2023 Peer Group consisted of the following companies:

2023 Peer Group
•Advanced Energy Industries, Inc.	•Enphase Energy, Inc.	•SolarEdge Technologies, Inc.
•Array Technologies, Inc.	•First Solar, Inc.	•Stem, Inc.
•Bloom Energy Corporation	•FuelCell Energy, Inc.	•Sunnova Energy International Inc.
•ChargePoint Holdings, Inc.	•Ormat Technologies, Inc.	•SunPower Corporation
•EnerSys	•Shoals Technologies Group, Inc.	•Sunrun Inc.
Market data from the 2023 Peer Group, supplemented with general consideration of survey market data, was used by our Compensation and Human Resources Committee when determining and approving 2023 executive compensation in December 2022. This data evaluated pay against the market median of reported total compensation for each or our NEO's positions. Peer group data is supplemented with general consideration of survey market data gathered for all our executive positions, including the CEO, using 2022 executive compensation surveys published by Mercer and other reputable, national executive compensation surveys. The data reflected general industry companies with revenue approximating both corporate and business segment and/or geography responsibilities.
While we do not establish or benchmark compensation levels solely based on a review of competitive data, we believe market data is a meaningful input to our compensation policies and practices. When making decisions on total compensation for executives, the Compensation and Human Resources Committee also considers a number of other factors, including Company performance, each executive’s impact and criticality to our strategy and mission, relative scope of responsibility and potential, individual performance and demonstrated leadership, and internal pay equity.
Due to our Company's rapid growth, our peer group is expected to be assessed on an annual basis to ensure it continues to be aligned with our business and operations.
Elements of Executive Compensation
The total rewards components that make up our executive compensation program were set by our Board and the Compensation and Human Resources Committee, with consultation from Pay Governance and input from our Company's management team. Each component is reviewed annually to ensure alignment with our Total Rewards Philosophy.

Total Rewards Components (1)
Annual Compensation	Base Salary – fixed cash compensation to provide for the executive's day-to-day responsibilities; this pay is not at risk and provides an appropriate level of financial certainty.
Annual Incentives – variable performance-based cash compensation that is earned if financial and/or strategic results or individual KPIs are achieved, with above-target pay for above-target performance, and below-target or no pay for below-target or below-threshold performance.

Long-Term Compensation (2)
Restricted Stock Units (RSUs) – variable time-based equity compensation, with the primary purpose of employee retention and aligning executive interests with those of our stockholders. Our Company has awarded RSUs to executives since its IPO in the form of new hire grants and commencing in fiscal year 2024, the Company has begun to award annual RSU awards to its executives.

Performance Stock Units (PSUs) – commencing in fiscal year 2024, variable performance-based equity compensation rewarding for the achievement of financial performance results over a multi-year performance period that contribute to the long-term success of our Company in alignment with our stockholders expectations, with above-target pay for above-target performance, and below-target or no pay for below-target or below-threshold performance.

Non-Qualified Stock Options (NQSOs) – commencing in fiscal year 2024, variable time-based equity compensation aligning executive interests with those of our stockholders through focus on stock price appreciation.

Benefits
Retirement and Health and Welfare Benefit Plans – standard array of retirement and health and welfare benefit plans available to our Company employees with specific plans dependent on the geographic location of such employees.

(1) The Compensation and Human Resources Committee reviews all components annually; the long-term compensation mix is based on a variety of factors, such as cash impact, stockholder dilution, market conditions, share availability, and participant eligibility.
(2) Certain outstanding phantom units and NQSOs were granted prior to our IPO and are not described in this table. Further, PSUs and NQSOs were not issued in fiscal year 2023.
Total Compensation Mix
Guided by our Company's Total Rewards Philosophy, the Compensation and Human Resources Committee assesses each compensation component of our executive compensation program as compared to the market median for that specific component. The Compensation and Human Resources Committee and the Board, with respect to determination and evaluation of the Chief Executive Officer's compensation, may exercise discretion and consider additional factors such as individual performance, experience level, future potential, and specific job assignment of the executive, pay equity, market conditions and the Company’s recent performance when determining pay for any of our executive officers. The material compensation components for our NEOs as reflected in our pay mix are annual base salary, annual incentive, and long-term incentive compensation. Though the Compensation and Human Resources Committee and Board do not establish relative weightings among these three compensation components that go into our executive compensation program, the Compensation and Human Resources Committee and the Board, with respect to determination and evaluation of the Chief Executive Officer's compensation, considers the Company's peer group market median for each particular total rewards component. The Compensation and Human Resources Committee and the Board, with respect to the Chief Executive Officer, reviews the base salary and short and long-term incentive compensation for executive officer at least annually to ensure alignment with the Company's Total Rewards Philosophy. The Compensation and Human Resources Committee and the Board, with respect to decisions regarding the Chief Executive Officer, retain the ability to provide compensation and benefits that are above or below market median in their respective discretion.
A substantial portion of our executive compensation is pay-at-risk with our executive compensation components weighted most heavily toward short and long-term incentives, which our Compensation and Human Resources Committee and the Board, with respect to the Chief Executive Officer, believes aligns with operational excellence and stockholder value creation, respectively.
The following graphs show the CEO's and the other NEOs' pay mix at total target compensation (annual base salary, target AIP and target LTI). Due to the Company's historical approach to LTI compensation prior to the implementation of an annual LTI program in fiscal year 2024, the two graphs below reflect (i) 2023 annual base salary, (ii) 2023 target AIP values, and (iii) the applicable LTI grant-date value for each NEO from the applicable year when such NEO's one-time LTI award was granted (for Mr. Williams, this reflects his LTI grant value in 2023, for Messrs. Nebreda, Sial, and Vanka, this reflects their LTI grant value in fiscal year 2022 and for Mses. Boll and Couch, this reflects their LTI grant value in fiscal year 2021). Each compensation component is described in further detail below. In fiscal year 2023, for our CEO, approximately 84% percent of his total target compensation, which includes the full grant date value of his LTI award from fiscal year 2022 and his fiscal 2023 AIP, was variable and at risk, and for all the other NEOs as a group, approximately

68% percent of their average total target compensation, which includes the full grant date value of their respective LTI awards granted in either fiscal year 2021, 2022 or 2023 as well as their fiscal 2023 AIP, to the extent they were eligible for such award, was variable and at risk.
84% of Pay at Risk 68% of Pay at Risk

Annual Base Salary
An annual base salary provides a fixed level of compensation for our executives for services rendered to the Company, reflecting the executives' skill set, experience, role and responsibilities, and are designed to attract and retain talented executives and to provide a competitive and stable component of income. Our Compensation and Human Resources Committee, and with respect to the CEO, our Board, reviews base salaries for our executives at least annually, considering (i) each executive's role and responsibilities (including in connection with any promotion), (ii) the executive's performance for the prior year, (iii) base salaries of similarly situated executives at comparable companies in our respective fiscal year Peer Group, and (iv) market data.
2023 Annual Base Salaries
In fiscal year 2023, our Compensation and Human Resources Committee approved a merit-based salary increase of 7.7% and 4.6% for Mses. Boll and Couch, respectively, as compared to fiscal year 2022. Such salary increases took effect January 1, 2023. Given the timing of their hire, there were no base salary increases for Messrs. Nebreda, Sial, Vanka or Williams in fiscal year 2023.

The actual base salary paid to each NEO for 2023 is set forth in the Summary Compensation Table in the "Salary" column. The annual base salaries of the NEOs in effect as of the end of fiscal year 2023 are reflected below:

Name	End of Fiscal Year 2022 Base Salary ($)	End of Fiscal Year 2023 Base Salary ($)	% Change
Julian Nebreda	600,000	600,000	—%
Manavendra Sial	500,000	500,000	—%
Peter Williams	—	450,000	—%
Rebecca Boll	325,000	350,000	7.7%
Krishna Vanka	350,000	350,000	—%
Carol Couch (1)	334,750	350,000 (1)	4.6%
(1) Reflects Ms. Couch's base salary in effect as of July 31, 2023, her last day of employment with the Company.
Annual Incentive Plan
Our AIP is designed to deliver pay upon achievement of corporate financial and strategic performance results, rewarding for superior performance and providing consequences for underperformance. Based on a comprehensive review of our executive compensation programs and competitive market practices by Pay Governance, our Compensation and Human Resources Committee, and with respect to the Chief Executive Officer, our Board, approved our AIP design for fiscal year 2023 in December 2022.

2023 Target AIP Opportunity

Each year, the Board, with respect to the Chief Executive Officer, and the Compensation and Human Resources Committee, with respect to the other NEOs, establish a target AIP award for each NEO expressed as a percentage of base salary, subject to the achievement of pre-established performance measures as described below. Each of our NEOs, other than Mr. Williams, was eligible for an award under the AIP for fiscal year 2023. Mr. Williams will be eligible to participate in the AIP with respect to fiscal year 2024. Target AIP award opportunity for each of our AIP-eligible NEOs for fiscal year 2023 was as follows:

Named Executive Officer	2023 Target Annual Incentive (% of Base Salary)	2023 Target Annual Incentive ($)
Julian Nebreda	100%	600,000
Manavendra Sial	75%	375,000
Rebecca Boll	45%	157,500
Peter Williams	—	—
Krishna Vanka	50%	175,000
Carol Couch (1)	45%	157,500
(1) Due to Ms. Couch's termination from the Company effective July 31, 2023 and under the terms of the Executive Severance Plan, she was paid $131,179, which equaled her target annual incentive, pro-rated for her period of service with the Company in fiscal year 2023.

2023 Annual Incentive Plan Components
In early fiscal year 2023, Mr. Nebreda and the Compensation and Human Resources Committee designed an incentive plan intended to align employees' objectives and actions with the Company’s strategic goals. Mr. Nebreda and the Compensation and Human Resources Committee developed a corporate scorecard and KPIs for delivering on Company-wide strategic objectives. The 2023 AIP design, applied to all employees globally, including our NEOs, was based on a mix of (i) financial and ESG results (the "corporate scorecard") representing 70% of the AIP award and (ii) individual KPIs representing, collectively, 30% of the AIP award. The components of the corporate scorecard were the same for every employee and NEO across the Company. Each NEO was assigned his or her own respective mix of individual KPIs.
The fiscal 2023 AIP award for each NEO was calculated as a percentage of a target award and each corporate scorecard measure was assigned a percentage of achievement, with 0% for below threshold performance, 50% for threshold performance, 100% for target performance, and up to 200% for maximum performance. The Board and the Compensation and Human Resources Committee retained discretion to adjust the final KPI and AIP performance results based on unforeseen circumstances, as warranted.
The Board, with respect to the CEO, and the Compensation and Human Resources Committee, with respect to the other NEOs, with guidance from Pay Governance and input from management, defined the measures under the corporate scorecard component for the 2023 AIP as follows:

Performance Metric	Rationale	Performance Metric Definition
Revenue	Focuses executives on the growth of our Company.	Total Company revenue in accordance with US GAAP, as set forth in the Company's audited consolidated financial statements.
Adjusted Gross Profit	Focuses executives on growing our Company profitably, inclusive of the cost of associated with the goods and services.	Adjusted Gross Profit is a non-GAAP financial metric and is calculated using gross profit (loss), adjusted to exclude (i) stock-based compensation expenses, (ii) amortization, (iii) certain other income or expenses, and (iv) non-recurring income or expenses. Please refer to pages 60-61 in our 2023 Form 10-K for more details on how the Company defines and calculates Adjusted Gross Profit from the Company's audited consolidated financial statements.
Order Intake Margin EAC	Focuses executives on future project pipeline in support of Company growth.	Order Intake Margin EAC is calculated as the reported as sold order intake margin for solutions, digital and service offerings for the Company; provided that reported as sold order intake margin for solution offerings was adjusted to reflect known changes to Estimate at Completion (EAC) margins through September 30, 2023. No adjustments were made to the reported as sold order intake margins for digital or service offerings for KPI calculation purposes.
Safety	Focuses executives on the safety of all employees and others on project sites.	Safety metric is comprised of three measures (weighted equally): (1) average monthly safety walks, (2) timely safety training, and (3) days away, restricted, or transferred ("DART"). One fatality caused by job safety incident, or job loss due to permanent disability caused by a job safety incident, would negate the entire safety payout.
Diversity Index	Focuses executives on diversity, equity, and inclusion	An index that measures several initiatives supporting diversity, equity and inclusion for our employee population.

The specific KPIs within the 30% component of the AIP awards for the NEOs were generally selected from a list of twenty-four individual KPIs that fell within five broad strategic objective categories. The purpose of using the same menu of individual KPIs for all personnel was to align our NEOs (and other executives and employees) on the same projects, activities, goals, and initiatives intended to drive our revenue and profitability for fiscal year 2023, in alignment with stockholder expectations. When the Compensation and Human Resources Committee established these strategic categories and individual KPIs at the start of fiscal year 2023, it believed that each KPI's goal was achievable, but only with significant effort from the Company and the respective NEO. We have listed each of the twenty-four individual KPIs and the associated payout percentages for fiscal year 2023 below.

Strategic Category	Individual KPI	Payout %
Profitable Growth	Revenue (1)	200%
	Adjusted Gross Profit (1)	200%
	Order Intake Margin EAC (1)	175%
	Free Cash Flow	175%
	Backlog Negotiations	150%
	Risk Management	200%
Products that Our Customers Need	Product Roadmap	132%
	Industrialize OS	100%
	Reduce Product Cost	200%
	Cost of Product Quality	200%
Converting our Supply Chain into a Competitive Advantage	Capture IRA benefits	200%
	Diversify Battery Supply Chain	100%
	Optimize Inverter Strategy	100%
	On time Delivery	199%
	Working Capital or Inventory Optimization	200%
Digital as Competitive Differentiation and Margin Driver	Growing Annual Recurring Revenue (Digital)	54%
	Expanding Markets	0%
	Launching New Digital Product Offering	200%
	Launching New Digital Service Offering	88%
	Attachment Rate of Fluence Digital	100%
Working Better	Safety (2)	193%
	Diversity Index (3)	163%
	Competitive Talent	129%
	Intellectual Property	108%
(1) Revenue, Adjusted Gross Profit, and Order Intake Margin EAC were each a component of the corporate scorecard and separately, an individual KPI. Targets and actual performance for these KPIs are set forth in the "Corporate Scorecard" table below. In addition, for Mr. Vanka's 2023 AIP Award, he was assigned three additional digital-only KPIs of digital revenue, digital adjusted gross profit, and digital order intake margin EAC.
(2) Safety was a component of both the corporate scorecard and separately, a potential individual KPI. Target and actual performance for this KPI is set forth in the "Corporate Scorecard" table below.
(3) Diversity Index was a component of both the corporate scorecard and separately, a potential individual KPI. Target and actual performance for this KPI is set forth in the "Corporate Scorecard" table below.

In addition, there was opportunity to earn a 10% "incremental modifier" that could have been added to the total AIP award payout (provided that 2023 AIP payout did not exceed 200% of a target award) if the Company achieved break-even or positive annual adjusted EBITDA for fiscal year 2023. The Company adopted this "incremental modifier" to focus our executive officers on growing our Company profitably, serving as an incentive uplift for rapidly achieving break-even results. The Company did not achieve break-even or positive annual adjusted EBITDA for fiscal year 2023 so no "incremental modifier" was added to any AIP awards. Please refer to pages 60-61 in our 2023 Form 10-K for more details on how the Company calculates Adjusted EBITDA from our audited consolidated financial statements.

The target levels for the performance measures comprising our 2023 AIP were determined based on the Company's fiscal year 2023 budget, following discussion and subsequent approval by our Compensation and Human Resources Committee, and, with respect to the CEO, our Board. Financial performance results are interpolated on a straight-line basis from measurement point to measurement point (threshold to target and target to maximum).

2023 AIP Performance Results

The Company had above-target performance results for fiscal year 2023, in the aggregate, and as a result, payouts under the 2023 AIP were awarded above-target for our NEOs. The final fiscal 2023 AIP payout amounts were approved by the Board (with respect to the Chief Executive Officer) and the Compensation and Human Resources Committee (with respect to the other NEOs). The Board and Compensation and Human Resources Committee did not exercise their discretion to adjust any 2023 AIP award payouts.

The below tables includes the applicable targets as well as the final cumulative results under the 2023 AIP and the amounts payable under each NEO's respective AIP award for our NEOs, except for Mr. Williams who did not receive a fiscal year 2023 AIP award and Ms. Couch whose 2023 AIP payout was based on our ESP, which provided for target payout of her fiscal year 2023 AIP award, pro-rated based on her termination date of July 31, 2023.
Corporate Scorecard Results [70%]

Corporate Metrics	Measure	Weight	Target ($)	2023 Actual Performance ($)	Payout %
Corporate Scorecard	Revenue	15%	1,575	2,218	200%
	Adjusted Gross Profit (1)	25%	80	147	200%
	Order Intake Margin EAC	20%	253	393	175%
Corporate ESG Results	Safety (2)	5%	Safety Walks: 120 per month; Timely Safety Training: 5%; DART: 1.0-1.5	Safety walks: 292 safety walks per month; Timely Training: 1%; DART: 0	193%
	Diversity Index (3)	5%	Score of 3 (out of 5)	Score of 4.3 (out of 5)	163%
(1) Adjusted Gross Profit is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial measures reported under GAAP. For a discussion of how we define and calculate Adjusted Gross Profit from the Company's audited consolidated financial statements, please refer to pages 60-61 in our 2023 Form 10-K.

(2) Safety was comprised of three factors with equal weighting resulting in an aggregate payout. There were no fatalities or job losses associated with safety incidents in fiscal year 2023.
(3) The diversity index contained four components, each equally weighted, focusing on employee voluntary self-reporting of demographic information, strengthening the recruitment of females globally, strengthening the retention of female employees globally, and strengthening minority recruitment in the United States. Those components scored, respectively (out of a possible score of 5): 5, 4, 3 and 5.

Individual KPI Results [30%]

Name	Individual KPI	Weight	Target ($)	2023 Actual Performance ($)	Payout %
Julian Nebreda	Free Cash Flow (1)	10%	$(190M)	$(115M)	175%
	Risk Mitigation	10%	10 enterprise risks identified and mitigated	Above target	200%
	Average of all 24 Company KPIs	10%	100%	Above target	148%
Manavendra Sial	Free Cash Flow (1)	10%	$(190M)	$(115M)	175%
	Risk Mitigation	10%	10 enterprise risks identified and mitigated	Above target	200%
	Average of all 24 Company KPIs	10%	100%	Above target	148%
Rebecca Boll	Free Cash Flow (1)	10%	$(190M)	$(115M)	175%
	Risk Mitigation	10%	10 enterprise risks identified and mitigated	Above target	200%
	Average of all KPIs set forth under "Products that Our Customers Need" in table above	10%	100%	Above target	153%
Krishna Vanka	Free Cash Flow (1)	5%	$(190M)	$(115M)	175%
	Risk Mitigation	5%	10 enterprise risks identified and mitigated	Above target	200%
	Digital revenue	5%	$9M	$4M	0%
	Digital adjusted gross profit (2)	5%	Target performance for digital-only business adjusted gross profit	Below threshold	0%
	Digital order intake margin EAC	5%	Target performance for digital-only business order intake margin EAC	Above target	161%
	Average of all KPIs set forth under "Digital as Competitive Differentiation and Margin Driver" in table above	5%	100%	Below target	88%
(1) Free Cash Flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial measures reported under GAAP. For a discussion of how we define and calculate Free Cash Flow from the Company's audited consolidated financial statements, please refer to pages 60-61 in our 2023 Form 10-K.

(2) Digital Adjusted Gross Profit is a non-GAAP financial metric and should not be considered in isolation or as a substitute for financial measures reported under GAAP. Digital Adjusted Gross Profit can be calculated by using our internal budgeting and planning applications to adjust the Company's Adjusted Gross Profit to reflect only the digital side of the business. For a discussion of how we define and calculate Adjusted Gross Profit from the Company's audited consolidated financial statements, please refer to pages 60-61 in our 2023 Form 10-K.

2023 Cumulative AIP Award Results for NEOs

Name	AIP Target ($)	AIP Maximum ($)	70% Company Performance FY 2023 ($)	30% KPI Performance FY 2023 ($)	Adjusted EBITDA "Incremental Modifier"	Total AIP Award for FY23 ($)	Award as % of Target
Julian Nebreda	600,000	1,200,000	796,824	313,698	—	1,110,522	185%
Manavendra Sial	375,000	750,000	498,015	196,061	—	694,076	185%
Rebecca Boll	157,500	315,000	209,166	83,244	—	292,410	186%
Krishna Vanka	175,000	350,000	232,407	54,661	—	287,068	164%
These final, approved fiscal 2023 award amounts (other than for Ms. Couch) are also set forth below in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.
Long-Term Incentives
Company History through Fiscal Year 2023
Our Board and Compensation and Human Resources Committee view LTI compensation as a key component of our total compensation program supporting the creation of sustained stockholder value and an ownership culture among our employees. Equity awards are granted under the Equity Award Grant Policy; for more information on this policy, see " - Other Policies and Considerations - Equity Award Grant Policy" in this CD&A.
The role and design of LTI compensation within the Company has evolved since the Company's formation. In April 2021, the Company issued its first equity-based grants to the then-current executives in the form of phantom units and NQSOs under the 2020 Unit Option Plan of Fluence Energy, LLC (the “2020 Unit Option Plan”) and the Fluence Energy, LLC Phantom Equity Incentive Plan (the “Phantom Equity Plan”). The 2020 Unit Option Plan provided our employees, including certain of the NEOs, consultants, non-employee directors, and other service providers and those of our affiliates the opportunity to participate in the equity appreciation of our business. In connection with our IPO, outstanding options were converted into options to purchase shares of the Company’s Class A common stock. These outstanding options vest in one-third increments in each of April 2022, 2023, and 2024. The Phantom Equity Plan was designed to further align employees’ interests with the interests of Fluence Energy, LLC and its subsidiaries, and each phantom unit granted under the Phantom Equity Plan represents a right to a potential payment equal to the value of one share of Class A common stock. Post-IPO, the vesting schedule for our executive leadership team provides that the phantom units vest in one-third increments in April 2022, 2023, and 2024. As of fiscal year 2024, Ms. Boll is the only NEO who continues to hold phantom units and options issued prior to the IPO.
The awards under the 2020 Unit Option Plan and the Phantom Equity Plan were LTI awards intended to provide an equity grant with a grant value at approximately three-times an annual equivalent, without an LTI grant intended for the following two fiscal years. Mses. Boll and Couch are our only NEOs who received this April 2021 LTI award. Ms Boll received her award in the form of both phantom units and stock options, and Ms. Couch received her award in the form of stock options. As such, neither Mses. Boll nor Couch received an LTI award in either of fiscal years 2022 or 2023. Following the adoption of the 2021 Incentive Award Plan, the Company no longer grants awards under the 2020 Unit Option Plan or Phantom Equity Plan.
In connection with the Company's IPO, the Company adopted the 2021 Incentive Award Plan, to facilitate the grant of short and long-term cash and equity incentives to directors, employees (including our NEOs), and consultants of the Company and certain of its affiliates. Pursuant to the 2021 Incentive Award Plan, the Company may use a variety of types of long-term incentive awards, including RSUs, NQSOs, PSUs, performance-based cash, and time-based cash. The Board and Compensation and Human Resources Committee makes an annual determination of the appropriate long-term compensation mix based on a variety of factors, including business strategy, marketplace trends, retention needs, participant eligibility, share availability under the 2021 Incentive Award Plan, Peer Group practices, cost, and cash flow impact to the Company.
For fiscal years 2022 and 2023, we provided LTI compensation in the form of time-vested RSUs to newly hired executives. On September 1, 2022, Mr. Nebreda was awarded 138,658 RSUs with a grant date fair value of $2,500,004. On September 15, 2022, Mr. Sial was awarded 135,629 RSUs, with a grant date fair value of $2,600,008. On September 1, 2022, Mr. Vanka was awarded 27,732 RSUs with a grant date fair value of $500,008. Such awards were granted in lieu of any annual 2023 LTI awards to these NEOs and, as such, Messrs. Nebreda, Sial, and Vanka did not receive any annual LTI award in fiscal year 2023. On July 17, 2023, Mr. Williams was awarded 25,765 RSUs with a grant date fair value of $750,019. The RSU grants made to Messrs. Nebreda, Sial, and Vanka in fiscal year 2022 and to Mr. Williams in fiscal year 2023 vest one-third annually on the anniversary of each NEOs respective grant date, subject to each of Messrs.

Nebreda, Sial, Williams and Vanka's continued employment with the Company on each of the applicable vesting dates, except as may be otherwise provided under the terms of the Company’s Executive Severance Plan (the "ESP").
LTI Awards for Fiscal Year 2024
On December 8, 2023, upon the recommendation of our Compensation and Human Resources Committee, the Board approved the Company’s first post-IPO, annual LTI program for our executives, including Messrs. Nebreda and Williams and Ms. Boll. Under the 2024 LTI program, each of the awards granted to Messrs. Nebreda and Williams and Ms. Boll was comprised as follows: 40% PSUs, 40% RSUs and 20% NQSOs. The terms of such 2024 LTI grants are summarized below:
•RSUs vest one-third annually on the anniversary of the grant date and are settled in shares of Company stock.
•NQSOs vest one-third annually on the anniversary of the grant date, and are subject to a strike price of $21.93.
•PSUs cliff-vest in full on September 30, 2026, and are settled in shares of Company stock, subject to the achievement of two financial performance metrics (cumulative adjusted EBITDA weighted 65% and cumulative revenue weighted 35%) during fiscal years 2024 and 2025. Each financial performance measure has threshold performance at 50% and maximum performance at 200% payout, with 0% for below-threshold performance.
Other Relevant Compensation Elements, Policies and Consideration
Retirement Benefits
We maintain a 401(k) retirement savings plan for our U.S. employees, including our NEOs, who satisfy certain eligibility requirements. The Internal Revenue Code of 1986, as amended (the "Code") allows eligible employees to defer a portion of their compensation, within prescribed limits, on either a pre-tax or after-tax basis through contributions to the 401(k) plan. Currently, we match employee contributions up to a maximum of 5% of the employee’s eligible compensation per pay period. Employees, including our NEOs, are immediately vested in the Company matching contribution, and they are always vested in their own 401(k) deferrals. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan and making matching contributions of 100% of the first 5% of employee contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.
We do not maintain a defined benefit pension plan, a supplemental executive retirement plan, nor a non-qualified deferred compensation plan for our NEOs.
Health and Other Benefits
All our full-time employees in the United States, including our NEOs, are eligible to participate in our United States health and welfare plans during their employment with the Company, including:
•medical, dental, and vision benefits;
•medical and dependent care flexible spending accounts;
•short-term and long-term disability insurance;
•life insurance;
•commuter benefits;
•health savings accounts; and
•an employee assistance program.
No Material Executive Perquisites and No Tax Gross-Ups
We do not provide material executive perquisites and we do not make gross-up payments to cover our NEOs' personal income taxes that may pertain to any of the compensation or benefits paid or provided by the Company.
Executive Severance Plan
The Company maintains the ESP, which was adopted in February 2022, in which the Company’s executive leadership, including the NEOs, are eligible to participate. The ESP is intended to attract and retain key executive talent and align executives' interests with those of stockholders by mitigating uncertainties the executives may have about their ongoing employment if a change in control (as defined in the ESP) is pursued. The Company does not enter into any other written severance agreements with its executive leadership, including the NEOs, outside of those pursuant to the ESP.
The ESP provides for the payment of severance and other benefits to eligible executives, including the NEOs, in the event of an “involuntary termination” of employment by the Company (i.e., generally a termination by the Company without “cause”) or a “good reason termination” of employment by the eligible executive (each as defined below) (each, a “Qualifying Termination”). In the event a Qualifying Termination occurs within three months prior to a change in control of the Company or in the twelve months following a change in control of the Company (the “CIC Period”), an eligible executive, including an NEO, would be eligible to receive enhanced severance benefits.
In the event of a Qualifying Termination of an eligible executive, including NEOs, and subject to execution of a general release of claims against the Company and compliance with certain post-employment covenants, the ESP provides the following payments and benefits:

	Qualifying Termination Outside of CIC Period (Other than due to Death or Disability, or for Cause)
NEO	Separation Payments	Benefits Continuation Period (1)	Outplacement Services	AIP Compensation	Equity Compensation
CEO	150% of Annual Base Salary, payable over an 18-month period	18 months	$50,000	• Payment of accrued but unpaid cash bonuses for completed performance periods; and • Pro-rated target annual cash bonus for the performance period in which termination occurs	If the terminated executive holds unvested equity awards issued with a grant date more than one year before the date of termination:

• A prorated portion of the unvested time-vesting equity awards will accelerate and vest; and

• If termination occurs during the final six months of the performance period for any performance-vesting equity award, a prorated portion of such equity award will accelerate and vest (based on target performance).

All Other NEOs	100% of Annual Base Salary payable over a 12-month period	12 months	$25,000

	Qualifying Termination During CIC Period
NEO	Separation Payments	Benefits Continuation Period (1)	Outplacement Services	AIP Compensation	Equity Compensation
CEO	200% of the sum of Annual Base Salary and Target Bonus, payable in lump sum	18 months	$50,000	• Payment of accrued but unpaid cash bonuses for completed performance periods; and • Pro-rated target annual cash bonus for the performance period in which termination occurs	• If the executive is not provided with replacement awards having equal value, and comparable terms and conditions as the prior awards, equity awards automatically accelerate and vest in full upon the change in control (assuming target level performance for purposes of any performance vesting awards).

• If a Qualifying Termination occurs during the CIC Period, all unvested equity or replacement awards, as applicable, will automatically accelerate and fully vest upon the termination of employment (or the change in control, if later) (assuming target level performance for purposes of any performance vesting awards).

All Other NEOs	150% of the sum of Annual Base Salary and Target Bonus, payable in lump sum	18 months	$25,000
(1) Medical and dental coverage continues for the NEO during his or her severance period on the same cost-sharing basis as if his or her employment had not terminated.

The ESP does not provide for a gross-up payment to offset any excise taxes that may be imposed on excess parachute payments under Section 4999 (the “Excise Tax”) of the Code. Instead, the ESP provides that in the event that the payments described above would, if paid, be subject to the Excise Tax, then the payments will be reduced to the extent necessary so that no portion of the payments is subject to the Excise Tax, if the net amount of the reduced payments, after giving effect to income tax consequences, is greater than or equal to the net amount of the payments without such reduction, after giving effect to the Excise Tax and income tax consequences.
For purposes of the ESP, “cause” means (i) if a participant is a party to a written employment, severance or consulting agreement with the Company or any of its affiliates or an award agreement in which the term “cause” is defined (a “Relevant Agreement”), “cause” as defined in the Relevant Agreement, and (ii) if no Relevant Agreement exists, (A) a material breach by the participant of any of his or her obligations set forth in any written agreement with the Company or any of its affiliates as the same may then be in effect; (B) fraud, embezzlement, theft or other material dishonesty by the participant in connection with services to or otherwise with respect to the Company or any of its affiliates; (C) the participant’s commission of any act or omission that results in or could reasonably be expected to result in any material damage or harm to the business, property or reputation of the Company or any of its affiliates; (D) the participant’s commission of, indictment for, or a plea of nolo contendere to, any felony under any state, federal or foreign law or any crime involving moral turpitude or dishonesty; (E) the participant’s unlawful use (including being under the influence) or possession of illegal drugs, or repeated intoxication with alcohol, at the premises of the Company or any of its affiliates or otherwise while performing (or holding himself or herself as performing) services for or on behalf of the company or any of its affiliates; (vi) participant’s prolonged and unexcused absence from work (other than by reason of disability); or (F) refusal or failure by the participant to attempt in good faith to follow or carry out the reasonable instructions of the Board or the participant’s supervisor which failure, if curable, does not cease within fifteen (15) days after written notice of such failure is given to the participant by the Company or any affiliate.
For purposes of the ESP, a “good reason termination” means the voluntary separation from service of the participant in the three month period prior to a change in control or in the twelve month period following a change in control due to any of the following events without the participant’s written consent: (a) the relocation of the participant’s principal place of employment to a location that is more than 50 miles from the principal place of employment in effect immediately prior to such change in control; (b) a material diminution in the duties or responsibilities of the participant from those in place immediately prior to such change in control (other than, with respect to the Chief Executive Officer, due to removal (or failure to appoint) as a member of the successor company’s board of directors); (c) a material reduction in the base salary or annual incentive opportunity of the participant from what was in place immediately prior to such change in control; and (d) the failure of any successor entity to the Company following a change in control to assume the ESP, as in effect immediately prior to such change in control. The participant must (i) notify the Board, in writing, within ninety (90) days of the event constituting the basis for a good reason termination of the participant’s intent to trigger a good reason termination, that specifically identifies in reasonable detail the event constituting the basis for the good reason termination, (ii) the event must remain uncorrected for thirty (30) days following the date that the participant notifies the Board in writing of the participant’s intent to terminate employment for good reason, and (iii) the termination date must occur within sixty (60) days after expiration of the notice period. For the avoidance of doubt, “good reason” shall not apply outside of the three month period prior to a change in control or the twelve month period following a change in control.
Except where required by law or otherwise determined by the Board, severance payments would not be made under the ESP if the NEO were terminated by the Company for "cause" or voluntary resigned (other than due to a good reason termination). For more information, see the Outstanding Equity Awards at Fiscal Year-End table and related footnotes.
Ms. Couch's Termination and Severance
Ms. Couch entered into a separation agreement with the Company (the "Couch Separation Agreement"), dated July 5, 2023 in connection with termination of her employment by the Company, effective on July 31, 2023. Ms. Couch’s termination constituted a Qualifying Termination under the ESP and therefore Ms. Couch was entitled to severance benefits and equity treatment in accordance with the terms of the ESP. Ms. Couch did not receive any termination benefits other than the benefits set forth in the ESP.
Mr. Vanka's Termination and Severance
Mr. Vanka’s employment with the Company is anticipated to terminate effective January 31, 2024. Mr. Vanka’s termination constituted a Qualifying Termination under the ESP and therefore he is entitled to severance benefits and equity treatment in accordance with the terms of the ESP, except that the Company and Mr. Vanka have agreed to waive outplacement benefits provided under the ESP in exchange for the Company’s payment of tuition for Mr. Vanka to attend certain approved executive leadership education courses of equivalent value.
Clawback Policies
In fiscal year 2022, the Board adopted the Company's Clawback Policy (the “Original Clawback Policy”) to recoup compensation from the CEO and all other executives reporting to the CEO, including the Chief Accounting Officer, under certain circumstances. In fiscal year 2023, the Compensation and Human Resources Committee adopted two new Company clawback policies. The first such policy was adopted in compliance with Nasdaq listing standards pursuant to Exchange Act Rule 10D-1 and covers our current and former Section 16 officers (the “New SEC Clawback Policy”) and the second such new policy is for our other non-executive officers (the “New Other Clawback Policy”). Both the New SEC Clawback Policy and the New Other Clawback Policy contain similar provisions, provided that the New SEC Clawback Policy is subject to certain requirements, including external reporting and disclosure obligations, mandated by applicable law and regulation. The Original Clawback Policy is limited in scope to restatements and will no longer apply after September 30, 2026. The full text of the New SEC Clawback Policy was included as Exhibit 97 to our 2023 Form 10-K.
In the event the Company is required to prepare an accounting restatement of its financial statements due to the Company's material noncompliance with any financial reporting requirement under the applicable federal securities laws, then the Board will follow the requirements of the appropriate clawback policy and will, to the extent required by, in accordance with, the terms of the applicable clawback policy, seek reimbursement or forfeiture of any excess incentive compensation received by any covered executive in respect of the applicable performance period. Subject to the terms of the applicable clawback policy, the right to recoupment shall survive a covered executive’s separation from the Company if the separated covered executive’s incentive compensation either prior to or after separation is impacted by an accounting restatement for financial statements that were published at the time that such individual was actively serving as a covered executive of the Company.
Equity Award Grant Policy
Pursuant to our Equity Award Grant Policy, equity awards granted under our 2021 Incentive Award Plan are approved either by our Compensation and Human Resources Committee or full Board, provided that the Board approves all equity awards granted to our CEO. This policy contemplates key parameters, such as the award grant date, award grant price, award approval process, types of awards, and reasons for granting annual awards and off-cycle awards. The Compensation and Human Resources Committee has oversight of the Equity Award Grant Policy and may delegate award approval to the CEO, except for (i) annual awards, (ii) any award in an amount equal to or greater than $500,000 to any employee in any fiscal year, and (iii) awards to officers of the Company, including members of the executive leadership team and our NEOs (or anyone reasonably expected to be a member of the executive leadership team or an NEO).
Executive Stock Ownership Policy

Our NEOs are subject to our Executive Stock Ownership Policy. For more information, see "Corporate Governance — Stock Ownership Requirements."
Derivatives Trading, Hedging, and Pledging Policies
Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. For more information, see "Corporate Governance — Anti-Hedging Policy."
Section 409A
The Compensation and Human Resources Committee considers whether components of the compensation for our executive officers may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. The Compensation and Human Resources Committee aims to structure these compensation components to be compliant with or exempt from Section 409A of the Code and the Departure of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code.
Section 162(m)
Section 162(m) of the Code limits the amount we may deduct from our federal income taxes for compensation paid to individuals that are “covered employees within the meaning of Section 162(m) of the Code, which include our NEOs, to $1 million per individual per year. While the Board and Compensation and Human Resources Committee may take the deductibility of compensation into account when making compensation decisions, the Board and Compensation and Human Resources Committee will award compensation that it determines to be consistent with the goals of our executive compensation program and to attract, retain, or motivate executive talent even if such compensation is not deductible by us.
“Golden Parachute” Payments
Sections 280G and 4999 of the Code provide that certain executive officers and other service providers who are highly compensated or hold significant equity interests may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we, or a successor, may forfeit a tax deduction on the amounts subject to this additional tax. While the Board and Compensation and Human Resources Committee may take the potential forfeiture of such tax deduction into account when making compensation decisions, it will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us. We do not provide any tax gross-ups to cover excise taxes under Section 4999 in connection with a change in control. For more information regarding treatment of certain payments in connection with a change in control, see " - Executive Severance Plan" above.
Non-GAAP Financial Reporting Policy
Our Compensation and Human Resources Committee determined that for purposes of defining and determining how to calculate certain financial measures used in our incentive compensation plans, the committee would use those definitions set forth in the Company's Non-GAAP Financial Reporting Policy, in an effort to promote alignment between accounting definitions used by the Company and incenting the executive leadership team, including the NEOs.
Compensation and Human Resources Committee Report
The Compensation and Human Resources Committee has reviewed and discussed with management the Company’s “Compensation Discussion and Analysis.” Based on such review and discussions, the Compensation and Human Resources Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Cynthia Arnold (Chairperson)
Elizabeth Fessenden

Barbara Humpton

Tish Mendoza

Harald von Heynitz

Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation and Human Resources Committee nor any other member of our Board served as an executive officer of another entity during fiscal year 2023 for which any of our executive officers served as a director or a member of its compensation committee. Except for certain related party transactions detailed under "Certain Relationships and Related Party Transactions" set forth below, none of the members of our Compensation and Human Resources Committee had a relationship with us that is required to be disclosed under Item 404 of SEC Regulation S-K in fiscal year 2023.
Compensation Tables and Related Disclosures
Summary Compensation Table
The table below provides information regarding the total compensation paid to or earned by each of our NEOs for each of the fiscal years ended September 30, 2021, September 30, 2022, and September 30, 2023.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Julian Nebreda	2023	600,000	50,000	—	—	1,110,522	14,250	1,774,772
President and Chief Executive Officer	2022	50,000	—	2,500,004	—	—	—	2,550,004

Manavendra Sial	2023	500,000	215,328	—	—	694,076	14,250	1,423,654
Senior Vice President and Chief Financial Officer	2022	23,077	—	2,600,008	—	—	—	2,623,085

Peter Williams	2023	94,039	—	750,019	—	—	4,702	848,760
Senior Vice President and Chief Supply Chain and Manufacturing Officer
Rebecca Boll	2023	343,750	144,937	—	—	292,410	14,250	795,347
Senior Vice President and Chief Product Officer	2022	325,000	144,937	—	—	118,463	14,250	602,650
	2021	306,557	—	270,248	243,192	154,733	—	974,730
Krishna Vanka	2023	350,000	100,000	—	—	287,068	14,250	751,318
Senior Vice President and Chief Digital Officer
Carol Couch	2023	287,854	—	—	—	—	534,673	822,527
Former Senior Vice President and Chief Supply Chain and Manufacturing Officer
(1) For fiscal year 2022, Mr. Nebreda commenced service with the Company as Chief Executive Officer and President on September 1, 2022; Mr. Sial commenced service with the Company as Senior Vice President and Chief Financial Officer on September 15, 2022 and ceased serving as Senior Vice President and Chief Financial Officer on December 31, 2023; and Mr. Vanka commenced service with the Company as Senior Vice President and Chief Digital Officer on August 29, 2022 and ceased serving as an executive officer of the Company effective November 28, 2023 and shall cease service as a non-executive employee with the Company on January 31, 2024. For fiscal year 2023, Mr. Williams commenced service with the Company as Senior Vice President and Chief Supply Chain and Manufacturing Officer on July 17, 2023 and Ms. Couch ceased serving as an executive officer on July 16, 2023 and terminated service as a non-executive employee with the Company on July 31, 2023.

(2) For Mr. Nebreda, for fiscal year 2023, the $50,000 represents a sign-on bonus that was paid in December 2022 as described in the Nebreda Offer Letter (as defined below). For Mr. Sial, for fiscal year 2023, the $215,328 represents the pro-rata portion from his original $500,000 sign-on bonus that he is permitted to retain following his voluntary departure from the Company in December 2023, as described in the Sial Offer Letter (as defined below). For Ms. Boll, for fiscal year 2022, the $144,937 represents a portion of Ms. Boll’s bonus that was paid in September 2021 which remained subject to a clawback until September 30, 2022, and for fiscal year 2023, the $144,937 represents the remainder of Ms. Boll's bonus that was paid in February 2022 which remained subject to a clawback until February 28, 2023. For Mr. Vanka, the $100,000 represents a sign on bonus which remained subject to a clawback until August 29, 2023 as described in further detail in the Vanka Offer Letter (as defined below).
(3) The amount in this column reflects the aggregate grant date fair value of restricted stock units, phantom units, and stock options, as determined in accordance with FASB ASC 718. For a description of the assumptions used to determine the compensation cost of these awards, see Note 17 to our audited consolidated financial statements for the year ended September 30, 2023 included in the 2023 Form 10-K, Note 17 to our audited consolidated financial statements for the year ended September 30, 2022 included in the Company's Annual Report on Form 10-K filed with the SEC on December 14, 2022, and Note 16 to our audited consolidated financial statements for the year ended September 30, 2021 included in the Company's Annual Report on Form 10-K filed with the SEC on December 14, 2021.
(4) The amounts in this column represent annual incentive cash awards earned under our AIP. For fiscal year 2023, Messrs. Nebreda, Sial, and Vanka and Ms. Boll were eligible for an award under our AIP, and received a payment equal to 185%, 185%, 164%, and 186% of their target AIP award, respectively. Mr. Williams was not eligible for a fiscal 2023 AIP award. In connection with Ms. Couch's departure from the Company effective July 31, 2023, pursuant to the terms of the ESP, Ms. Couch was paid $131,179, which was her target AIP award, pro-rated for her service for fiscal year 2023 through her termination date of July 31, 2023 as part of her severance-related payments that are set forth in the "All Other Compensation" column in this Summary Compensation Table. For more information, see “Compensation Discussion and Analysis – Elements of Compensation - Annual Incentive Plan" above.
(5) For Messrs. Nebreda, Sial, and Vanka and Ms. Boll, this amount reflects a matching contribution of $14,250 under the Company’s 401(k) plan. For Mr. Williams, this amount reflects a matching contribution of $4,702 under the Company's 401(k) plan. For Ms. Couch, this amount reflects (a) an aggregate of $520,423 severance-related payments, as described in detail above under "Compensation Discussion and Analysis - Executive Severance Plan - Ms. Couch Termination and Severance" and (b) a matching contribution of $14,250 under the Company's 401(k) plan.

Grants of Plan-Based Awards

The following table shows information regarding the AIP and LTI awards granted to our NEOs in fiscal year 2023.

	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards; Number of Shares of Stock or Units (#) (2)	Grant Date fair value of stock awards ($)(3)
Name			Threshold ($)	Target ($)	Maximum ($)
Julian Nebreda President and Chief Executive Officer
	---	12/5/2022	300,000	600,000	1,200,000	---	---
Manavendra Sial Senior Vice President and Chief Financial Officer
	---	12/5/2022	187,500	375,000	750,000	---	---
Peter Williams Senior Vice President and Chief Supply Chain and Manufacturing Officer
	7/17/2023	7/5/2023	---	---	---	25,765	750,019
Rebecca Boll Senior Vice President and Chief Product Officer
	---	12/5/2022	78,750	157,500	315,000	---	---
Krishna Vanka Senior Vice President and Digital Officer
	---	12/5/2022	87,500	175,000	350,000	---	---
Carol Couch (4) Former Senior Vice President and Chief Supply Chain and Manufacturing Officer
	---	12/5/2022	78,750	157,500	315,000	---	---
(1) The amounts shown represent the potential payment with respect to the AIP award for fiscal year 2023 at threshold, target, and maximum performance. The threshold amount is equal to 50% of target performance, the target amount is equal to 100% of target performance and the maximum amount is 200% of target performance. The threshold, target, and maximum amounts are based on a percentage of the NEO's fiscal year 2023 base salary in effect on September 30, 2023. Actual amounts earned for fiscal year 2023 are included in the "Non-Equity Incentive Compensation Plan" column of the Summary Compensation Table above and are detailed further under "Compensation Discussion and Analysis — Elements of Compensation— Annual Incentive Plan" above.
(2) This amount represents the number of time-vesting RSUs granted to NEOs in fiscal year 2023. These RSUs vest in one-third increments on each of the first three anniversaries of the grant date, subject to the holder's continued employment with the Company. For more information relating to these RSUs, see “Compensation Discussion and Analysis – Elements of Executive Compensation - Long-Term Incentives” and the Outstanding Equity Awards at Fiscal Year-End table below.
(3) Reflects the grant date fair value of RSUs computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the fair value of the RSUs are set forth in Note 17 to the audited consolidated financial statements included in the 2023 Form 10-K.
(4) In connection with Ms. Couch's departure from the Company effective July 31, 2023, pursuant to the terms of the ESP, Ms. Couch's 2023 AIP award was paid out at $131,179, which was at target, pro-rated for the time of her service with the Company through July 31, 2023.

Additional Narrative Disclosures relating to Summary Compensation Table and the Grants of Plan-Based Awards Table
Executive Offer Letters and Arrangements
Our NEOs are not party to any employment agreements but are party to offer letters entered into upon their respective hire dates with the Company, the material terms of which are described below. Each of our NEO's employment is at-will and Fluence or the NEO may terminate the employment arrangement at any time for any reason.
Julian Nebreda
Mr. Nebreda entered into an offer letter with the Company, dated as of August 5, 2022 (the "Nebreda Offer Letter"), as President and Chief Executive Officer of the Company. The Nebreda Offer Letter provides that Mr. Nebreda was entitled to an annual base salary of $600,000 per year and a target annual cash incentive opportunity of 100% of his annual base salary, both of which have subsequently been amended through Board approval for fiscal year 2024. The Nebreda Offer Letter provides that Mr. Nebreda is eligible to participate in the Company’s broad-based health and welfare benefit plans and the Company’s broad-based retirement plan.
Manavendra Sial
Mr. Sial entered into an offer letter with the Company, dated as of August 26, 2022 (the "Sial Offer Letter"), providing for his position as Senior Vice President and Chief Financial Officer of the Company. The Sial Offer Letter, which provided that Mr. Sial was entitled to an annual base salary of $500,000 per year and a target annual cash incentive opportunity of 75% of his annual base salary prior to his departure in December 31, 2023. The Sial Offer Letter also provided Mr. Sial with a one-time sign-on cash bonus of $500,000, paid December 31, 2022, which was subject to clawback. As Mr. Sial voluntarily left the Company prior to September 15, 2025, Mr. Sial was required to pay a portion of this sign-on cash bonus back to the Company, with the payback value reduced pro-rata on a daily basis spread over such three-year period beginning September 15, 2022 through September 15, 2025. As of January 23, 2024, Mr. Sial has paid back the full amount of $284,672 in connection with this requirement. The Sial Offer Letter provides that Mr. Sial was eligible to participate in the Company’s broad-based health and welfare benefit plans and the Company’s broad-based retirement plan, when employed by the Company through December 31, 2023.
Peter Williams
Mr. Williams entered into an offer letter with the Company, dated as of July 5, 2023 (the "Williams Offer Letter"), as Senior Vice President and Chief Supply Chain and Manufacturing Officer of the Company. The Williams Offer Letter provided that Mr. Williams is entitled to an annual base salary of $450,000 per year and a target annual cash incentive opportunity of 50% of his annual base salary, beginning in fiscal year 2024. The Williams Offer Letter also provided Mr. Williams with a sign-on cash bonus of $500,000 payable in two installments: (i) $250,000 was paid within 30 days of his hire date of July 17, 2023, and (ii) $250,000 is to be paid upon the one-year anniversary date of hire; provided he remains with the Company on each such payment date. If Mr. Williams voluntarily leaves the Company as an employee prior to the two-year anniversary date of each payment or is terminated by the Company due to cause (as defined in the ESP), Mr. Williams will be required to pay each respective part of this sign-on cash bonus back to the Company. The Williams Offer Letter provides that Mr. Williams is eligible to participate in the Company’s broad-based health and welfare benefit plans and the Company’s broad-based retirement plan.
Rebecca Boll
Ms. Boll entered into an offer letter with the Company, dated as of May 12, 2020 (the “Boll Offer Letter”), providing for her position as Chief Product Officer of the Company. Ms. Boll's initial annual base salary upon hire was $300,000 per year and a target annual bonus target of 40% of her annual base salary, both of which have subsequently been amended by the Compensation and Human Resources Committee since the time of hire, including most recently for fiscal year 2024.
Krishna Vanka
Mr. Vanka was a party to an offer letter with the Company, dated as of August 5, 2022 (the "Vanka Offer Letter"), which as the former Senior Vice President and Chief Digital Officer of the Company. The Vanka Offer Letter provided that Mr. Vanka was entitled to an annual base salary of $350,000 per year and a target annual cash incentive opportunity of 50% of his annual base salary. The Vanka Offer Letter also provided Mr. Vanka with a sign-on cash bonus of $100,000 was paid in three installments: $50,000 was paid within 30 days of his hire date of August 29, 2022, $25,000 was paid 90 days after his hire date, and $25,000 paid 180 days after his hire date. If Mr. Vanka voluntarily left the Company as an employee prior to August 29, 2023 or was terminated by the Company due to cause (as defined in the ESP), Mr. Vanka would have been required to pay each respective part of this sign-on cash bonus back to the Company. The Vanka Offer Letter provided that Mr. Vanka was eligible to participate in the Company’s broad-based health and welfare benefit plans and the Company’s broad-based retirement plan.
Carol Couch
Ms. Couch was a party to an offer letter with the Company, dated as of March 31, 2021 (the "Couch Offer Letter"). The Couch Offer Letter provided that Ms. Couch was entitled to an annual base salary of $325,000 per year and a target annual cash incentive opportunity of 45% of her annual base salary. The Couch Offer Letter also provided Ms. Couch with a sign-on cash bonus of $50,000, payable to Ms. Couch within 60 days of hire date.
The Company involuntarily terminated Ms. Couch on July 31, 2023. In connection therewith, Ms. Couch received $520,423 in severance benefits, including vesting acceleration for equity incentive awards pursuant to the ESP. See "Compensation Discussion and Analysis - Executive Severance Plan - Ms. Couch's Termination and Service" for more information about Ms. Couch's severance benefits.
Incentive Compensation Plans applicable to all NEOs
Annual Incentive Plan
In early fiscal year 2024, we made cash payments to Messrs. Nebreda, Sial and Vanka and Ms. Boll under the Annual Incentive Plan for performance during fiscal year 2023. The amount payable to each such NEO is included in the amounts reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for each NEO. A description of the Annual Incentive Plan and awards made thereunder is set forth in the CD&A of this Proxy Statement.
Equity Incentive Compensation
The Summary Compensation Table includes amounts relating to restricted stock units granted under its 2021 Incentive Award Plan to Messrs. Nebreda, Sial, and Williams in fiscal years 2022 and 2023, stock options granted under the 2020 Unit Option Plan to Ms. Boll for fiscal year 2021 and phantom units granted under the Phantom Equity Plan to Ms. Boll in fiscal year 2021. The amounts reported in the “Stock Awards” and "Option Awards" columns of the Summary Compensation Table for each NEO is based upon the aggregate grant date fair value of such awards computed in accordance with FASB ASC Topic 718. For a description of the terms of these awards granted in fiscal year 2023, see the CD&A of this Proxy Statement.
Effect of Termination of Employment or Change-in-Control
The vesting of the equity incentive awards outstanding as of September 30, 2023 and the ability of the NEOs to receive payments under those awards are affected by the termination of their employment, including certain Qualifying Terminations in connection with a change-in-control. These events and the related payments and benefits are described in “Potential Payments Upon Termination or Change-in-Control” of this Proxy Statement.
Severance Arrangements
Each NEO is eligible to participate in the ESP. See “Compensation Discussion and Analysis – Executive Severance Plan” above for a description of the payments that each NEO would be entitled to receive in connection with a Qualifying Termination, as defined in the ESP.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards to each of our NEOs as of September 30, 2023.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($) (1)	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)
Julian Nebreda	—	—	—	—	92,438(3)	2,125,150
Manavendra Sial	—	—	—	—	90,419(4)	2,078,733
Peter Williams	—	—	—	—	25,765(5)	592,337
Rebecca Boll	178,398	134,631(6)	2.45	04/02/2031	40,932(7)	941,027
Krishna Vanka	—	—	—	—	18,488(8)	425,039
Carol Couch (9)	230,738	—	2.45	10/29/2023	—	—
(1) The exercise price set forth herein represents the per share Class A common stock exercise price of such options.
(2) Represents the fair market value per share of the Company's Class A common stock of $22.99, as of September 30, 2023.
(3) As of September 30, 2023, the unvested RSUs were scheduled to vest in two remaining equal installments on each of September 1, 2024 and September 1, 2025, subject to continued employment by Mr. Nebreda through such vesting dates.
(4) As of September 30, 2023, the unvested RSUs were scheduled to vest in two remaining equal installments on each of September 15, 2024 and September 15, 2025, subject to continued employment by Mr. Sial through such vesting dates. Upon Mr. Sial's departure from the Company on December 31, 2023, all 90,419 unvested shares were forfeited in their entirety.
(5) As of September 30, 2023, the unvested RSUs were scheduled to vest in three remaining equal installments on each of July 17, 2024, July 17, 2025, and July 17, 2026, subject to continued employment by Mr. Williams through such vesting dates.
(6) As of September 30, 2023, the unvested stock options were scheduled to vest on April 2, 2024, subject to continued employment by Ms. Boll through such vesting date.
(7) As of September 30, 2023, the unvested phantom units were scheduled to vest on April 28, 2024, subject to continued employment by Ms. Boll through such vesting date.
(8) As of September 30, 2023, the unvested RSUs were scheduled to vest in two remaining equal installments on each of September 1, 2024 and September 1, 2025, subject to continued employment by Mr. Vanka through such vesting date. See "Compensation Discussion and Anaysis — Elements of Compensation — Executive Severance Plan — Mr. Vanka's Termination and Severance" for a description of the anticipated pro-rata treatment of Mr. Vanka's outstanding RSUs following his termination effective January 31, 2024.
(9) Upon Ms. Couch's departure from the Company effective July 31, 2023, her outstanding unvested options vested on a pro-rata basis, in accordance with the terms of the ESP, resulting in a total of 129,808 stock options vested and 37,371 stock options forfeited upon termination. Ms. Couch had 90 days following her departure of the Company to exercise any vested options pursuant to the terms of the ESP. This amount set forth herein is based on information provided by our stock plan administrator.

Option Exercises and Stock Vested

The following table reflects the aggregate number of shares acquired and the dollar amounts realized by each of the NEOs from the exercise of stock options and the vesting of phantom unit awards and RSU awards during the fiscal year ended September 30, 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Julian Nebreda	—	—	46,220	1,272,899
Manavendra Sial	—	—	45,210	1,141,100
Peter Williams	—	—	—	—
Rebecca Boll	90,864	1,523,778	40,932	740,869
Krishna Vanka	—	—	9,244	254,580
Carol Couch(3)	233,428	5,300,450	—	—

(1) Represents the difference between the closing price per share of our Class A common stock on the applicable date of exercise and the exercise price of the stock options.
(2) Amounts in this column for Messrs. Nebreda, Sial and Vanka were calculated using the closing price per share of the Company's Class A common stock on the respective date of vesting. Amounts in this column for Ms. Boll were calculated using the closing price per share of the Company's Class A common stock on the trading date one day prior to the vesting date in accordance with the respective equity award plan document.
(3) Reflects the value of Ms. Couch's exercise of stock options through fiscal year ended September 30, 2023, based on information provided by our stock plan administrator.

Potential Payments Upon Termination or Change-in-Control

The Company does not have written employment agreements that provide for severance entitlements with its NEOs. Rather, if terminated on September 30, 2023, each NEO (other than Ms. Couch) would have been entitled to receive severance payments in accordance with the ESP. See “Compensation Discussion and Analysis – Executive Severance Plan” above for a description of the payments that each NEO would be entitled to receive in connection with a Qualifying Termination, both outside and during the CIC Period (as defined in the ESP).

The table below show the severance payments and benefits that each NEO (other than Ms. Couch) would have received upon (1) a change in control of the Company, (2) a Qualifying Termination outside of the CIC Period, (3) a Qualifying Termination during the CIC Period, (4) death, or (5) disability, in each case, as of September 30, 2023. The table shows the actual severance payments and benefits that Ms. Couch received upon a Qualifying Termination outside of the CIC Period.

	Change in Control Without Termination ($)	Qualifying Termination Outside of CIC Period ($)	Qualifying Termination During CIC Period ($)	Death ($)	Disability ($)
Julian Nebreda
Base Salary Continuation (1)	—	900,000	2,400,000	—	—
AIP Bonus Payment (2)	—	600,000	600,000	—	—
Outplacement Services	—	50,000	50,000	—	—
Benefits Continuation (3)	—	30,981	30,981	—	—
Accelerated Vesting of Equity-Based Awards (4)	—	957,143	2,125,150	—	—
Total (5)	—	2,538,124	5,206,131	—	—
Manavendra Sial (6)
Base Salary Continuation (1)	—	500,000	1,312,500	—	—
AIP Bonus Payment (2)	—	375,000	375,000	—	—
Outplacement Services	—	25,000	25,000	—	—
Benefits Continuation (3)	—	19,330	28,995	—	—
Accelerated Vesting of Equity-Based Awards (4)	—	903,047	2,078,733	—	—
Total (5)	—	1,822,377	3,820,228	—	—
Peter Williams
Base Salary Continuation (1)	—	450,000	1,012,500	—	—
AIP Bonus Payment (2)	—	225,000	225,000	—	—
Outplacement Services	—	25,000	25,000	—	—
Benefits Continuation (3)	—	20,654	30,981	—	—
Accelerated Vesting of Equity-Based Awards (4)	—	75,246	592,337	—	—
Total (5)	—	795,900	1,885,818	—	—
Rebecca Boll
Base Salary Continuation (1)	—	350,000	761,250	—	—
AIP Bonus Payment (2)	—	157,500	157,500	—	—
Outplacement Services	—	25,000	25,000	—	—
Benefits Continuation (3)	—	14,425	21,637	—	—
Accelerated Vesting of Equity-Based Awards (4)	—	3,025,675	3,706,348	—	—
Total (5)	—	3,572,600	4,671,735	—	—
Krishna Vanka (7)
Base Salary Continuation (1)	—	350,000	787,500	—	—
AIP Bonus Payment (2)	—	175,000	175,000	—	—
Outplacement Services	—	25,000	25,000	—	—
Benefits Continuation (3)	—	19,571	29,357	—	—
Accelerated Vesting of Equity-Based Awards (4)	—	191,461	425,039	—	—
Total (5)	—	761,032	1,441,896	—	—
Carol Couch(8)
Base Salary Continuation (1)	—	350,000	—	—	—
AIP Bonus Payment (2)	—	131,179	—	—	—

Outplacement Services	—	25,000	—	—	—
Benefits Continuation (3)	—	14,244	—	—	—
Accelerated Vesting of Equity-Based Awards (8)	—	3,477,556	—	—	—
Total (5)	—	3,997,979	—	—	—
(1) In the event of a Qualifying Termination outside of the CIC Period, value represents continued payment of base salary until the 18-month anniversary, in the case of our CEO, and the 12-month anniversary, in the case of each other NEO. In the event of a Qualifying Termination during the CIC Period, value represents a lump sum payment equal to 200% of the sum of base salary and target annual cash bonus and 150% of the sum of base salary and target annual cash bonus, in the case of each other NEO.
(2) The ESP provides for payment of accrued but unpaid cash bonuses for performance periods already completed at the time of termination, and a pro-rated annual cash bonus for the performance period in which termination occurs, based upon the executive officer’s target annual cash bonus for that year. Accordingly, awards are shown at target, except with respect to Ms. Couch, whose employment in fact terminated on July 31, 2023.
(3) Value represents the employer's portion of medical and dental benefits in the event of a Qualifying Termination outside of the CIC Period, during the 18-month period, in the case of our CEO, and the 12-month anniversary, in the case of each other NEO, and during the CIC period, the 18-month period.
(4) For Ms. Boll, with respect to any unvested outstanding stock options granted under the 2020 Unit Option Plan, the value reflects the excess of the fair market value of $22.99 per share for the Company stock on September 30, 2023 over the exercise price of $2.45, that would accelerate in connection with such event and with respect to any outstanding, unvested phantom awards granted under the Phantom Equity Plan, the value reflects the fair market value of $22.99 per share for the Company stock on September 30, 2023, that would accelerate vesting in connection with such event. For Messrs. Nebreda, Sial, Williams and Vanka, value reflects the fair market value of $22.99 per share for the Company stock on September 30, 2023 of the underlying shares for the unvested RSUs, which would accelerate vesting in connection to the event. Further, in the event of a change in control of the Company, pursuant to the ESP, if an award is replaced with an award of the same or greater value and with the same or not less than favorable terms and conditions, the award is subject to double-trigger vesting. If the award is not replaced, the award shall vest in full, and for performance-based awards shall vest in full at target performance. These tables assume all outstanding LTI awards are replaced following a change in control of the Company.
(5) In connection with any payments made in connection with a change in control of the Company, the NEO may be subject to a reduction in compensation because of the excise tax calculation under the best-net approach pursuant to Section 4999 of the Code, as described above. These tables reflect the potential severance payments and do not reflect a potential reduction in severance compensation.
(6) Mr. Sial's departure from the Company on December 31, 2023 was a voluntary termination by Mr. Sial and therefore under the terms of the ESP, Mr. Sial received no severance payments upon termination from the Company on December 31, 2023.
(7) Mr. Vanka and the Company entered into a Transition Services Agreement, effective January 19, 2024, detailing Mr. Vanka's termination of employment with the Company on January 31, 2024. His actual severance package will be calculated under the terms of the ESP, except for the substitution of certain approved executive leadership courses in lieu of outplacement benefits.
(8) These amounts reflect the actual amounts received by Ms. Couch in connection with her Qualifying Termination outside of the CIC Period on July 31, 2023. The accelerated stock option value was calculated by using the closing stock price of $29.24 on her termination date.

Pay Versus Performance
In accordance with Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationships between compensation actually paid to our principal executive officer ("PEO"), our former PEO, and non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation and Human Resources Committee did not consider the pay versus performance disclosure reflected below when making compensation determination for any of the years shown below.
Pay Versus Performance Table

							Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Summary Compensation Table Total for PEO(1)	Summary Compensation Table Total for Former PEO(1)	Compensation Actually Paid to Current PEO(1) (2)(3)	Compensation Actually Paid to Former PEO(1) (2)(3)	Average Summary Compensation Table Total for non-PEO NEOs(1)	Average Compensation Actually Paid to non-PEO NEOs(1) (2)(3)	Total Shareholder Return	Peer Group Total Shareholder Return(4)	Net Income (Loss) ($ millions)	Adjusted Gross Profit (Loss) (5) ($ millions)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	1,774,772	n/a	3,149,800	n/a	928,321	2,139,189	65.69	56.58	(105)	147
2022	2,550,004	1,943,101	2,073,020	9,707,300	1,428,121	4,525,921	41.69	74.89	(289)	(54)
(1) Mr. Nebreda became our principal executive officer (PEO) on September 1, 2022 and is our current PEO. Mr. Dubuc, our former PEO, separated from the Company on August 31, 2022. Our non-PEO NEOs included: (a) for fiscal year 2023, Messrs. Sial, Vanka, and Williams, and Mses. Boll and Couch; and (b) for fiscal year 2022, Messrs. Fehr and Sial and Ms. Boll.

(2) The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs.

(3) The following amounts were deducted from / added to Summary Compensation Table (SCT) total compensation in accordance with the SEC-mandated adjustments to calculate Compensation Actually Paid (CAP) to our PEOs and average CAP to our non-PEO NEOs. The fair value of equity awards was determined using methodologies and assumptions developed in a manner substantively consistent with those used to determine the grant date fair value of such awards, including calculating equity awards in accordance with FASB ASC Topic 718.

Current PEO SCT Total to CAP Reconciliation

Fiscal Year	2022	2023
SCT Total	$2,550,004	$1,774,772
- Grant Date Fair Value of Stock Awards Granted in Fiscal Year	$(2,500,004)	$0
± Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	$2,023,020	$0
± Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	$0	$776,479
± Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0
± Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$0	$598,549
- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0
Compensation Actually Paid	$2,073,020	$3,149,800

Former PEO SCT Total to CAP Reconciliation

Fiscal Year	2022	2023
SCT Total	$1,943,101	n/a
- Grant Date Fair Value of Stock Awards Granted in Fiscal Year	$0	n/a
± Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	$0	n/a
± Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	$0	n/a
± Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	n/a
± Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$8,681,032	n/a
- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	-$916,833	n/a
Compensation Actually Paid	$9,707,300	n/a

Non-PEO NEO Average SCT Total to Average CAP Reconciliation

Fiscal Year	2022	2023
Average SCT Total	$1,428,121	$928,321
- Grant Date Fair Value of Stock Awards Granted in Fiscal Year	$(866,669)	$(150,004)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	$659,609	$118,467
± Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	$2,369,873	$476,025
+ Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$—	$—
± Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$934,987	$861,825
- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—	$(95,446)
Average Compensation Actually Paid	$4,525,921	$2,139,189

(4) The Peer Group for which Total Shareholder Return is the NASDAQ Clean Edge Green Energy Index Fund. Historical stock performance is not necessarily indicative of future stock performance.

(5) Adjusted Gross Profit is a non-GAAP financial measure and is calculated using gross profit (loss), adjusted to exclude (i) stock-based compensation expenses, (ii) amortization, (iii) certain other income or expenses, and (iv) non-recurring income or expenses. For more details on how we define and calculate Adjusted Gross Profit from the Company's audited consolidated financial statements as well as a reconciliation to gross profit (loss), its most directly comparable GAAP financial measure, please refer to pages 60-61 in our 2023 Form 10-K for fiscal year 2023 and pages 58-59 in our Annual Report on Form 10-K for fiscal year ended September 30, 2022 filed with the SEC on December 14, 2022 (the "2022 Form 10-K").

CHARTS OF CAP VERSUS PERFORMANCE METRICS

The chart below illustrates the relationship between the current PEO, former PEO, and average Non-PEO CAP amounts and the Company’s and NASDAQ Clean Edge Green Energy Index Fund TSR during fiscal years 2022 through 2023. The CAP calculations prescribed by Item 402(v) encompass valuations of equity awards before our IPO while the TSR calculations assume a $100 investment beginning on our IPO date, which creates a disconnect in the time periods being compared for CAP and TSR in fiscal year 2022.

The charts below illustrate the relationship between the current PEO, former PEO, and Non-PEO CAP amounts and the Company’s Net Income and Adjusted Gross Profit during fiscal years 2022 through 2023.

**Adjusted Gross Profit is a non-GAAP financial metric. Please refer to pages 60-61 in our 2023 Form 10-K and pages 58-69 in our 2022 Form 10-K for more details on non-GAAP financial metrics and reconciliation to gross profit (loss), its most directly comparable GAAP financial metric, for fiscal year 2023 and fiscal year 2022, respectively.

TABULAR LIST OF MOST IMPORTANT PERFORMANCE MEASURES

The three items listed below represent the most important financial performance metrics we used to determine CAP for fiscal year 2023 as further described above in the "Compensation Discussion and Analysis" discussion. These performance metrics may not have been the most important financial performance measures for fiscal year 2022 and we may determine different financial performance metrics to be the most important financial performance metrics in future years. The measures in this table are not ranked.

Most Important Financial Performance Measures
• Adjusted Gross Profit • Order Intake Margin EAC • Revenue

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes the number of securities underlying outstanding options, stock awards, warrants and rights granted to employees and directors, as well as the number of securities remaining available for future issuance, under our equity compensation awards as of September 30, 2023.

Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (2)	Weighted average exercise price of outstanding options, warrants and rights (3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	7,452,090	$2.45	6,451,004(4)
Equity compensation not approved by security holders	—	—	—
Total	7,452,090	$2.45	6,451,004
(1) Equity compensation plans approved by stockholders reflects our 2021 Incentive Plan, our 2020 Unit Option Plan and our Phantom Equity Plan. For more information regarding these plans, see Note 17 to our consolidated audited financial statements included in our 2023 Form 10-K and the copy of the plans that are attached thereto.
(2) Consists of 5,351,585 shares issuable upon the vesting and exercise of outstanding options under our 2020 Unit Option Plan, 1,843,570 shares issuable upon the vesting and settlement of restricted stock unit awards representing the right to acquire shares of our Class A common stock under our 2021 Incentive Plan, and 256,935 shares issuable upon the vesting and settlement of outstanding phantom unit awards under our Phantom Equity Plan.

(3) Does not include outstanding RSUs, restricted stock, or phantom unit awards which do not have an exercise price.
(4) There remains 6,451,004 securities available for future issuance under our 2021 Incentive Plan. No additional securities will be issued under the 2020 Unit Option Plan and our Phantom Equity Plan.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information relating to the beneficial ownership of our common stock as of the Record Date by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Class A common stock, our Class B-1 common stock or Class B-2 common stock;
•each of our current directors;
•each of our named executive officers for fiscal year 2023; and
•all directors and executive officers as a group.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, or other rights, including the redemption right described above with respect to each common unit, held by such person that are currently exercisable or will become exercisable within 60 days of January 23, 2024, if any, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
The percentage of shares beneficially owned is computed on the basis of 126,729,231 shares of our Class A common stock and 51,499,195 shares of our Class B-1 common stock outstanding as of the Record Date. No shares of Class B-2 common stock were outstanding as of the Record Date. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Unless otherwise indicated below, the address for each beneficial owner listed is c/o Fluence Energy, Inc., 4601 Fairfax Drive, Suite 600, Arlington, Virginia 22203.

	Class A(1)			Class B-1
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned		Number of Shares Beneficially Owned	Percentage Beneficially Owned	Percentage of Combined Voting Power(2)
Holders of More than 5%:
AES Grid Stability, LLC	—	—		51,499,195	100%	67.0%
Siemens AG (3)	51,499,195	40.6%		—	—	13.4%
Qatar Holding LLC	14,668,275	11.6%		—	—	3.8%
Named Executive Officers and Directors:
Cynthia Arnold(4)	31,861		*	—	—		*
Rebecca Boll(5)	231,571		*	—	—		*
Herman Bulls(6)	55,861		*	—	—		*
Carol Couch(7)	38,048		*				*
Emma Falck	—	—		—	—	—
Ricardo Falu	—	—		—	—	—
Elizabeth Fessenden(8)	21,861		*	—	—		*
Harald von Heynitz(9)	22,861		*	—	—		*
Barbara Humpton	4,000		*	—	—		*
Axel Meier	—	—		—	—	—
Tish Mendoza	—	—		—	—	—
Julian Nebreda	48,390		*	—	—		*
John Christopher Shelton	5,000		*	—	—		*
Manavendra Sial(10)	22,853	—		—	—	—
Simon James Smith	—	—		—	—	—
Krishna Vanka	3,001
Peter Williams	—

All executive officers and directors as a group (16 persons)(11)	739,219		*	—	—		*

*	Represents less than 1%.

(1)	Each LLC Interest is redeemable from time to time at each holder’s option for, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), newly-issued shares of our Class A common stock on a one-for-one basis or a cash payment equal to a volume weighted average market price of one share of Class A common stock for each LLC Interest so redeemed, in each case, in accordance with the terms of the Fluence Energy LLC Agreement (as defined below); provided that, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), we may effect a direct exchange by Fluence Energy, Inc. of such Class A common stock or such cash, as applicable, for such LLC Interests. Following the redemption by Siemens in June 2022 with respect to its entire holding of 58,586,695 LLC Interests, together with the corresponding cancellation of an equivalent number of shares of Class B-1 common stock, AES Grid Stability and the Company are the only remaining members of Fluence Energy, LLC. AES Grid Stability may, subject to certain exceptions, exercise such redemption right for as long as its LLC Interests remain outstanding. When AES Grid Stability redeems a LLC Interest, a corresponding share of Class B-1 or Class B-2 common stock, as applicable, held by AES Grid Stability will be cancelled.
(2)	Represents the percentage of voting power of our Class A common stock and Class B-1 common stock voting as a single class. Each share of Class A common stock entitles the registered holder to one vote per share, and each share of Class B-1 common stock entitles the registered holder thereof to five votes per share on all matters presented to stockholders for a vote generally, including the election of directors. The Class A common stock and Class B-1 common stock will vote as a single class on all matters except as required by law or our Certificate of Incorporation.
(3)	Includes 39,738,064 shares of Class A common stock held of record by Siemens AG and 11,761,131 shares of Class A common stock held of record by SPT Invest Management, Sarl ("SPT Invest"). Siemens AG is an affiliate of SPT Invest and may be deemed to share beneficial ownership of the shares held of record by SPT Invest. The business address of SPT Invest is 21, rue Edmond Reuter, L-5326 Contern, Grand-Duchy, Of Luxembourg. The business address of Siemens AG is Werner von Siemens Str. 1 80333 Munich, Germany.
(4)	Consists of (i) 20,935 shares of Class A common stock and (ii) 10,926 shares of Class A common stock underlying RSUs that vest within 60 days of the Record Date.
(5)	Consists of (i) 53,173 shares of Class A common stock and (ii) 178,398 shares of Class A common stock subject to options that are exercisable within 60 days of the Record Date.
(6)	Consists of (i) 44,935 shares of Class A common stock and (ii) 10,926 shares of Class A common stock underlying RSUs that vest within 60 days of the Record Date.
(7)	Based on information known to the Company as of the date of the proxy statement, including the latest available information from our stock plan administrator.
(8)	Consists of (i) 10,935 shares of Class A common stock and (ii) 10,926 shares of Class A common stock underlying RSUs that vest within 60 days of the Record Date.
(9)	Consists of (i) 11,935 shares of Class A common stock and (ii) 10,926 shares of Class A common stock underlying RSUs that vest within 60 days of the Record Date.
(10)	Based on information known to the Company at the time of Mr. Sial's departure from the Company on December 31, 2023, including Mr. Sial's Form 4, dated September 19, 2023, filed prior to his departure from the Company.
(11)
This group of directors and executive officers includes only those currently serving as directors and executive officers as of the date of this Proxy Statement and does not therefore include Messrs. Sial or Vanka or Ms. Couch. This amount consists of (i) 263,335 shares of Class A common stock, (ii) 43,704 shares of Class A stock underlying RSUs that vest within 60 days of the Record Date, and (iii) 432,180 shares of Class A common stock subject to options that are exercisable within 60 days of the Record Date.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors, our principal accounting officer and persons who beneficially own more than 10% of our common stock to file with the SEC reports of their ownership and changes in their ownership of our common stock. To our knowledge, based solely on review of the copies of such reports and amendments to such reports with respect to the fiscal year ended September 30, 2023 filed with the SEC and on written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act for our directors, executive officers, principal accounting officer and beneficial owners of greater than 10% of our common stock were filed on a timely basis during the fiscal year ended September 30, 2023.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures on Transactions with Related Persons
Our Board recognizes that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board has adopted a written policy on transactions with related persons, which requires that our Audit Committee review and approve or ratify “related person transactions” (as defined in the policy) that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. Item 404(a) of Regulation S-K requires disclosure, subject to certain exceptions, of transactions in which we were or are to be a participant and the amount involved exceeds $120,000 in any fiscal year and in which any “related person” as defined under Item 404(a) of Regulation S-K had or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. We believe that the terms of such related party agreements entered into after the IPO are as favorable as those we could have obtained from parties not related to us. All of the transactions described in this section that occurred or were entered into prior to the time of, or in connection with, our IPO occurred prior to the adoption of this policy.
The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Class A common stock or our Class B-1 common stock. The following are summaries of certain provisions of our related party agreements and are qualified in their entirety by reference to all of the provisions of such agreements.
Related Party Agreements in Effect Prior to the IPO and the Transactions
Prior to our IPO, AES and Siemens provided support services to us in the ordinary course of business, pursuant to various support agreements, such as engineering support, software development, HR, treasury administration, office space, and payroll services, and seconding a limited number of employees to service for Fluence. Some of these agreements continue through today, including those related to treasury administration assistance and office space rental arrangements.
Sales, Procurement and Consulting Contracts with Related Parties
In the ordinary course of our business, both AES and Siemens and their affiliates continue, and we expect that both AES and Siemens and their affiliates will continue in the future, to purchase our energy storage products and solutions, services and digital offerings.
In the ordinary course of our business, Siemens and its affiliates continue, and we expect Siemens and its affiliates will continue in the future, to be suppliers to us of goods and services that we use when delivering and maintaining energy storage projects for customers. Occasionally, in the ordinary course of business, Siemens and its affiliates and Fluence enter into master consortium agreements to deliver energy storage projects for third-party customers. See below tables for revenue and expenses affiliated with AES and Siemens and their respective affiliates in fiscal year 2023.
The Company also provides consulting services to AES relating to certain of their projects. The Company has also engaged an affiliate of Siemens to provide consulting services to the Company beginning in fiscal year 2023. See below tables for revenue and expenses affiliated with AES and Siemens and their respective affiliates in fiscal year 2023, which captures such revenue and expenses relating to these consulting arrangements.
AES and Siemens Total Revenue and Expenses for Fiscal Year 2023
The following tables present the transactions that are included the Company’s consolidated statements of operations and comprehensive loss for the periods indicated in our audited consolidated financial statements included in our 2023 Form 10-K for AES and Siemens and their respective affiliates.

AES and its Affiliates

in thousands	Fiscal Year Ended September 30,
2023
Revenue	$642,708
Cost of goods and services	—
Research and development	(646)
Sales and marketing	(99)
General and administrative	(213)
Siemens and its Affiliates

in thousands	Fiscal Year Ended September 30,
2023
Revenue	$11,101
Cost of goods and services	(15,925)
Research and development	(266)
Sales and marketing	(36)
General and administrative	(5,002)
In fiscal year ended September 30, 2023, we recognized an aggregate of $653.8 million in revenue from contracts with AES and Siemens and their respective affiliates, which was approximately 29.5% of total revenue for the Company in fiscal year 2023.
Receivables and Payables
The following table presents receivables from related parties and payables to related parties on the Company’s consolidated balance sheets:

AES and its Affiliates

in thousands	September 30,
2023
Total receivables from related parties	$57,057
Total advances to suppliers with related parties	$—
Total payables and deferred revenue with related parties	$114,197
Siemens and its Affiliates

in thousands	September 30,
2023
Total receivables from related parties	$1,457
Total advances to suppliers with related parties	$17,592
Total payables and deferred revenue with related parties	$2,291
Tax Receivable Agreement
Fluence Energy, Inc. entered a Tax Receivable Agreement with Fluence Energy, LLC, AES Grid Stability, and Siemens Industry (which together with AES Grid Stability, are referred to herein as the "Founders"), which obligates Fluence Energy, Inc. to make payment to the Founders of 85% of the amount of tax benefits that Fluence Energy, Inc. actually realizes (or in some circumstances is deemed to realize) as a result of (1) increases in our proportionate share of the tax basis of the assets of Fluence Energy, LLC and its subsidiaries resulting from future redemptions or exchanges (or deemed exchanges in certain circumstances) of LLC Interests by the Founders for Class A common stock or cash from the sale of newly issued shares of Class A common stock and certain distributions by Fluence Energy, LLC; and (2) certain additional tax benefits arising from payments made under the Tax Receivable Agreement.
Fluence Energy, LLC has in effect an election under Section 754 of the Code effective for each taxable year in which a redemption or exchange (including deemed exchange) of LLC Interests for Class A common stock or cash occurs or when Fluence Energy, LLC makes (or is deemed to make) certain distributions. These Tax Receivable Agreement payments are not conditioned upon one or more of the Founders maintaining a continued ownership interest in Fluence Energy, LLC. If a Founder transfers LLC Interests but does not assign to the transferee of such units its rights under the

Tax Receivable Agreement, such Founder generally will continue to be entitled to receive payments under the Tax Receivable Agreement arising in respect of a subsequent redemption or exchange of such LLC Interests. In general, the Founders’ rights under the Tax Receivable Agreement may not be assigned, sold, pledged or otherwise alienated or transferred to any person, other than certain permitted transferees, without our prior written consent (not to be unreasonably withheld) and such person’s becoming a party to the Tax Receivable Agreement and agreeing to succeed to the applicable Founder’s interest therein.
Fluence Energy, LLC Agreement
On October 27, 2021, Fluence Energy, Inc., AES Grid Stability, and Siemens Industry entered into the third amended and restated limited liability agreement of Fluence Energy, LLC (the "Fluence Energy LLC Agreement"), under which we are a member and the sole manager of Fluence Energy, LLC. As the sole manager, we control all the day-to-day business affairs and decision-making of Fluence Energy, LLC without the approval of any other member. We, through our officers and directors, are responsible for all operational and administrative decisions of Fluence Energy, LLC and daily management of Fluence Energy, LLC’s business. Pursuant to the terms of the Fluence Energy LLC Agreement, we cannot be removed or replaced as the sole manager of Fluence Energy, LLC except by our resignation, which may be given at any time by written notice to the members.
Distributions. The Fluence Energy LLC Agreement requires “tax distributions” to be made by Fluence Energy, LLC to its members, except to the extent Fluence Energy, LLC does not have available cash for such distributions or such distributions are otherwise prohibited by law or any of our future debt agreements. Tax distributions are to be made on a quarterly basis, to each member of Fluence Energy, LLC, including us, based on such member’s allocable share of the taxable income of Fluence Energy, LLC and an assumed tax rate that will be determined by us, as described below. For this purpose, Fluence Energy, Inc.’s allocable share of Fluence Energy, LLC’s taxable income shall be determined without regard to any Basis Adjustments (as defined in the Tax Receivable Agreement). The Fluence Energy LLC Agreement also allows for cash distributions to be made by Fluence Energy, LLC (subject to our sole discretion as the sole manager of Fluence Energy, LLC) to its members on a pro rata basis out of “distributable cash,” as that term is defined in the Fluence Energy LLC Agreement. We expect Fluence Energy, LLC may make distributions out of distributable cash periodically and as necessary to enable us to cover our operating expenses and other obligations, including our tax liabilities and obligations under the Tax Receivable Agreement, except to the extent Fluence Energy, LLC is insolvent or are otherwise prohibited by law or any of our future debt agreements.
Maintenance of One-to-one Ratio between Shares of Class A Common Stock and LLC Interests Owned by the Company, and One-to-one Ratio between Shares of Class B-1 and Class B-2 Common Stock and LLC Interests Owned by the Founders. Except as otherwise determined by us, the Fluence Energy LLC Agreement requires that Fluence Energy, LLC at all times maintains (a) a one-to-one ratio between the number of shares of Class A common stock issued and outstanding and the number of LLC Interests owned by us and (b) a one-to-one ratio between the aggregate number of shares of Class B-1 and Class B-2 common stock issued and outstanding and the number of LLC Interests owned by the Founders and their permitted transferees, collectively.
Issuance of LLC Interests upon Exercise of Options or Issuance of Other Equity Compensation. Upon the exercise of options issued by us (as opposed to options issued by Fluence Energy, LLC), or the issuance of other types of equity compensation by us (such as the issuance of restricted or non-restricted stock, payment of bonuses in stock or settlement of stock appreciation rights in stock), we will have the right to acquire from Fluence Energy, LLC a number of LLC Interests equal to the number of our shares of Class A common stock being issued in connection with the exercise of such options or issuance of other types of equity compensation. When we issue shares of Class A common stock in settlement of stock options granted to persons that are not officers or employees of Fluence Energy, LLC or its subsidiaries, we will make, or be deemed to make, a capital contribution in Fluence Energy, LLC equal to the aggregate value of such shares of Class A common stock and Fluence Energy, LLC will issue to us a number of LLC Interests equal to the number of shares we issued. When we issue shares of Class A common stock in settlement of stock options granted to persons that are officers or employees of Fluence Energy, LLC or its subsidiaries, then we will be deemed to have sold directly to the person exercising such award a portion of the value of each share of Class A common stock equal to the exercise price per share, and we will be deemed to have sold directly to Fluence Energy, LLC (or the applicable subsidiary of Fluence Energy, LLC) the difference between the exercise price and market price per share for each such share of Class A common stock. In cases where we grant other types of equity compensation to employees of Fluence Energy, LLC or its subsidiaries, on each applicable vesting date we will be deemed to have sold to Fluence Energy, LLC (or such subsidiary) the number of vested shares at a price equal to the market price per share, Fluence Energy, LLC (or such subsidiary) will deliver the shares to the applicable person, and we will be deemed to have made a capital contribution in Fluence Energy, LLC equal to the purchase price for such shares in exchange for an equal number of LLC Interests.
Common Unit Redemption Right. The Fluence Energy LLC Agreement provides a redemption right to the Founders which will entitle them to have their LLC Interests redeemed for, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), newly-issued shares of our Class A common stock on a one-for-one basis or a cash payment from the sale of newly issued shares of Class A common stock equal to a volume weighted average market price of one share of Class A common stock for each LLC interest so redeemed, in each case in accordance with the terms of the Fluence Energy LLC Agreement; provided that, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), we may effect a direct exchange by Fluence Energy, Inc. of such Class A common stock or such cash, as applicable, for such LLC Interests. Such Founders may exercise such redemption right, subject to certain exceptions, for as long as their LLC Interests remain outstanding. In connection with the exercise of the redemption or exchange of LLC Interests (1) such Founders will be required to surrender a number of shares of our Class B-1 common stock or Class B-2 common stock, as the case may be, registered in the name of such redeeming or exchanging Founder, which will automatically be transferred to the Company and will be canceled for no consideration on a one-for-one basis with the number of LLC Interests so redeemed or exchanged and (2) except in the case of a direct exchange as described above, the redeeming Founders will surrender LLC Interests to Fluence Energy, LLC for cancellation. In the event of cash settlement, Fluence Energy, Inc. would issue new shares of Class A common stock and use the proceeds from the sale of these newly-issued shares of Class A common stock to fully fund the cash settlement, which, in effect, limits the amount of the cash payment to the redeeming member.
The Fluence Energy LLC Agreement requires that in the case of a redemption by a Founder, we contribute cash or shares of our Class A common stock, as applicable, to Fluence Energy, LLC in exchange for an amount of newly-issued LLC Interests that will be issued to us equal to the number of LLC Interests redeemed from the Founder. Fluence Energy, LLC will then distribute the cash or shares of our Class A common stock, as applicable, to such Founder to complete the redemption. Alternatively, we may, at our option, effect a direct exchange by Fluence Energy, Inc. of cash or our Class A common stock, as applicable, for such LLC Interests in lieu of such a redemption.
Change of Control Redemption. In the event of certain types of change of control described in the Fluence Energy, LLC Agreement, we will have the right, in our sole discretion, to require each member to effect a redemption of all or a portion of such member's and all other member’s LLC Interests (including common units or any other type, class or series of interests in Fluence Energy, LLC) together with an equal number of shares of Class B common stock; provided, however, that neither AES Grid Stability nor Siemens Industry will be required to effect such a redemption if such member holds at least 15% of the aggregate LLC Interests issued and outstanding. In connection with such redemption, such LLC Interests and such shares of Class B common stock will be exchanged for shares of Class A common stock (or an economically equivalent amount of cash and securities of a successor entity that would be received by holders of shares of Class A common stock).
Stockholders Agreement
Currently, pursuant to the Stockholders Agreement, each of the AES Related Parties and the Siemens Related Parties (each as defined in the Stockholders Agreement) has the right to nominate three (3) of our directors, which shall be reduced to two (2) directors for as long as each of the AES Related Parties and the Siemens Related Parties directly or indirectly, beneficially own less than 20% but 10% or more of our Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis), and which shall further be reduced to one (1) director for as long as they directly or indirectly, beneficially own less than 10% but 5% or more of our Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis), and which shall further be reduced to no directors if they directly or indirectly, beneficially own less than 5% of our Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis). In addition, the QIA Related Parties (as defined in the Stockholders Agreement) have the right to nominate one (1) of our directors if they directly or indirectly, beneficially own, in the aggregate, at least 5% of our Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis).
Each of the Continuing Equity Owners have also agreed to vote, or cause to vote, all of their outstanding shares of our Class A common stock, Class B-1 common stock and Class B-2 common stock, as applicable, at any annual or special meeting of stockholders in which directors are elected, so as to cause the election of the directors nominated by the other Continuing Equity Owners. Additionally, pursuant to the Stockholders Agreement, we agreed to take all commercially reasonable actions to cause (1) the Board to be comprised of at least nine directors or such other number of directors as our Board may determine; (2) the individuals nominated in accordance with the terms of the Stockholders Agreement to be included in the slate of nominees to be elected to the Board at the next annual or special meeting of our stockholders at which directors are to be elected and at each annual meeting of our stockholders thereafter at which a director’s term expires; and (3) the individuals nominated in accordance with the terms of the Stockholders Agreement to fill the applicable vacancies on the Board. The Stockholders Agreement allows for the Board to reject the nomination, appointment or election of a particular director if such nomination, appointment or election would constitute a breach of the Board's fiduciary duties to our stockholders or does not otherwise comply with any requirements of our Certificate of Incorporation or our Bylaws or the charter for, or related guidelines of, the Nominating and Corporate Governance Committee. The directors appointed by AES Grid Stability and Siemens Industry, each, shall review and have the right to approve the Company’s annual business plan and annual capital expenditure and operating budget prior to the implementation of such annual business plan and annual capital expenditure and operating budget by the Company. In the event that the Board fails to approve a budget for any fiscal year prior to the first day of such fiscal year, (i) any items of the proposed budget that have been approved will become operative, and (ii) the approved budget for the immediately preceding fiscal year will continue in effect after giving effect to any dispositions or other material changes to the business, subject to a 15% year-over-year increase with respect to overhead and fixed costs.
In addition, the Stockholders Agreement provides that the Company shall not take, and shall cause Fluence Energy, LLC (and its subsidiaries) not to take, any of the following actions (whether by merger, consolidation or otherwise) without the prior written approval of (i) the AES Related Parties as long as they beneficially own, directly or indirectly, in the aggregate 10% or more of all issued and outstanding shares of Class A common stock (assuming that all outstanding LLC Interests in Fluence Energy, LLC (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis) and (ii) the Siemens Related Parties for as long as they beneficially own, directly or indirectly, in the aggregate 10% or more of all issued and outstanding shares of Class A common stock (assuming that all outstanding LLC Interests in Fluence Energy, LLC (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis):
•any buyback, purchase, repurchase, redemption or other acquisition by the Company or Fluence Energy, LLC of any of the securities of the Company, Fluence Energy, LLC or any of their respective subsidiaries, other than repurchases made pursuant to any duly adopted incentive plan, or in connection with any redemption or exchange of common units as set forth in the Fluence Energy LLC Agreement; or
•the creation of a new class or series of capital stock or equity securities of the Company, Fluence Energy, LLC or any of their respective subsidiaries, provided that this provision will not prohibit Fluence Energy LLC from causing any of its direct or indirect wholly-owned subsidiaries from revising the capitalization of such direct or indirect wholly-owned subsidiaries in the ordinary course of business and that such new class or series of equity securities is held by Fluence Energy LLC or its wholly-owned subsidiaries; or
•any issuance of additional shares of Class A common stock, Class B-1 common stock, Class B-2 common stock, preferred stock or other equity securities of the Company, Fluence Energy, LLC or any of their respective subsidiaries, other than (1) any issuance of additional shares of Class A common stock or other equity securities of the Company or its subsidiaries (i) under any duly adopted stock option or other equity compensation plan of the Company or any of its subsidiaries or (ii) in connection with any redemption of common units as set forth in the Fluence Energy LLC Agreement; or (2) any issuance of equity securities by the direct or indirect wholly-owned subsidiaries of Fluence Energy, LLC to Fluence Energy, LLC or to other wholly-owned subsidiaries of Fluence Energy, LLC.
In addition, the Stockholders Agreement provides that the Company shall not take, and shall cause Fluence Energy, LLC (and its subsidiaries) not to take, certain actions (whether by merger, consolidation or otherwise) without the prior written approval of (i) the AES Related Parties as long as they beneficially own, directly or indirectly, in the aggregate 5% or more of all issued and outstanding shares of Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis), and (ii) the Siemens Related Parties for as long as they beneficially own, directly or indirectly, in the aggregate of 5% or more of all issued and outstanding shares of Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis):
•the appointment of the Company Representative under (and as defined in) the Fluence Energy LLC Agreement, the making of any tax election outside the ordinary course of business, or any change or revocation of any material tax election, or any election to classify Fluence Energy, LLC or any Subsidiary (as defined in the Stockholders Agreement) thereof as a corporation for federal income tax purposes; or

•the (i) resignation, replacement or removal of the Company as the sole manager of Fluence Energy, LLC or (ii) appointment of any additional Person (as defined in the Stockholders Agreement) as a manager of Fluence Energy, LLC.
In addition, the Stockholders Agreement provides that the Company shall not take, and shall cause Fluence Energy, LLC (and its subsidiaries) not to take, certain actions (whether by merger, consolidation or otherwise) without the prior written approval of (i) the AES Related Parties as long as they beneficially own, directly or indirectly, in the aggregate 5% or more of all issued and outstanding shares of Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis), (ii) the Siemens Related Parties for as long as they beneficially own, directly or indirectly, in the aggregate of 5% or more of all issued and outstanding shares of Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis) and (iii) QIA Related Parties for as long as they beneficially own, directly or indirectly, in the aggregate 5% or more of all issued and outstanding shares of Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis):
•any increase or decrease of the size of the Board;
•the reorganization, recapitalization, voluntary bankruptcy, liquidation, dissolution or winding-up of the Company, Fluence Energy, LLC or any of their respective subsidiaries; or
•any amendment or modification of the Stockholders Agreement or the organizational documents of the Company, Fluence Energy, LLC or any of its subsidiaries that would adversely modify the rights, preferences or privileges of any of AES Grid Stability, Siemens Industry or QIA in a materially disproportionate manner to the non-affected stockholders among AES Grid Stability, Siemens Industry or QIA.
In addition, the Stockholders Agreement provides QIA with certain “tag along” rights to participate in certain sales of shares and LLC Interests by AES Grid Stability and Siemens Industry. The Stockholders Agreement provides that (x) if either AES Grid Stability or Siemens Industry individually sells 100% of their shares of Class A common stock, Class B-2 common stock and/or LLC Interests to an unrelated third party (the “Sale Shares”) and (y) the Sale Shares represent 20% or more of all the issued and outstanding shares of Class A common stock (assuming conversion of all outstanding underlying LLC Interests into shares of Class A common stock), then AES Grid Stability or Siemens Industry may sell the Sale Shares and if such party seeks to assign such party’s rights under the Stockholders Agreement to the buyer, QIA shall have the right to participate in the sale of such Sale Shares and sell 100% of QIA’s shares of Class A common stock in connection therewith. In the event (x) AES Grid Stability and Siemens Industry collectively sell Sale Shares and (y) such Sale Shares represent 30% or more of all the issued and outstanding shares of Class A common stock (assuming conversion of all outstanding underlying LLC Interests into shares of Class A common stock), then if (1) (i) AES Grid Stability and Siemens Industry sell 100% of their collective Sale Shares, then (ii) QIA shall have the right to sell to such third party 100% of its shares of Class A common stock or (2) (i) if AES Grid Stability and Siemens Industry sell less than 100% of their Sale Shares, then (ii) QIA shall have the right to sell to such third party a pro rata share of its shares of its Class A common stock.
Notwithstanding the tag-along rights described above, in the event that AES Grid Stability and Siemens Industry collectively sell to a third party 100% of the Class A common stock, Class B-2 common stock and LLC Interests they each own (a “Drag-Along Transaction”) and (A) as a result of such Drag-Along Transaction, such third party acquires at least 60% (in the aggregate) of the issued and outstanding shares of Class A common stock (assuming consummation of the underlying LLC Interests into shares of Class A common stock ) and (B) the purchase price set forth in the bona fide offer from the third party purchaser is at least a 30% increase on 30-day average trading price for the shares of Class A common stock and LLC (a “Drag Offer”), then AES Grid Stability and Siemens Industry may, at their option, require QIA to sell 100% of their shares of Class A common stock to the third party by giving written notice to QIA not less than 30 days prior to the date stated in the Drag Offer for consummation of the sale contemplated by the Drag Offer.
The Stockholders Agreement will terminate upon the earliest to occur of (i) the Continuing Equity Owners ceasing to beneficially own, directly or indirectly, any shares of Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis), (ii) the Continuing Equity Owners ceasing to have any director designation rights under the Stockholders Agreement and (iii) as unanimously agreed between us and the Continuing Equity Owners. In addition, the Stockholders Agreement will terminate (i) as to each of AES Grid Stability and Siemens Industry upon the AES Grid Stability or Siemens Industry related parties, respectively, ceasing to beneficially own, directly or indirectly, any Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis) and (ii) solely as to QIA, at its sole discretion, upon (A) (x) the Board no longer having a QIA director and (y) QIA owning, directly or indirectly, less than 5% of all issued and outstanding shares of Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis) or (B) following a transfer by either AES Grid Stability or Siemens Industry of common stock or LLC Interests and the right to designate a director to an unaffiliated third party, in the event QIA determines that it would not be able to vote for a director candidate nominated by such third party transferee.
The Stockholders Agreement may not be assigned without the express prior written consent of the other parties thereto; provided, however, that each of AES Grid Stability, Siemens Industry and QIA is permitted to assign to their respective permitted transferees under the Stockholders Agreement (so long as any such permitted transferee becomes a party to the Stockholders Agreement); and provided further, that each of AES Grid Stability, Siemens Industry and QIA is permitted, without the consent of any party, to assign its rights and obligations under the Stockholders Agreement to a transferee of all (but not less than all) of its respective Class A common stock, Class B-1 common stock, Class B-2 common stock and/or LLC Interests (as applicable) in a transfer not prohibited by the Fluence Energy LLC Agreement, so long as such transferee agrees to become party to, and be bound by all of the provisions of the Stockholders Agreement.
Registration Rights Agreement
On November 1, 2021, we entered into a Registration Rights Agreement with the Continuing Equity Owners. The Registration Rights Agreement provides certain of the Continuing Equity Owners with “demand” registration rights whereby they can require us to register under the Securities Act the offer and sale of shares of Class A common stock issuable to them, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), upon redemption or exchange of their LLC Interests. We have agreed to pay certain fees and expenses of the Continuing Equity Holders in connection with the exercise of their registration rights. The Registration Rights Agreement also provides for customary “piggyback” registration rights for all parties to the agreement.
Intellectual Property & Research and Development Agreements
On April 6, 2021, we entered into a patent assignment agreement with Siemens pursuant to which Siemens assigned, sold and transferred to us the entire right, title and interest in the United States and all foreign countries, in and to any and all inventions and improvements disclosed in certain identified patent applications, pending patent applications and granted letter patents.
On June 9, 2021, we entered into amended and restated intellectual property license agreements with each of Siemens and AES pursuant to which Siemens entities and AES entities granted worldwide, non-exclusive, non-transferable, perpetual, royalty-free license to conduct certain non-exclusive activities for certain permitted business purposes and to engage in permitted sublicensing thereunder, subject to various exceptions. Similarly, we granted Siemens perpetual, non-exclusive, worldwide rights to do any acts within the current and future fields of the respective businesses of Siemens or Siemens Industry and AES or AES Grid Stability, which are not activities which are exclusive to us and which would otherwise infringe any of the contributed Siemens or AES intellectual property, respectively, under fair, reasonable and non-discriminatory royalty terms, to be negotiated by the parties thereto before the licenses are exercised. The license agreements contains customary indemnification and limitation of liability provisions. No party will be permitted to assign their rights or obligations without the consent of the other party thereto.
On September 9, 2021, we entered into an intellectual property assignment agreement with AES (the “Patent Transfer Agreement”), whereby AES assigned certain intellectual property to Fluence that we had previously utilized pursuant to a license from AES. In connection with the Patent Transfer Agreement, we entered into a License Agreement with AES (the “License-Back Agreement”), whereby we granted AES perpetual, non-exclusive, worldwide rights to do any acts within the current and future fields of business of AES, which are not activities which are exclusive to us and which would otherwise infringe any of the intellectual property just transferred to us, under fair, reasonable and non-discriminatory royalty terms, to be negotiated by the parties thereto. The Patent Transfer Agreement contains customary limitation of liability provisions.
On October 27, 2021, we amended our existing Company Name Affix and Trademark License Agreements with each of AES and Siemens. Pursuant to these amended agreements, we are granted the right to use the AES and Siemens marks in the Fluence “name affix”. Pursuant to the Siemens agreement, we are licensed the mark “Siestorage” and pursuant to the AES agreement, we are licensed the use of “AES Energy Storage”. These agreements are terminable upon 90 days written notice by Siemens or AES, respectively; neither agreement has been terminated by Siemens or AES as of January 23, 2024.
From time to time, we have and we may continue to enter into research and development agreements with our related parties, pursuant to which we may collaborate on evaluating and developing energy storage solutions.
Credit Support and Reimbursement Agreement

On June 9, 2021, we entered into the Amended and Restated Credit Support and Reimbursement Agreement with AES and Siemens Industry (the "Credit Support and Reimbursement Agreement") whereby they may, from time to time, agree to furnish credit support to us in the form of direct issuances of credit support to our lenders or other beneficiaries or through their lenders’ provision of letters of credit to backstop our own facilities or obligations. Pursuant to the Credit Support and Reimbursement Agreement, if AES or Siemens Industry agrees to provide a particular credit support (which they are permitted to grant or deny in their sole discretion), they are entitled to receipt of a credit support fee and reimbursement for all amounts paid to our lenders or other counterparties, payable upon demand. The Credit Support and Reimbursement Agreement initially expires on June 9, 2025, and will automatically and indefinitely continue after such date, provided that thereafter either AES or Siemens Industry will be permitted to terminate the agreement upon six months prior notice. Any credit support under the Credit Support and Reimbursement Agreement will remain in effect after any such termination until such credit support has been replaced by the Company.
Equipment and Services Purchase Agreement
On October 27, 2021, we entered into an Amended and Restated Equipment and Services Purchase Agreement with Siemens Industry pursuant to which Siemens Industry agreed to supply electrical balance of plant equipment and related services to us under preferred purchasing conditions.
Storage Core Frame Purchase Agreements
On October 27, 2021, we entered into amended and restated storage core frame purchase agreements with each of AES Grid Stability and Siemens Industry, pursuant to which AES Grid Stability and Siemens Industry, purchase energy storage equipment and related services from us under preferred purchasing conditions, including most-favored-nation pricing, either for use in their own electrical transmission and distribution projects or for resale to their own end-customers. The term of these agreements commenced upon the consummation of the IPO and shall continue until the earlier of the (x) seven year anniversary thereof and (y) the date on which AES Grid Stability or Siemens Industry, as applicable, hold less than 10% of the then outstanding voting power. If AES Grid Stability and Siemens Industry hold at least 20% of the then-outstanding voting power, they shall cause their business units to purchase certain of our product offerings exclusively from us. If AES Grid Stability and Siemens Industry hold at least 10% of the then-outstanding voting power, neither it or its affiliates will directly or indirectly engage in any of the defined exclusive activities set forth in the agreement, subject to us maintaining certain sales volume requirements. Upon transfer of title with respect to any equipment purchased thereunder, we will grant such affiliate a non-exclusive, transferable, fully paid-up with no further royalty obligations, worldwide license in all intellectual property owed or licensed by us which are necessary for their use and enjoyment of such equipment.
Amended and Restated Master Sales Cooperation Agreement
Siemens Industry and Fluence Energy, LLC are party to an amended and restated master sales cooperation agreement to ensure meeting customer demands, timely delivery of high-quality battery energy storage solutions and related service and effective order planning and processing. In order to accelerate the adoption of energy storage in the market and to leverage Siemens’ extensive sales reach, Fluence is using Siemens sales organizations and customer relationships in some countries to bring Fluence’s battery energy storage solutions to Siemens customers as well as working together to assist Siemens in offering battery energy storage solutions as part of a larger solution. Both parties intend to cooperate and deliver value to each of the parties’ customers. Siemens intends to support Fluence in a potential usage of the Siemens sales organization worldwide. The support that Siemens can provide will be defined by a country specific agreement and/or project related agreements. The decision to pursue any specific project or transactions under any of the agreements shall be made independently and at the sole discretion of the parties. The cooperation activities are non-exclusive, neither party shall have grounds for any claim under any theory of law against the other party as it relates to this agreement, modifications shall only be valid if made in writing, and the agreement had an initial term ending on December 31, 2022 and automatically extends by consecutive one-year intervals unless terminated by a party upon three months prior written notice to the other party. There has been no written notice of termination provided to date.
Amended and Restated Master Cooperation Agreement
Fluence Energy, LLC and AES are party to an amended and restated master cooperation agreement that provides for the parties to use commercially reasonable efforts to maximize opportunities to use battery energy storage solutions on a global basis across AES and its affiliates. Pursuant to the terms of the agreement, AES has agreed to promote Fluence Energy, LLC products across the AES portfolio of companies and we have agreed to support AES as a key vendor in its project and business development and bidding processes. The agreement provides for the cooperation of the parties on joint business planning, marketing and training efforts related to the development and sale of battery energy storage solutions. The agreement will continue in effect through October 27, 2025 and automatically extends by consecutive one-year intervals unless terminated by a party upon six months prior written notice to the other party.

Supply Chain Financing
We have provided certain of our suppliers with access to a supply chain financing program through a third-party financing institution (the “SCF Bank”). As of September 30, 2023, AES and Siemens issued guarantees of $50.0 million each, for a total of $100.0 million, to the SCF Bank on our behalf. This program allows us to seek extended payment terms with our suppliers, and allows our suppliers to monetize their receivables prior to the payment due date, subject to a discount. Once a supplier elects to participate in the program and reaches an agreement with the SCF Bank, the supplier elects which individual invoices to sell to the SCF Bank. We then pay the SCF Bank on the invoice due date. We have no economic interest in a supplier’s decision to sell a receivable to the SCF Bank. The agreements between our suppliers and the SCF Bank are solely at their discretion and are negotiated directly between them.
Indemnification Agreements
We have entered into indemnification agreements with each of our current directors and executive officers. Our Certificate of Incorporation and our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by applicable law.
Secondment Arrangement with Siemens AG
Effective January 1, 2023, Fluence commenced a secondment arrangement with Siemens AG, pursuant to which Siemens AG has seconded an employee to Fluence for an anticipated period of up to two years. During the term of the secondment, Fluence has the authority to supervise the employee in all respects and will reimburse Siemens AG for the employee’s salary, applicable bonuses, benefits, and services attendant to the employee’s relocation. During fiscal year 2023, the costs that have been paid to Siemens relating to this secondment arrangement are approximately $974,000.
WTS Steuerberatung
The Company engaged WTS Steuerberatung to provide tax advisory and accounting services beginning in November 2017, which has continued through fiscal year 2023. In fiscal year 2023, approximately $536,129 was paid to the firm for such services, in fiscal year 2022, approximately $472,755 was paid to the firm for such services, and in fiscal year 2021, approximately $335,780 was paid to the firm for such services. Harald von Heynitz, a director of the Company, is a managing partner of WTS Advisory Steuerberatung.
JLL Partnership
In fiscal year 2023, the Company has engaged JLL to help Fluence locate, lease and build out our United States physical office space and manufacturing facilities, with the intention to use JLL for global broker services in the future. No fees were paid by Fluence to JLL in fiscal year 2023 in connection with services provided as all broker fees paid in connection with any services have been paid to JLL by the landlords of such facilities or office spaces. Herman Bulls, the Company's Chairperson, is an officer of JLL.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2025 (the “2025 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary at our offices at 4601 Fairfax Drive, Suite 600 Arlington, Virginia 22203, in writing not later than September 28, 2024. We suggest that proponents submit their Rule 14a-8 proposals by certified mail, return receipt requested, addressed to our General Counsel and Secretary.
Stockholders intending to present a proposal at our 2025 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2025 Annual Meeting no earlier than the close of business on November 20, 2024 and no later than the close of business on December 20, 2024. The notice must contain the information required by our Bylaws. In the event that the date of the 2025 Annual Meeting is more than 30 days before or more than 60 days after March 20, 2025, then our Secretary must receive such written notice not later than the close of business of the 90th day prior to the 2025 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act.
We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
OTHER MATTERS
Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.
SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting of Stockholders is attached to this Proxy Statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail, and facsimile by our directors, officers, and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians, and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians, and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.
In connection with our solicitation of proxies for our 2025 Annual Meeting, we intend to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.
HOUSEHOLDING
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
2023 ANNUAL REPORT
Our 2023 Annual Report, including our 2023 Form 10-K, is being mailed with this Proxy Statement to those stockholders that receive this Proxy Statement in the mail. Stockholders that receive the Notice and Access Card can access our 2023 Annual Report, including our 2023 Form 10-K, at www.proxyvote.com.
Our Annual Report on Form 10-K for the fiscal year ended September 30, 2023 has also been filed with the SEC on November 29, 2023. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our 2023 Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the 2023 Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit(s). All requests should be directed to the Corporate Secretary, Fluence Energy, Inc., 4601 Fairfax Drive, Suite 600, Arlington, Virginia, 22203.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words “believe,” “expect,” “hope,” “target,” “anticipate,” “intend,” “plan,” “seek,” “estimate,” “potential,” “project,” “scheduled,” “forecast” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” or “may.” Any statement that reflects expectations, assumptions or projections about the future, other than statements of historical fact, is a forward-looking statement. Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected, or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the risk factors and forward-looking statements cautionary language contained in our 2023 Form 10-K, our quarterly reports on Form 10-Q, and in other filings made with the SEC. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause actual results or events to differ from those anticipated, estimated, or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, investors are cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

INCORPORATION BY REFERENCE
The Audit Committee Report shall not be deemed soliciting material or filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this document includes references to our website; however, the information contained on our website, or any other website, is not incorporated by reference into or otherwise made a part of this Proxy Statement.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Francis A. Fuselier
Senior Vice President, General Counsel and Secretary
January 26, 2024

FLUENCE
A Siemens and AES Company

FLUENCE ENERGY, INC.
4601 FAIRFAX DRIVE, SUITE 600
ARLINGTON, VA 22203

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on March 19, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FLNC2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on March 19, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V27552-P01122

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FLUENCE ENERGY, INC.

The Board of Directors recommends you vote FOR the following:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

NOMINEES:

01) Cynthia Arnold
02) Herman Bulls
03) Emma Falck
04) Ricardo Falu
05) Elizabeth Fessenden
06) Harald von Heynitz
07) Barbara Humpton
08) Axel Meier
09) Tish Mendoza
10) Julian Nebreda
11) John Christopher Shelton
12) Simon James Smith

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote 1 year on the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. To approve, on an advisory, non-binding basis, the frequency of future advisory votes on the compensation of the Company's named executive officers.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date   Signature (Joint Owners)   Date

V27553-P01122

Fluence Energy, Inc.
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 20, 2024
10:00 a.m. Eastern Time
This proxy is solicited on behalf of the Board of Directors

The undersigned stockholder(s) hereby appoints(s) Julian Nebreda, Ahmed Pasha and Francis A. Fuselier or any of them, as proxies, with power of substitution to each, to represent and to vote as designated on the reverse side of this proxy card, all the shares of common stock of Fluence Energy, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/FLNC2024. For instructions on how to attend and vote these shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled "Questions and Answers About the Annual Meeting, Proxy Materials and Voting - How can I attend and vote at the Annual Meeting?"

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations as indicated on the reverse side.

Continued and to be signed on reverse side